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Wells Fargo & Company

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Proxy Statement Wells Fargo & Company | 2019 annual meeting of shareholders

Letter to our Shareholders from

our Chair and our Chief Executive Officer

March 13, 2019

Dear Fellow Shareholders,

Thank you for your continued support of Wells Fargo. In 2018, we further strengthened the foundation of our Company through new products and services, improvements in the customer experience, greater operational efficiency, and deepened commitments to our communities and our team members. We continued our work to assess and shape the Company’s culture, make progress in our efforts to address past issues, meet the expectations of our regulators, and rebuild trust with all of our stakeholders.

We are learning from the past and transforming for the future, which happens to be the title of our Business Standards Report published in January 2019. As discussed in that report, we have made – and continue to make – fundamental changes as we transform the Company. We have centralized many aspects of our organizational structure, strengthened risk management, and improved governance practices and oversight. While we have more work to do, we believe we are on the right path and are making real progress.

Our Company and Board of Directors look and operate very differently today. Over the past year, the Company has hired several new leaders, including our chief risk officer, head of human resources, head of technology, and chief auditor. In addition, our Board has added more directors with expertise in financial services, risk management, technology/cyber, regulatory, human capital management, finance, consumer, business process and operations, and social responsibility matters; adjusted committee structures, charters, and membership; enhanced agenda planning; and worked with management to better focus materials provided to the Board. While the Board and its committees have experienced much change, we remain focused on responding to stakeholders, enhancing oversight, and creating long-term value for shareholders.

We are confident that Wells Fargo is well-positioned for the future, with the right vision and strategy to achieve our goals. The changes we are making are showing positive signs. We will continue working to build the most customer-focused, efficient, and innovative Wells Fargo ever – characterized by a strong financial foundation, a leading presence in the markets we serve, focused growth within a strong risk management framework, operational excellence, and highly engaged team members.

On behalf of our Board and management team, we are pleased to invite you to attend our 2019 Annual Meeting of Shareholders on April 23, 2019, at 10:00 a.m., Central Daylight Time, at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261. A notice of the meeting and our 2019 Proxy Statement containing important information about the matters to be voted upon and instructions on how you can vote your shares follow this letter.

Your vote is important to us. Please vote as soon as possible even if you plan to attend the annual meeting. Thank you for your interest in and support of Wells Fargo.

Sincerely,

Elizabeth A. Duke Chair	Timothy J. Sloan CEO and President

Notice of 2019 Annual Meeting of Shareholders	Meeting Information Date & Time Tuesday, April 23, 2019 10:00 a.m., CDT Location Grand Hyatt DFW 2337 South International Pkwy Dallas, Texas 75261 Record Date February 26, 2019

How to Vote

Your vote is important! Please vote your shares in person or in one of the following ways:

By Internet Visit the website listed in your notice of internet availability of proxy materials or your proxy or voting instruction form	By Phone Call the toll-free voting number in your voting materials	By Mail Mail your completed and signed proxy or voting instruction form	By Mobile Device Scan the QR Barcode on your voting materials

  Items of Business

1	Elect as directors the 12 nominees named in our proxy statement

2	Vote on an advisory resolution to approve executive compensation

3	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan

4	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019

5	Vote on two shareholder proposals (Items 5 – 6), if properly presented at the meeting and not previously withdrawn

6	Consider any other business properly brought before the meeting

By Order of our Board of Directors,	Anthony R. Augliera Deputy General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2019: Wells Fargo’s 2019 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2018 are available at: www.proxypush.com/wfc (for record holders) or www.proxyvote.com (for street name holders and Company Plans participants).

This notice and the accompanying proxy statement, 2018 annual report, and proxy card or voting instruction form were first made available to shareholders beginning on March 13, 2019. You may vote if you owned shares of our common stock at the close of business on February 26, 2019, the record date for notice of and voting at our annual meeting.

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Proxy Summary

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement carefully before voting.

Our work is guided by our Vision, Values & Goals, which capture the fundamental beliefs of our Company. Our vision is foundational and is clearly focused on acting in the best interests of our customers to help them succeed financially. Our values express how we go about delivering on our vision, and our goals describe our aspirations and align priorities across our Company. We bring our vision and values to life through six goals established by our CEO, Timothy J. Sloan, in 2017. We aspire to be the financial services leader in each of those six areas, which are reflected below.

Our Consumer Strategy and How it Aligns with Our Culture

Our long-standing commitment to understand our customers’ financial needs and to help them achieve their financial goals has been foundational to our business since 1852.

Our Consumer Strategy

We have a single strategy for how we want to meet the needs of our customers, collaborating across businesses to provide offerings that allow customers to engage with us how, when, and where they choose. We designed our strategy based on customer research, analyzing current businesses in the context of shifting industry dynamics and reviewing competitive trends. Our strategy is guided by what our customers tell us they want: simplicity, ease, and speed; transparency, security, and control; relevant advice and guidance; convenience and access, wherever and however they choose; and differentiated value that recognizes their unique needs.

Based on customer input and our research, we are pursuing a three-pronged approach to our consumer strategy. The first is to elevate the baseline experience for all our customers to meet their rapidly evolving expectations. Second, and building on that work, we are enhancing our focus on defined consumer segments to ensure we meet the unique needs that matter most today and over time. Third, we are improving core enterprise capabilities to create the necessary operational infrastructure, enabling us to deliver on the other two elements of our consumer strategy.

Our Culture

Creating an intentional, healthy, and consistent culture, aligned to our values as a company, is central to our long-term success and viability. In alignment with our consumer strategy, we are transitioning to a more customer-centric, One Wells Fargo culture that is guided by our Vision, Values & Goals, that is clear and consistent, that drives accountability, and which leaders and team members can articulate and live every day. We continue to assess and shape our culture, including by aligning what we say with how we act, promoting accountability at all levels of the organization, and continuing to measure our progress (see Human Capital Management section starting on page 62).

2019 Proxy Statement	i

Deepening Commitments to our Team Members and Communities and Improving our Customer Experience

Our Team Members Our team members are our most valuable resource and we continue to listen to and invest in them and their well-being in many ways.

•  We have a continuous listening program through which we monitor team member engagement and experience and which includes collecting feedback from team members through pulse surveys, focus groups, company-wide assessments and surveys, and confidential exit surveys and interviews.

•  Team members are the source of some of our best ideas, including ways that we can improve our team member and customer experiences.

•  Diversity and inclusion is one of our five primary values and is essential to our success. Consistent with our core values, we promote diversity and inclusion in every aspect of our business. We are committed to increasing team member diversity and inclusion through inclusive policies and programs that attract, develop, engage, and retain the best talent, including by paying our team members fairly and competitively.

•  We raised the minimum hourly wage to $15 per hour for 36,000 U.S.-based team members in March 2018. For team members already at or close to the minimum hourly wage, the Company reviewed their pay relative to the new $15 minimum. This additional review resulted in approximately 50,000 pay adjustments in April 2018.

•  We granted restricted share rights to approximately 250,000 eligible team members in first quarter 2018. All eligible full-time team members in the U.S., and eligible team members outside the U.S., received the equivalent of 50 shares of Wells Fargo stock. All eligible part-time team members in the U.S. received the equivalent of 30 shares of Wells Fargo stock.

•  We increased the number of paid holidays for U.S.-based team members from 8 to 12, including adding personal holidays that can be used for religious, family, cultural, patriotic, community, or diversity observances.

•  Wells Fargo has long been committed to market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs. Each year Wells Fargo invests approximately $13,000 per team member in our benefits programs.

Our Customers We are making changes to better serve our customers, as we continue to put them at the center of everything we do.	Our Communities We want to help people and communities succeed financially in all of the places where we live and do business.

•  Our team members are committed to serving our customers.

•  We serve one in three U.S. households.

•  We offer a broad range of products to meet our customers needs and are among the largest lenders in the U.S.

•  We have industry-leading distribution, both physical and digital, in order to allow our customers to interact with us in the ways that are most convenient to them.

•  We continue to innovate for our customers and clients, resulting in expansion of our services to meet customer needs.

•  We are focused on operational excellence throughout our businesses to reduce the number of processes we have and make them more efficient and are investing in technology tools and capabilities. These efforts should allow us to improve our customer experience and do a better job serving our customers’ existing and emerging needs.

•  Our team members are committed to making the communities where they live and work stronger, including through their own philanthropy and volunteerism.

•  Wells Fargo has taken a comprehensive approach to increasing access to economic opportunities in disadvantaged neighborhoods, combining philanthropy with our market-leading lending business.

•  We have reduced our Company’s environmental footprint and are helping to accelerate the transition to a low-carbon economy through our commitment to finance sustainable businesses and projects, including those focused on clean technology and renewable energy.

•  We have concentrated our philanthropy on addressing five community issues: affordable housing, small business growth, equity and economic inclusion, education and minimizing impacts of climate change.

•  We surpassed our $400 million philanthropy target for 2018, donating $444 million to nearly 11,000 nonprofits helping communities and people in need.

ii	Wells Fargo & Company

Year Round Investor Engagement Through Board-Led Program

Since 2010, we have had an investor engagement program with independent director participation to help us better understand the views of our investors on key corporate governance topics. In addition to engagement with our largest institutional investors, we have enhanced our engagement efforts with additional investors and stakeholders to hear their perspectives and help identify focus and priorities for the coming year. The constructive and candid feedback we receive from our investors and other stakeholders during these meetings continues to be important and helps us inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures each year.

More than 35% outstanding shares represented Held in-person meetings and calls with institutional investors representing a significant number of shares outstanding Over 50 engagement calls and meetings Continued to hold substantial number of engagement meetings throughout the year to discuss governance and other topics Over 25 engagement meetings with Board Chair Held a significant number of engagement meetings and calls with independent chair participation Board-led engagement program conducted year round

Shareholder Engagement Topics – Feedback Shared with the Full Board and Other Board Committees

•   Board skills and experience and Board matrix

•   Board composition and diversity

•   Board size and tenure

•   Board oversight of risk, including committee responsibilities

•   Board-level engagement and oversight of management

•   Recent changes in the Company’s senior leadership

•   Company performance and progress

•   Regulatory relationships and status of satisfying consent order requirements

•   Status of Company reviews of its businesses

• Culture and team member engagement • Executive compensation and compensation metrics • Shareholder proposals • Environmental, Social, and Governance practices and reporting

Governance Practices Year Enhanced Transparency and Disclosures Enhanced Board qualifications and experience, by electing an additional director in Jan. 2019 Continued to implement formal and thoughtful Board and committee succession plans, including for the Chair of the Risk Committee Continued implementation of risk management framework, including enhanced reporting, management-level governance committee structure, and escalation processes in support of the Board's risk oversight Published our Business Standards Report, titled "Learning from the past, transforming for the future," which addresses actions our Company has taken - and continues to take - to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls Enhanced Board experience matrix to include diversity information as self-identified by Board members Increased disclosure about our performance management program and compensation practices, including efforts and metrics to promote diversity and inclusion in our workforce Enhanced existing shareholder right to call a special meeting by reducing required ownership threshold from 25% to 20% of outstanding shares Continued Board refreshment process begun in 2017; six of seven standing Board committee chair roles rotated since 2017 Enhanced Corporate Governance Guidelines to more fully articulate the role of the Board and work it is doing to enhance governance and oversight practices Disclosed our Company's gender and racial/ethnic pay gaps in the U.S. Introduced Board qualifications and experience matrix disclosures in 2018 proxy statement, including definitions of qualifications and experience identified by the Board as important in light of our Company's strategy, risk profile, and risk appetite Significantly enhanced culture and human capital management disclosures in 2018 proxy statement Continued to enhanced disclosure about incentive compensation risk management program, including incentive plans, risk takers, and financial and other risk covered

* See page 18 for extended timeline

2019 Proxy Statement	iii

Results of Recent Board Refreshment and Current Board Composition

Over the past two years, the Board has focused on enhancing its composition, oversight, and governance practices. Changes the Board has made have been informed by its own comprehensive self-evaluation of Board performance and effectiveness and feedback provided by investors since our 2017 annual meeting. The Board’s succession planning process has enabled the Board to maintain Board composition and structure that is appropriate in light of the Company’s strategy, risk profile, and risk appetite. These processes also enable the Board to adapt its composition in response to the changing needs of the Board and our Company over time.

Board Leadership Structure

•	Separated the roles of Chairman and CEO and amended By-Laws in 2016 to require an independent Board Chair

•	Strong independent Chair (Elected Elizabeth A. “Betsy” Duke, former member of the Federal Reserve Board of Governors, as independent Chair effective Jan. 2018)

•	Refreshed leadership of six of seven standing Board committees with new committee chairs since Sept. 2017

Board Composition

•	Significant Board refreshment, with a majority of the Board’s independent director nominees having joined the Board since January 2017

•	Maintained an appropriate balance of tenure, experience, and perspectives on the Board during transition

•	Enhanced skills and experience represented on Board, including financial services, risk management, information security/cyber, technology, regulatory, human capital management, finance, consumer, business process and operations, and social responsibility experience

Governance Practices

•	Board engaged a third-party to facilitate its last two Board self-evaluations (2018 and 2017)

•	Enhanced director onboarding, director recruitment and nomination, and Board succession planning processes

•	Held meetings with Stakeholder Advisory Council formed in 2017 to gain insights from leading experts and national thought leaders of external stakeholder groups

Board Diversity Highlights

While our Board does not have a specific policy on diversity, our Corporate Governance Guidelines and the Governance and Nominating Committee’s charter specify that the Board and Governance and Nominating Committee incorporates a broad view of diversity into its director nomination process. In addition, the Board has a diverse candidate pool for each director search the Board undertakes. The current composition of our Board reflects those efforts and the importance our Board places on diversity on the Board.

iv	Wells Fargo & Company

Our Director Nominees

Our Board recommends that you vote FOR each of these director nominees for a one-year term

John D. Baker II Independent	Celeste A. Clark Independent	Theodore F. Craver, Jr. Independent	Elizabeth A. (“Betsy”) Duke Independent Chair
Executive Chairman and CEO, FRP Holdings, Inc. Age: 70 Director Since: 2009 Committees: AEC, CC* Other Public Boards: 1

Principal, Abraham Clark Consulting, LLC; retired Sr. VP, Global Public Policy and External Relations, and Chief Sustainability Officer, Kellogg Company

Age: 65 Director Since: 2018

Committees: CRC*, CC, GNC

Other Public Boards: 1

		Retired Chairman, President, and CEO, Edison International Age: 67 Director Since: 2018 Committees: AEC, FC* Other Public Boards: 1	Former member of the Federal Reserve Board of Governors Age: 66 Director Since: 2015 Committees: CC, FC, GNC, RC Other Public Boards: 0

Wayne M. Hewett Independent	Donald M. James Independent	Maria R. Morris Independent	Juan A. Pujadas Independent
Senior Advisor, Permira; Chairman, DiversiTech Corporation Age: 54 Director Since: 2019 Committees: CRC, HRC, RC Other Public Boards: 1	Retired Chairman and CEO, Vulcan Materials Company Age: 70 Director Since: 2009 Committees: FC, GNC*, HRC Other Public Boards: 1	Retired Executive Vice President and head of Global Employee Benefits business, MetLife, Inc. Age: 56 Director Since: 2018 Committees: HRC, RC* Other Public Boards: 1	Retired Principal, PricewaterhouseCoopers LLP, and former Vice Chairman, Global Advisory Services, PwC Intl. Age: 57 Director Since: 2017 Committees: CC, FC, RC Other Public Boards: 0

James H. Quigley Independent	Ronald L. Sargent Independent	Timothy J. Sloan CEO & President	Suzanne M. Vautrinot Independent
CEO Emeritus and a retired Partner of Deloitte Age: 67 Director Since: 2013 Committees: AEC*, RC Other Public Boards: 2	Retired Chairman and CEO, Staples, Inc. Age: 63 Director Since: 2017 Committees: AEC, CRC, GNC, HRC* Other Public Boards: 2	CEO and President, Wells Fargo & Company Age: 58 Director Since: 2016 Committees: None Other Public Boards: 0	President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force Age: 59 Director Since: 2015 Committees: CRC, CC, RC Other Public Boards: 2

AEC	Audit and Examination Committee	FC	Finance Committee	HRC	Human Resources Committee
CRC	Corporate Responsibility Committee	GNC	Governance and Nominating Committee	RC	Risk Committee
CC	Credit Committee

*	Committee Chair

Highlights of Qualifications and Experience of our Director Nominees

92% are independent	63 years average age of independent director nominees	6 of 11 current independent directors joined the Board since 2017	42% of director nominees have financial services experience	67% of director nominees have risk management experience	33% of director nominees have human capital management experience	67% have CEO experience

2019 Proxy Statement	v

Guided by Our Four Compensation Principles and Enhanced Performance Objective Framework

Compensation Principles

The Board’s Human Resources Committee, in making compensation decisions for our executive officers named in the Summary Compensation Table (named executives), applies its discretion within a governance framework that is based on the following four compensation principles and includes consideration of risk management, absolute and relative Company performance, business line performance for business line leaders, individual performance, and independent advice.

•	Pay for Performance

•	Attract and Retain Top Executive Talent

•	Foster Risk Management Culture

•	Encourage Creation of Long-Term Shareholder Value

Enhanced 2018 Annual Incentive Performance Objective Framework

We are committed to designing and implementing incentive compensation arrangements that align with and reinforce our Vision, Values & Goals. For 2018, the Human Resources Committee introduced an enhanced performance objective framework for annual incentives for senior leaders that focuses on pre-established financial, strategic, and risk management objectives. The new framework, which is reflected in the chart below, covers expectations for both “what” is achieved and “how” it is achieved, and includes an evaluation of performance consistent with the Company’s leadership and risk accountability expectations.

Company Performance The Human Resources Committee considers Company performance in its determination of annual incentive awards What is Achieved? How is it Achieved? Focuses on financial, strategic, and risk management objectives Focuses on how the executive performed his or her role and acts as an overlay that can increase, reduce, or eliminate the final award Performance is based on an evaluation of Company results taking into account quantity (financial outcomes), quality (consistency with strategic plan, risk appetite), degree of difficulty (accounting for environmental factors), and execution of key initiativesEffective Management and Business Performance Effective Management is based on strategic deliverables, initiatives, and expenses the business or functional area Business Performance is determined based on an evaluation of business line results (if applicable) taking into account quantity (consistency with strategic plan, risk appetite) and degree of difficulty (accounting for environmental factors) Risk Management Risk management is evaluated on effectiveness across all risk types, including compliance, operational, financial, strategic, and reputation Leadership Based on upholding the Vision, Values & Goals of Wells Fargo through the behaviors set forth in our comprehensive Leadership Success Criteria Risk Accountability Leaders are accountable for fostering a sound risk environment and setting the tone at the top

This enhanced annual performance objective framework, along with other features of our executive compensation structure, enables the Human Resources Committee to assess performance against set objectives, to reward senior leaders when expectations are met or exceeded, and to hold them accountable for both what they achieve and how they achieve it.

vi	Wells Fargo & Company

Executive Compensation Decision Highlights

Continuing to Strengthen Performance Share Award Design

The Human Resources Committee has continued to make performance, risk management, and governance enhancements to the Performance Share award design for executives since we first introduced this award type in 2009. The following chart reflects the key forfeiture and adjustment provisions applicable to Performance Share awards granted in each of 2019, 2018, and 2017. For more information on these provisions and awards, see 2018 Long-Term Incentive Compensation, 2019 Long-Term Incentive Compensation, and Executive Accountability Actions Taken in Recent Years.

2019 Performance Share Awards Absolute and Relative Return on Realized Common Equity (RORCE) Performance Criteria for Vesting	2018 Performance Share Awards Absolute and Relative RORCE Performance Criteria for Vesting

1. New regulatory performance condition incorporated in Performance Share awards granted in 2019 that gives the HRC discretion to forfeit all or a portion of an unpaid award based on the executive’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters

2. Total Shareholder Return (TSR) governor added to Performance Shares awarded to our executives beginning in 2018 that reduces the maximum payout from 150% to 125% if our TSR for the performance period is not in the top quartile of our Financial Performance Peer Group

3. Forfeiture conditions giving the HRC discretion to forfeit all or a portion of unpaid awards upon the occurrence of specified conditions, including behavior that may have caused material reputation harm to the Company

4. Net Operating Loss (NOL) adjustor that reduces the target number of Performance Shares awarded by one-third for any year in the three-year performance period that our Company incurs a NOL

1. TSR governor 2. Forfeiture conditions 3. NOL adjustor

2017 Performance Share Awards Absolute and Relative RORCE Performance Criteria for Vesting
1. Forfeiture conditions
2. NOL adjustor

CEO Compensation Decision Highlights

The Board’s and the Human Resources Committee’s compensation decisions for our CEO reflect the following:
Continued Enhancement of Performance Share Award Design	76% of CEO’s 2018 Compensation in Long-Term, Performance-Based Equity Award	No Salary Increase	No Annual Incentive Was Awarded for 2017 or 2016 Annual Incentive Award Granted for 2018

•   New regulatory performance condition added in 2019

•   TSR modifier added in 2018

•   Vesting of awards continue to be tied to absolute and relative RORCE performance, which focuses on the creation of long-term shareholder value

•   CEO compensation continues to be substantially in the form of long-term, performance-based equity that vests over 3 years

•   Awards are contingent on longer-term financial performance and risk assessments, and have substantial holding requirements

•   Performance Share Award for Mr. Sloan was $1 million less in 2018 compared with 2017

• CEO has not received a salary increase since March 2016 • Mr. Sloan’s last salary increase occurred prior to his becoming CEO in October 2016

•   The HRC and the Board awarded Mr. Sloan a 2018 annual incentive award of $2 million based on the Company’s financial performance, Mr. Sloan’s continued leadership on the Company’s top priority of rebuilding trust, and his performance against his 2018 individual qualitative performance objectives

•   He did not receive an annual incentive award for 2017 or 2016

See pages 81-82; 95-96	See pages 93-94	See page 88	See pages 88-92

2019 Proxy Statement	vii

2018 Executive Compensation Decisions

The Human Resources Committee maintained the same overarching framework for our named executives’ 2018 compensation that it used in 2017. The following table summarizes the Human Resources Committee’s compensation decisions for our named executives. It is not a substitute for, and should be read together with, the Summary Compensation Table, which presents compensation paid, accrued, or awarded for 2018 in accordance with Securities and Exchange Commission (SEC) disclosure rules and includes additional compensation elements and other important information.

Named Executive and Position	Base Salary ($)	Annual Incentive Award ($)	Long-Term Performance Share Award ($)	Total ($)
Timothy J. Sloan Chief Executive Officer and President	2,400,000	2,000,000	14,000,000	18,400,000
John R. Shrewsberry Senior Executive Vice President and Chief Financial Officer	2,000,000	1,250,000	9,250,000	12,500,000
Mary T. Mack Senior Executive Vice President, Consumer Banking	1,413,793	1,650,000	5,500,000	8,563,793
Avid Modjtabai Senior Executive Vice President, Payments, Virtual Solutions, and Innovation	1,750,000	1,350,000	7,250,000	10,350,000
Perry G. Pelos Senior Executive Vice President, Wholesale Banking	1,456,896	1,000,000	6,500,000	8,956,896

2018 Pay Mix

The charts below summarize the percentage of each element of pay above, based on the actual annual incentive awards earned and the value of the long-term performance shares (at target) at the time of grant for our CEO and for our other named executives as a group.

CEO PAY MIX OTHER NAMED EXECUTIVE PAY MIX 86% 85% At Risk At Risk

viii	Wells Fargo & Company

Long-Term Incentive Compensation Plan Highlights

Our Board recommends that you vote FOR the approval of the Amended and Restated Long-Term Incentive Compensation Plan

Purpose of our LTICP

The Company’s equity plan, our Long-Term Incentive Compensation Plan (LTICP), is an important way to attract, retain, and motivate key team members to produce growth in shareholder value and provide incentive compensation. The LTICP also allows us to deliver compensation aligned with our compensation principles focused on fostering a risk management culture and encouraging the creation of long-term shareholder value.

In addition, in 2018 the Human Resources Committee used approximately 23,703,940 shares of the LTICP share reserve (taking into account that restricted share rights count as two shares against the LTICP share reserve) to grant restricted share rights to approximately 250,000 eligible team members in first quarter 2018. All eligible full-time team members in the U.S., and eligible team members outside the U.S., received the equivalent of 50 shares of Wells Fargo stock. All eligible part-time team members in the U.S. received the equivalent of 30 shares of Wells Fargo stock. This grant was given to team members for the important role they play in the Company’s efforts to rebuild trust and to show team members that we value their contributions to our long-term success.

Amendments to LTICP

On February 26, 2019, the Board approved an amendment and restatement (Plan Amendment) of our LTICP. The primary purposes of the Plan Amendment are as follows:

Share Increase 200 million shares Estimated to allow for the grant of equity awards over the next four to five years	Plan Extension 10 years subject to share limitations	Other Best Practice Changes Accumulated dividends and dividend equivalents will not be paid on unvested awards At least 95% of awards must have at least a one year vesting period

The Plan Amendment will not take effect unless shareholders approve it at our 2019 annual meeting. We are asking shareholders to approve the LTICP in the form included at the end of this proxy statement as Appendix A.

Potential Dilution

Based on shares of our common stock outstanding as of December 31, 2018, if all shares subject to outstanding awards and all shares available for future awards as of December 31, 2018 are ultimately issued, the shareholder dilution would be approximately 3.3%. If all of the additional 200 million shares authorized by the Plan Amendment are also ultimately issued, the shareholder dilution would be approximately 7.7%. Both dilution percentages assume that shares subject to awards will be issued on a one-for-one basis even though since March 1, 2009 each share issued under awards other than options or stock appreciation rights (SARs) counts as two shares against the LTICP share reserve.

Recommendation for Approval

The Board believes the additional 200 million shares for which we are requesting approval will provide a reasonable pool of equity awards that will allow us to continue using equity awards as a fundamental part of our compensation framework in alignment with our compensation principles.

For additional information, see Item 3 — Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan beginning on page 116.

2019 Proxy Statement	ix

Compensation Best Practices

The Board’s Human Resources Committee (HRC) has adopted and continues to enhance numerous best practices that are consistent with our Vision, Values & Goals, reinforce our pay-for-performance compensation philosophy, and are aligned with the long-term interests of our shareholders.

Strong and Independent Board Oversight

Independent Board oversight through the HRC of the Company’s culture, human capital management, ethics and conflicts of interest program, performance management and compensation programs, and annual pay equity reviews

Strong Tie to Performance

Pay-for-performance compensation philosophy and approach consistent with compensation philosophy approved by the HRC

Annual consideration of financial performance and labor market peer group information, including financial performance and compensation practices

Overall executive compensation design and structure is weighted heavily toward long-term, performance-based equity that vests over three years, and is contingent on longer-term financial performance and risk assessments

Use of multiple financial metrics (RORCE performance metric and Relative TSR modifier) tied to our long-term strategy in our long-term performance share awards to strengthen alignment with long-term performance and shareholder interests

Focus on Risk Management and Risk Outcomes

How an executive officer leads and manages risk can reduce or eliminate incentive compensation for outcomes that are inconsistent with the HRC’s expectations or increase awards for exceptional risk management

The design and risk management features of our incentive compensation programs provide for the use of discretion, including HRC discretion in the case of the Company’s executive compensation program, to account for risk outcomes

The HRC and the Board have exercised their discretion, as they determined appropriate, to adjust compensation based on risk management outcomes

Substantial Stock Ownership and Retention Policies

Substantial holding requirements (both stock ownership and retention policies) for our non-employee directors and executive officers to further support long-term focus, strong risk management, and accountability

Stock retention requirements extend beyond retirement

Multiple Forfeiture and Clawback Policies and Provisions

Multiple executive compensation clawback and recoupment policies, including provisions that allow for forfeiture of compensation without a financial restatement, including the reduction or forfeiture of equity awards if the Company or the executive’s business group suffers a material failure of risk management

Dividend Policy	No cash dividends on unearned restricted share rights or performance share awards

No Repricing	No repricing of stock options without shareholder approval

No Pledging	No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines

No Hedging	No hedging of Company securities by directors, executive officers, or other employees under our Code of Ethics and Business Conduct

No Employment Contracts	No executive employment, severance, or change in control agreements

No Gross Ups	No tax gross-ups for named executives

No Additional Service Credit in Pension Plans	No additional retirement benefits or additional years of credited service other than investment or interest credits provided under applicable pension plans since July 1, 2009

Limited Perquisites	Limited perquisites for executive officers

Leading Independent Compensation Consultant Advice	The HRC has engaged a leading independent compensation consultant to advise it in determining executive compensation and evaluating program design and structure

x	Wells Fargo & Company

Proxy Statement

Your vote is important! You may vote if you owned shares of our common stock at the close of business on February 26, 2019, the record date for notice of and voting at our annual meeting. Information about the annual meeting, admission to the annual meeting, and voting your shares appears under the Voting and Other Meeting Information section of this proxy statement. The proxy materials were first made available to shareholders beginning on March 13, 2019.

2019 Annual

Meeting Of

Shareholders

Date & Time

Tuesday, April 23, 2019

10:00 a.m., CDT

Location

Grand Hyatt DFW

2337 South International Pkwy

Dallas, Texas 75261

Record Date

February 26, 2019

Mailing Date

March 13, 2019

You should read the entire proxy statement carefully before voting. We also encourage you to read the 2018 annual report accompanying this proxy statement, including the letters from our independent Chair and our CEO contained in that report.

Voting Matters

Items for Vote		Board Recommendation

Management Proposals

1	Elect 12 directors	For all nominees

2	Advisory resolution to approve executive compensation (Say on Pay)	For

3	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan	For

4	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019	For

Shareholder Proposals

5-6	Vote on two shareholder proposals, if properly presented at the meeting and not previously withdrawn	Against

Live Audio of Meeting

Please visit our “Investor Relations” page under “About Wells Fargo” on www.wellsfargo.com several days before the annual meeting for information on how to listen to the live annual meeting. You will not be able to vote your shares or ask questions while you are listening to the meeting.

Each shareholder’s vote is important

Please submit your vote and proxy over the internet, using your mobile device, or by telephone, or complete, sign, date, and return your proxy or voting instruction form.

2019 Proxy Statement	1

Transforming Wells Fargo

for the Future

In 2018, we further strengthened the foundation of our Company through new products and services, improvements in the customer experience, greater operational efficiency, and deepened commitments to our communities and our team members. We continued our work to assess and shape the Company’s culture, make progress in our efforts to address past issues, meet the expectations of our regulators, and rebuild trust with stakeholders. While we have more work to do, we have learned from our mistakes and are making fundamental changes as we transform Wells Fargo for the future.

Our Vision, Values & Goals

Our work is guided by our Vision, Values & Goals, which capture the fundamental beliefs of our Company. Our vision is foundational and is clearly focused on acting in the best interests of our customers to help them succeed financially. Our values express how we go about delivering on our vision, and our goals describe our aspirations and align priorities across our Company. We bring our Vision and Values to life through six goals our CEO, Timothy J. Sloan, established in 2017. We aspire to be the financial services leader in each of those six areas, which are reflected below.

Our Vision	We want to satisfy our customers’ financial needs and help them succeed financially.
Our Values

•  What’s right for customers. We place customers at the center of everything we do. We want to exceed customer expectations and build relationships that last a lifetime.

•  People as a competitive advantage. We strive to attract, develop, motivate, and retain the best team members – and collaborate across businesses and functions to serve customers.

•  Ethics. We’re committed to the highest standards of integrity, transparency, and principled performance. We do the right thing, in the right way, and hold ourselves accountable.

•  Diversity and inclusion. We value and promote diversity and inclusion in all aspects of business and at all levels. Success comes from inviting and incorporating diverse perspectives.

•  Leadership. We’re all called to be leaders. We want everyone to lead themselves, lead the team, and lead the business – in service to customers, communities, team members, and shareholders.

Our Goals	We want to become the financial services leader in these areas:
	Customer service and advice	Team member engagement	Innovation

	Risk management	Corporate citizenship	Shareholder value

As discussed under Human Capital Management – Our Culture, we have introduced a clear set of behavioral expectations for our team members that are aligned with our Vision, Values & Goals, and we measure performance against the expectations through a new common leadership objective that all team members have as part of their 2018 performance plans.

2	Wells Fargo & Company

Transforming Wells Fargo for the Future

Our Business and Strategy

Our Business Groups

Wells Fargo & Company is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, we provide banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, digital (online, mobile, and social), and contact centers (phone, email, and correspondence), and we have offices in 37 countries and territories to support customers who conduct business in the global economy. With approximately 260,000 active, full-time equivalent team members, we serve one in three households in the United States.

Wells Fargo operates the following four primary business groups:

Consumer Banking	Payments, Virtual Solutions, and Innovation (PVSI)	Wealth and Investment Management	Wholesale Banking
• Community Banking • Home Lending • Wells Fargo Auto • Personal Lending and Small Business	• Payments businesses • Virtual Channels • Operations • Innovation • Merchant Services • Deposit Products	• Wells Fargo Advisors • Institutional Retirement and Trust • Wells Fargo Asset Management • Wells Fargo Private Bank • Abbot Downing • Wells Fargo Investment Institute	• Wells Fargo Commercial Banking • Commercial Capital • Commercial Real Estate • Corporate and Investment Banking • Investment Portfolio

Our Strategy

Two major components of our transformation are learning from our challenges and becoming more customer-focused than ever before. These are core to our enterprise strategy which includes delivering excellent customer experiences through collaborating across business lines, becoming more customer-centric, simplifying our businesses and offerings, improving operational excellence, and strengthening our risk oversight and controls.

Our long-standing commitment to understand our customers’ financial needs and to help them achieve their financial goals has been foundational to our business since 1852.

Our Consumer Strategy

A key learning from our recent challenges is that – although Wells Fargo has a long history of helping customers – our focus in the past too often was product- and channel-centered. In the past two years, we have evolved toward an unified consumer strategy, which looks at how we serve consumers across all of our retail business lines and products in a way that recognizes their distinct needs. As a result, we now have a single strategy for how we want to meet the needs of our customers, collaborating across businesses to provide offerings that allow customers to engage with us how, when, and where they choose. We designed our strategy based on customer research, analyzing current businesses in the context of shifting industry dynamics and reviewing competitive trends.

Our strategy is guided by what our customers tell us they want:

•	Simplicity, ease, and speed

•	Transparency, security, and control

•	Relevant advice and guidance

•	Convenience and access, wherever and however they choose

•	Differentiated value that recognizes their unique needs

Based on customer input and our research, we are pursuing a three-pronged approach to our consumer strategy. The first is to elevate the baseline experience for all our customers to meet their rapidly evolving expectations. Second, and building on that work, we are enhancing our focus on defined consumer segments to ensure we meet the unique needs that matter most today and over time. Third, we are improving core enterprise capabilities to create the necessary operational infrastructure, enabling us to deliver on the other two elements of our consumer strategy.

2019 Proxy Statement	3

Transforming Wells Fargo for the Future

We are focusing on five key areas:

•	Providing relevant and personalized financial advice, delivering guidance through an integrated experience supported with the right products and services

•	Personalizing the transaction and borrowing experience, empowering customers with options that are in line with their priorities and transactional needs

•	Offering simple and intuitive digital and cross-channel experiences that are consistent and centered on customer needs

•	Delivering timely issue resolution and improving our ability to prevent issues that are harmful to customers

•	Providing optimized offerings with transparent pricing, ensuring product offerings are simple and customer-centric with easy-to-understand terms

All of our customer segments are important – but because they have different needs, we have distinct strategies for each one: Mass market, Student, Emerging affluent, Affluent, High net worth, and Small business. By understanding our customers across product lines and engaging them throughout their journey, we can anticipate their needs and proactively help them with financial decisions as they progress.

4	Wells Fargo & Company

Transforming Wells Fargo for the Future

How We Are Measuring Our Progress

In March 2017, our CEO and President Timothy J. Sloan announced six new goals for our Company. While our vision and values should guide every action we take and every decision we make, our goals are designed to clearly state our aspirations for the future, and to make sure that we are all focusing on activities that will build a better, stronger Wells Fargo. As we work to meet these goals, our vision and values come to life in the way we conduct business and the way we prioritize our day-to-day activities. These are important because they help keep the focus on what matters most.

We look at a variety of internal metrics, many of which are publicly disclosed, to measure our progress. Below are some examples. We also track a number of third-party rankings that you can find on our Wells Fargo Today quarterly fact sheet available at: www.wellsfargo.com on our “Who We Are” page under “About Wells Fargo.”

We want to become the financial services leader in the six areas below and the following chart summarizes our progress on these Goals:

Customer Service and Advice

•  Continued to improve the customer experience within Consumer Banking with speed, convenience, and new digital offerings in retail banking: customer experience scores for “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” reached a 24-month high in December 2018.

•  Sent an average of more than 37 million monthly zero-balance and customer-specific balance alerts to our customers.

•  Helped more than 2.3 million customers avoid overdraft charges with our Overdraft Rewind® service.

•  Created or updated financial plans for 70% of our affluent and high-net-worth customers to help those customers feel they have the guidance necessary to succeed financially.

•  Introduced “predictive banking,” an in-app feature that provides consumer and small business deposit and credit card customers personalized insights into their spending and opportunities to save.

•  Made changes to become better connected with our customers: between May and December 2018, our bankers reached out to 3.3 million customers to thank them for their business, respond to their questions, and make appointments for in-person consultations.

Team Member Engagement

•  In 2018, voluntary team member attrition improved to its lowest level in six years.

•  Introduced new behavioral expectations for all team members to deliver a disciplined and objective approach to defining, monitoring, and sustaining our culture.

•  Increased the minimum base pay in the U.S. to $15 an hour, which benefitted approximately 36,000 team members, and reviewed pay for team members whose salaries were at or slightly above the new minimum wage that resulted in pay increases for approximately 50,000 team members.

•  Granted broad-based restricted share rights awards to eligible team members; for full-time team members, equivalent to 50 shares of Wells Fargo stock that vests in two years (for part-time team members, 30 shares).

•  Each year Wells Fargo invests approximately $13,000 per team member in our benefits programs.

•  Invest $300 million annually in team member learning and development, which includes functional training, leadership and professional development, early talent programs, and tuition reimbursement.

•  Introduced a new Manager Excellence learning program to provide new managers a consistent foundation and understanding of what is expected and the tools and resources available to them.

•  Diversity and inclusion efforts recognized externally by the Bloomberg Gender Equality Index, DiversityInc, the Human Rights Campaign, and the National Organization for Disability.

2019 Proxy Statement	5

Transforming Wells Fargo for the Future

Innovation

•  Creating digital account opening experiences for many products, including our online mortgage application, which increased in usage throughout 2018. Online mortgage applications represented 30% of our total retail applications in December 2018.

•  Enhancing our payments capabilities so customers can easily make payments as well as gain more visibility into and control over their accounts.

•  Launched CEO Mobile® for our wholesale customers – with half of the users now using biometrics to authenticate.

•  Introduced a pilot of GreenhouseSM by Wells Fargo, our mobile-first banking experience that combines consumer bank accounts with money management tools to help customers plan and save.

•  Launched Wells Fargo Propel American Express® Card, one of the most compelling rewards programs for no-annual-fee credit cards.

•  Building capabilities and technologies that enable innovation, such as artificial intelligence, identity management, distributed ledger, and application programming interfaces.

Risk Management

•  Introduced an updated and expanded risk management framework, a foundational document detailing the Company’s revised approach to achieving a global standard in risk management.

•  Announced changes to how we organize ourselves to manage risk across our three lines of defense so that our lines of business have the appropriate structure to understand and manage their risk and to provide clear stature and authority for our independent risk management function.

•  Focused on multiple transformative risk initiatives, including work related to our risk target operating state, compliance, operational risk, and regulatory consent orders.

•  Added new leaders to the risk management team, through both internal and external hires, including more than 3,200 risk management team members hired from outside the Company over the past three years.

•  Investing $1.8 billion on important initiatives as part of our total technology expense on cyber, data, and risk management.

•  Continued emphasis on our “Raise Your Hand” program, in which every team member is encouraged to speak up if they need help or see something that does not look right.

Corporate Citizenship

•  Increased our philanthropic impact by donating $444 million to nearly 11,000 nonprofits, surpassing our 2018 target of $400 million; beginning in 2019, we have increased our annual corporate philanthropy target to 2% of after-tax profits.

•  Made a five-year commitment of $1.6 billion through philanthropy, investing and lending in disadvantaged areas of Washington, D.C., to help revitalize local neighborhoods that are most in need.

•  Recognized as the No. 2 corporate cash giver in the U.S. and the top financial institution in overall giving, according to a ranking by The Chronicle of Philanthropy based on 2017 data.

•  Named United Way Worldwide’s largest workplace giving campaign (U.S.) (10th consecutive year).

•  Expanded NeighborhoodLIFT® program in 2018, financing 31,800 affordable rental units, establishing 3,900 homeowners and investing $75 million to revitalize communities and offer support and assistance to military service members and veterans, teachers, law enforcement officers, firefighters, and emergency medical technicians, in recognition of the service they provide to their communities.

•  Spent more than $1 billion with diverse suppliers during 2018.

6	Wells Fargo & Company

Transforming Wells Fargo for the Future

•  Team members volunteered 2 million hours in their communities.

•  Met 100% of our electricity needs with renewable energy in 2017 and 2018.

•  Announced our commitment to provide $200 billion in financing to sustainable businesses and projects by 2030, with more than 50% focused on clean technology and renewable energy transactions to help accelerate the transition to a low-carbon economy.

•  Issued a comprehensive Business Standards Report detailing the many changes Wells Fargo has made since 2016 to address causes of past issues and transform the Company.

Shareholder Value

•  Generated net income of $22.4 billion and diluted earnings per common share (EPS) of $4.28 in 2018, the highest EPS in the Company’s history.

•  Return on assets of 1.19% and return on equity of 11.53% in 2018, both up from 2017.

•  Strong credit quality and high levels of capital and liquidity.

•  Continued disciplined focus on credit risk management with our net charge-off rate near historic lows, and our nonperforming assets declined 16% from a year ago.

•  Returned $25.8 billion to our shareholders through common stock dividends and net share repurchases, up 78% from 2017.

•  Reduced our period-end common shares outstanding by 6%, the sixth year in a row we have reduced our common share count.

•  Increased our quarterly common stock dividend to 43 cents per share in July 2018, and in January 2019, we increased our quarterly common stock dividend to 45 cents per share.

•  Continued focus on efficiency and reducing expenses; we achieved our 2018 expense target and remain committed to meeting expense targets for 2019 and 2020.

2019 Proxy Statement	7

Our Commitment to

Corporate Citizenship

Our Commitment and Strategic Priorities

Corporate citizenship is included among our Company’s Vision, Values & Goals

We understand our role as a community partner and the positive impact we can have on society, local, and global economies, and the environment. We strive to be the financial services leader in corporate citizenship by making positive contributions to every community we serve — through our products and services, operations and culture, and our philanthropy. A strong, thriving economy is good for our communities, our business, and our shareholders.

The Corporate Responsibility Committee of our Board of Directors has primary oversight for Wells Fargo’s policies, programs, and strategies regarding significant corporate citizenship matters and our relationship with stakeholders as outlined in the committee’s charter. Three key priorities guide our strategy:

Diversity and social inclusion Help ensure that all people feel valued and respected and have equal access to resources, services, products, and opportunities to succeed	Economic empowerment Strengthen financial self-sufficiency and economic opportunities in underserved communities	Environmental sustainability Accelerate the transition to a low-carbon economy and help reduce the impacts of climate change on our communities

For each of our three key priorities, we have made commitments to be accomplished by 2020. We are committed to being transparent with key stakeholders about our progress and performance, and disclose our progress annually through our Corporate Responsibility Report prepared in accordance with Global Reporting Initiative (GRI) Standards Sustainability Reporting Guidelines. Learn more at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/.

Stakeholder Engagement

The constructive and candid feedback we receive from our key stakeholders is important and informs our priorities, strategy, and progress throughout the year. In 2017, the Company formed an external Stakeholder Advisory Council to provide insights to our Board and our Company. This advisory group includes individuals with expertise in a variety of areas affecting Wells Fargo, including expertise in serving the financial needs of underserved communities, diversity and social inclusion, climate change and sustainability, and governance matters. Since 2013, we have conducted periodic materiality assessments to obtain input and feedback from internal and external stakeholders to help us identify both asset- and company-level risks and prioritize topics with the highest importance to our business and our stakeholders. To learn more about our materiality assessment, and the methodology we employ to prioritize topics most relevant to our Company and our stakeholders, please view “Shaping our CSR Priorities” on our website at https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/corporate-social-responsibility-priorities.pdf.

Environmental and Social Risk Management (ESRM)

We seek to do business with customers who demonstrate responsible management of their environmental and social risks. We expanded our ESRM Policy and ESRM Framework, which supplement our traditional due diligence practices, across all lines of business to help us more deeply understand how customers in certain sectors are managing these risks. As a result of our enhanced ESRM Framework, in 2016 we began implementing an industry-leading, robust modular carbon risk tool to account for general portfolio emissions, percentage of coal generation, and related risk factors for all regulated corporate utility borrowers engaged in certain electricity and natural gas activities. To learn more about our ESRM Framework and our other environmental, social, and governance (ESG) initiatives, we encourage you to visit our ESG Guide at https://www.wellsfargo.com/about/investor-relations/environmental-social-governance-guide/.

8	Wells Fargo & Company

Our Commitment to Corporate Citizenship

Diversity and Social Inclusion Highlights

Committed to Diversity and Inclusion

CEO, Timothy J. Sloan, signed the Statement of Support for the National Guard and Reserve for the 15th year in a row, pledging to develop and promote supportive work environments for service members and ensure their jobs are protected while serving.

Building an Inclusive Culture

Approximately one-third of our team members actively participate in Company-sponsored business resource groups, based on shared backgrounds or interests, and offering career development, mentoring programs, networking, and community involvement activities.

Advancing Economic Equity and Inclusion

We donated $216 million in 2018 to nonprofits that directly serve diverse and historically underserved groups, including women, people of color, military veterans, and people with disabilities.

Top Military Employer and Top Military Spouse Friendly Employer (2018) Victory Media	Perfect Score – 100 Disability Equality Index® (DEI®) Best Places to Work™ (2018, 3rd year)	14th Top Company For Diversity (2018) DiversityInc.

Economic Empowerment Highlights

Revitalizing Neighborhoods

In 2018, we expanded our
NeighborhoodLIFT® program, investing
$75 million to revitalize low-to-moderate
income neighborhoods through down
payment assistance, home lending,
homebuyer education, and other
support.

Supporting Economic Opportunity

In 2018, we launched Where We Live in
collaboration with the National
Community Reinvestment Coalition and
local organizations. The new five-year
program will invest more than
$1.6 billion in lending, investing and
philanthropy to support affordable
housing, small business growth, and job
skills in underserved neighborhoods in
Washington, D.C.

Growing Diverse Small Businesses

During 2018, Wells Fargo exceeded its
initial $75 million commitment to grow
diverse small businesses through the
Wells Fargo Works for Small Businesses®:
Diverse Community Capital Program, and
committed an additional $100 million in
grants and lending capital
by 2020.

Increasing affordable housing In 2018, we financed 31,800 affordable rental units and created over 3,900 homeowners through NeighborhoodLIFT®.	Improving Financial Health Reached 2.1 million people with financial education through our Hands on Banking® Program, including new content for veterans and people with disabilities.

Supporting American Indian/

Alaska Native Communities

Expanded philanthropy programs to help address the needs and challenges facing tribal communities in the U.S., including nearly $13 million in 2018 to support homeownership, energy sovereignty and workforce development on tribal lands, and the development of native-owned small businesses.

Environmental Sustainability Highlights

Commitment to Advancing Clean Technology and Renewable Energy

Wells Fargo committed to providing $200 billion in financing to sustainable businesses and projects by 2030, with more than $100 billion set aside to promote clean technology and renewable energy and the remainder to fund sustainable projects and businesses.

Expanding Access to Clean Energy

In 2018, Wells Fargo co-founded the Tribal Solar Accelerator Fund with a $5 million commitment over three years to bring solar energy and job training opportunities to tribal lands.

Increasing Team Member Commitment

We continue to engage team members through our sustainable commitments initiative. As of December 31, 2018 we achieved 48% of our 2020 goal to reach 250,000 team member commitments.

Engaging Our Suppliers

We achieved 52% participation on our inaugural Supplier Climate Change Survey distributed to more than 200 suppliers who were invited to provide information on their progress in reducing greenhouse gas emissions.

Recognized Leadership in Operational Sustainability Ranked #4 on U.S. Environmental Protection Agency’s Green Power Partnership National Top 100, and ranked #1 among financial services firms.

Met Aggressive Sustainability Goals

Achieved 47% reduction in greenhouse gas emissions in 2017, beating our 2020 goal three years ahead of schedule and meeting 100% of our electricity needs with renewable energy in 2017 and 2018.

2019 Proxy Statement	9

Our Commitment to Corporate Citizenship

Contributions to Our Communities

The following are ways that we give back to our communities through philanthropy, community outreach and volunteerism.

Philanthropy

We are proud to be recognized as the No. 2 corporate cash giver in the U.S. and the top financial institution in overall giving, according to a ranking by The Chronicle of Philanthropy based on 2017 data. In 2018, we increased our philanthropic impact by donating $444 million to nearly 11,000 nonprofits serving underserved communities. Wells Fargo concentrated its 2018 philanthropy on addressing five community issues: affordable housing, small businesses growth, equity and economic inclusion, education, and minimizing the impacts of climate change.

Philanthropy plays a critical role in our corporate citizenship efforts because it enables us to support innovation and our communities. Beginning in 2019, we will target 2% of our after-tax profits for corporate philanthropy. Through the Wells Fargo Foundation, we direct approximately 60% of our corporate philanthropy to initiatives that align with our three priorities. The remaining philanthropic contributions are allocated to local market teams and may support the three priorities or other specific community needs and opportunities.

Community Outreach

We collaborate with a wide range of nonprofits and community organizations to stabilize and strengthen low-to-moderate income neighborhoods, as well as address global social, economic, and environmental challenges. These are just a few of the areas we support through our community outreach and grant programs:

•	Sustainable home ownership and affordable housing

•	Disaster relief, resiliency, and rebuilding

•	Military and veterans

•	Financial education and capability

•	Education

•	Clean technology and innovation

The long-term success and resiliency of our communities, and our business, depend on our ability to collaborate internally and across the public and private sectors to create sustainable solutions that meet local needs. We work with a range of stakeholders to promote inclusive economic opportunities, expand access to financial products and services, increase financial capability, and improve financial stability in underserved and diverse communities. As an example, through our Resilient Communities grant program, a collaboration with the National Fish and Wildlife Foundation, we are helping cities enhance and protect natural habitats to help prepare for, withstand, and recover from natural disasters. In 2018 we donated more than $16 million to support nonprofits, universities, and other organizations focused on community-based environmental projects and supporting clean technology innovation and entrepreneurs.

Team Member Volunteerism and Giving

Our success as a company is the result of the care and compassion of our team members who bring our culture to life each day. Our team members generously volunteered more than 2 million hours in their communities in 2018, making these communities stronger for everyone and improving lives. Team members across the U.S. volunteered at a number of organizations, including local schools, animal shelters, and food pantries, to name a few.

We know that our long-term success is directly linked to the success of our customers and the communities we serve. In 2018, team members collectively pledged a total of $75.3 million during Wells Fargo’s internal Community Support Campaign, which aims to lift communities and help take on the challenges they face.

Select Awards and Recognition

Top 50 Most community-minded companies (2018) Points of Light	Perfect Score 100 Corporate Equality Index (2018, 15th year) Human Rights Campaign	A- CDP (2018) S&P 500 Climate Performance Leadership Index and Climate Disclosure Leadership Index	Largest Workplace Giving Campaign (U.S.) (2019, 10th consecutive year) United Way Worldwide

10	Wells Fargo & Company

Corporate Governance

Corporate Governance Framework and Documents

Our Board is committed to sound and effective corporate governance principles and practices, and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. These Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees and other policies and procedures of our Board, including the majority vote standard for directors, management succession planning, our Board’s leadership structure, and director compensation. Our Board reviews its Corporate Governance Guidelines annually as part of its Board self-evaluation process.

Our Corporate Governance Framework

In February 2018, our Board amended its Corporate Governance Guidelines to more fully articulate the role of the Board and work it is doing to enhance governance and oversight practices, including as part of our plans to satisfy the requirements of the consent order that the Company entered into with the Board of Governors of the Federal Reserve System on February 2, 2018. The following are fundamental aspects of our Board’s governance framework:

Board Oversight of Strategic Plan, Risk Tolerance,
and Financial Performance

•  Reviewing, monitoring and, where appropriate, approving the Company’s strategic plan, risk tolerance, risk management framework, and financial performance, including reviewing and monitoring whether the strategic plan and risk tolerance are clear and aligned and include a long-term perspective on risks and rewards that is consistent with the capacity of the Company’s risk management framework

Board Composition, Governance Structure,

and Practices

•  Maintaining a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plans, including having directors with diverse skills, knowledge, experience, and perspectives, and engaging in an annual self-evaluation process of the Board and its committees

CEO and Other Senior Management Succession Planning and Performance

•  Selecting, and engaging in succession planning for, the Company’s Chief Executive Officer and, as appropriate, other members of senior management

•  Monitoring and evaluating the performance of senior management, and holding senior management accountable for implementing the Company’s strategic plans and risk tolerance and maintaining the Company’s risk management and control framework

•  Monitoring and evaluating the alignment of the compensation of senior management with the Company’s compensation principles

Board Oversight of Independent Risk Management

and Integrity and Reputation

•  Supporting the stature and independence of the Company’s independent risk management (including compliance), legal, and internal audit functions

•  Reinforcing a culture of ethics, compliance, and risk management, and overseeing the processes adopted by senior management for maintaining the integrity and reputation of the Company

Board Reporting and Accountability

•  Working in consultation with management in setting the Board and committee meeting agendas and schedules

•  Managing and evaluating the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management

2019 Proxy Statement	11

Corporate Governance

Our Corporate Governance Documents

Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:

•	The Board’s Corporate Governance Guidelines, including its Director Independence Standards

•	Our Code of Ethics and Business Conduct applicable to our team members, including our executive officers, and directors

•	Charters for each of the Board’s seven standing committees, including the Audit and Examination Committee, the Governance and Nominating Committee, and the Human Resources Committee

•	An overview of our Board Communication Policy, which describes how shareholders and other interested parties can communicate with the Board

•	Our By-Laws, which require that the Chair of our Board be independent

Insight into the Boardroom and the Board’s Priorities

Agenda Planning and Information Flow to the Board

In addition to enhancing its corporate governance framework, the Board and management continue to improve information flow and escalation of matters to the Board as well as the reporting and analysis provided to the Board.

•

The Board has set clear expectations for management for providing timely, accurate, candid, focused, appropriately detailed, and meaningful information and reporting to the Board in order to facilitate the Board’s understanding of and engagement on the Company’s strategy, business, operations, and risks, including its oversight of management.

•

The Board’s independent Chair is actively managing Board agendas to provide sufficient time for key business, strategy, risk, culture, and other discussions, and additional time for Board focus on strategic planning, risk appetite alignment, and talent planning

•	A two-day strategy review session was added to the Board’s meeting schedule beginning in 2018

•	Board committee chairs are focused on setting and prioritizing Board and committee meeting agendas

•

The Board and Board committees are requiring detailed action plans with clearly defined milestones and management accountability in order to assess progress in addressing regulatory matters and other issues

Enhanced Level of Board Engagement

While a substantial amount of work happens during meetings convened by the Board, its committees, and their subcommittees, there is a significant amount of engagement and interaction that occurs outside of Board and committee meetings. Our Board and its committees are deeply engaged in oversight of our business, strategy, and financial performance, our plans and progress to meet regulatory expectations, our risk transformation program, our culture and human capital management practices, and many other risks and areas. The following are some of the ways our directors are engaged with our CEO, other members of senior management, and other stakeholders.

•	Engagement between Directors, the CEO, and Senior Management

¡	Independent Chair serves as the principal liaison among the independent directors and between the independent directors and the CEO and other members of senior management

¡	Independent Chair and Board committee chairs meet regularly with members of management as part of agenda planning for Board and committee meetings

•	Engagement Relating to Our Business and Strategy

¡	Board and Board committees hold “deep dive” sessions with members of management on various topics

¡	Directors attend off-site visits from time to time, including to our bank branches and other facilities such as our cyber threat fusion center

¡	Directors receive weekly or more frequent updates from management on recent developments, press coverage, and current events that relate to our business

•	Engagement with Team Members, Customers, and Regulators

¡	Directors, including our independent Chair, periodically attend CEO Town Halls and other business group and team member network engagement meetings

12	Wells Fargo & Company

Corporate Governance

¡	Directors meet with customers, including as part of a customer reception held in the fall each year in various markets

¡	Independent Chair, Board committee chairs, and other directors meet periodically with our primary regulators on various matters

Board Priorities

The Board is focused on making progress across key priorities as we work to transform Wells Fargo, meet the expectations of our regulators, and rebuild trust with our stakeholders. Below are key priorities for the Board in connection with the continual enhancement of its governance practices and oversight of the Company’s operations and goals.

Meeting Regulatory Expectations

•  Satisfying regulatory expectations and the requirements of the Company’s outstanding consent orders with its regulators

•  Enhancing our risk and reporting systems to meet the heightened regulatory expectations for systemically important financial institutions and our own goal of industry leadership in risk management

•  Engaging in frequent and open communication with our regulators about our progress

Enhancing Risk Management

•  Remaining an industry leader in credit, market, and liquidity risk management

•  Improving the Company’s risk management program

•  Implementing plans to continue building our operational and compliance risk management systems to a level that matches our business, structure, and strategies

•  Enhancing management-level governance committee structures, oversight, monitoring and controls, and escalation processes and procedures

Operational Excellence

•  Strengthening operations across the organization, including progress on the Company’s project to inventory and map all of our business processes

•  Improving control testing and monitoring functions and reducing the number and complexity of our business processes in order to offer the potential for improving the efficiency and effectiveness of core operations

Oversight of Culture and Human Capital Management

•  Continuing to assess and shape the Company’s culture with an emphasis on ethics, training and development, and diversity and inclusion

•  Focusing on human capital management practices, including talent management strategies such as plans to attract, retain, reward, develop, and care for the best talent

Technology

•  Consistent with the Company’s consumer strategy, meeting the needs of our customers by collaborating across businesses to provide offerings that allow customers to engage with us how, when, and where they choose

•  Making sure all of our systems operate on up-to-date platforms, are able to process and protect massive amounts of data, and contribute to our vision of operational excellence and leadership in innovation

2019 Proxy Statement	13

Corporate Governance

Comprehensive Annual Evaluation of Board Effectiveness

Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness, review our governance practices, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.

The Governance and Nominating Committee (GNC), in consultation with our independent Chair, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. As provided in its charter, each of our Board’s standing committees also conducts a separate self-evaluation process annually which is led by the committee chair. Our Board’s and each committee’s self-evaluation includes a review of the Corporate Governance Guidelines and its committee charter, respectively, to consider any proposed changes.

The GNC has continued to enhance the form and scope of the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.

The GNC reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation so that the process continues to provide the Board an effective mechanism to evaluate the Board’s performance and effectiveness and make changes the Board determines are necessary and appropriate.

The Board engaged a third party (Mary Jo White, senior partner at Debevoise & Plimpton, LLP and former Chair of the U.S. Securities and Exchange Commission) in 2018 and 2017 to facilitate its annual self-evaluation.

Recent Enhancements to Board Self-Evaluation Process

The following are some of the enhancements made to the self-evaluation process over the last few years:

•	Evaluation of the individual contributions of directors to the Board and its committees

•	Annual assessment of the most effective format for the Board’s and each committee’s self-evaluation and that the Board may determine to engage a third party to facilitate the evaluation periodically

•	Coordinated review and assessment by the full Board of the results of both the Board’s and each committee’s and subcommittee’s self-evaluations

•	Review of progress made in implementing changes made based on feedback provided in connection with the Board’s prior year self-evaluation

Board Self-Evaluation Process – How Candid Feedback is Obtained

The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation is included below.

Evaluation Survey Form is approved by GNC and sent by the GNC Chair to each director to request feedback on various topics One-on-One Director Discussions Individual meetings (typically with the Chair and GNC Chair) held with each director to obtain candid feedback Executive Session Discussion of evaluation led by the Chair and GNC Chair in executive session and summary of assessment is provided to Board Feedback Communicated and Acted Upon Feedback is provided to management by the Chair and GNC Chair on areas for improvement and changes are implemented

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Corporate Governance

Topics Covered in the Scope of the Board Self-Evaluation

In 2018, the Board self-evaluation included an assessment of the following topics, among others:

Overall Context for Assessment

Evaluation of the Board’s efforts with respect to the following responsibilities:

•  Setting clear, aligned, and consistent direction regarding strategy and risk tolerance,

•  Actively managing information flow and board discussions,

•  Holding senior management accountable,

•  Supporting the independence and stature of independent risk management (including compliance and internal audit), and

•  Maintaining a capable board composition and governance structure.

Board Performance and Effectiveness

•  Board performance, including as a team, active engagement of management during and between Board meetings, exercising challenge when appropriate, and the quality of the Board decision-making process

•  Individual director contributions to the work of the Board and its committees

•  Quality and candidness of Board discussions and deliberations, including encouragement of diverse views

•  Quality of committee reports to the full Board

Board Composition, Structure, and Meetings

•  Board composition, including size and mix of skills, knowledge, experience, perspectives, tenure, background, and diversity

•  Committee structure and functioning, including the number of committees and their roles and responsibilities

•  Effectiveness of meeting structure, including the frequency and quality of Board meetings and executive sessions of independent directors

•  Board agenda planning, including agenda content, organization, and time allocation

Key Board Responsibilities

•  Communication with the CEO

•  Knowledge of the Company

•  Knowledge of and access to information regarding industry trends

•  Strategic planning, including the process, format, and materials for the Board’s strategy review sessions

•  Talent management and succession planning for the CEO and other senior management, including compensation decision-making process

Management Interactions and Board and Committee Materials

•  Board materials and management reporting, including the quality of materials

•  Access to management, including members of the Corporate Risk function, and quality and effectiveness of those interactions

•  Responsiveness of senior management and other staff to Board feedback

•  Level and performance of staff and related support for Board meetings and functions

Tone at the Top

•  Board’s role in establishing the tone at the top

•  Tone being set and embodied by senior management at the top of the organization and degree of absorption of the tone at all levels of the organization

Effectiveness of Risk Management and Compliance

•  Communications with management related to the Company’s risk tolerance, risk management, and controls

•  Board oversight of risk management and control functions, including compliance and operational risk, and quality of risk management reporting to the Board

2019 Proxy Statement	15

Corporate Governance

Board Leadership Structure	• Board leadership structure • Ideal characteristics of an independent chair, and potential successors for that role
Individual Director’s Views and Preferences	• Individual director’s views on her or her own role, performance, and contribution • Identification of criteria in selecting new Board members
Training and Orientation

•  Form of director training and effectiveness of past training sessions and programs

•  Specific areas in which the Board and committees would benefit from additional training or education

•  Quality of the orientation program for new Board and committee members

Escalated Matters	• Opportunities for enhancing Board practices of addressing escalated matters
Access to Third-Party Advisors	• Board access to third-party advisors and consultants
Governance and best practices	• Governance practices, including review of the Board’s Corporate Governance Guidelines • Best practices for boards generally, including based on directors’ service on other boards

16	Wells Fargo & Company

Corporate Governance

Our Investor Engagement Program

As part of our commitment to effective corporate governance practices, since 2010 we have had an investor outreach program with independent director participation to help us better understand the views of our investors on key corporate governance topics. In addition to engagement with our largest institutional investors, we have enhanced our engagement efforts with additional investors and stakeholders to hear their perspectives and help identify focus areas and priorities for the coming year. The constructive and candid feedback we receive from our investors and other stakeholders during these meetings is important and helps us inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures each year. The following chart highlights our investor engagement program and process for considering the feedback we receive.

Board-led Engagement Program

•  Independent director participation since 2010

•  Following the 2018 annual meeting, our Chair and members of management considered the annual meeting voting results and continued engaging with institutional investors

•  Our independent Chair held in-person engagement meetings and calls with institutional investors representing more than 35% of our outstanding shares

•  We also held engagement meetings and calls with other investors and stakeholders, including upon their request

•  Our independent Chair leads our external Stakeholder Advisory Council which was formed to provide our
Board and senior management with feedback on current and emerging issues

Year-Round Engagement Process

•  Our engagement occurs year round

•  Active outreach to institutional investors during the year as well as engagement meetings with investors and other stakeholders at their request to understand their priorities and concerns in the areas of corporate governance, executive compensation, sustainability and corporate responsibility, and other matters

•  Continual review of our governance practices and framework in light of best practices, recent developments, and regulatory expectations

•  Provide institutional investors with courtesy copies of periodic updates, including news of significant corporate governance and Board changes, as part of our ongoing engagement process

•  Coordinated engagement efforts with our Stakeholder Relations group, which includes Investor Relations, Government Relations and Public Policy, Corporate Communications, Corporate Philanthropy and Community Relations, and Sustainability and Corporate Responsibility

Reporting and Evaluation of Investor Feedback

•  Feedback from investor and other stakeholder engagement is summarized and shared with:

¡  the full Board

¡  the Board’s Governance and Nominating Committee, Human Resources Committee, and Corporate Responsibility Committee

¡  senior management

•  Our Board conducts a comprehensive annual self-evaluation, which includes consideration of investor and other stakeholder feedback on various matters such as our annual say-on-pay vote, other annual meeting voting results, and investor and stakeholder sentiment on various other matters

•  Our Board reviews our governance practices annually, and more frequently when appropriate, and uses investor and other stakeholder feedback to identify areas for potential enhancements to our policies, practices, and disclosures

Topics Discussed Since 2018 Annual Meeting

•  Board skills and experience and Board matrix

•  Board composition, diversity, size, and tenure

•  Board oversight of risk, including committee oversight responsibilities

•  Board-level engagement and oversight of management

•  Recent changes in the Company’s senior leadership

•  Company performance and progress, including the status of Company reviews of its business

•  Regulatory relationships and status of satisfying consent order requirements

•  Culture and team member engagement

•  Executive compensation and compensation metrics

•  Shareholder proposals

•  ESG practices and reporting

2019 Proxy Statement	17

Corporate Governance

Demonstrated Track Record of Responsiveness to Investors and Other Stakeholders

Our Board and our Company value and consider the feedback we receive from our investors and other stakeholders and have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

Governance Practices Enhanced Board composition, including qualifications, by electing an additional business operations director in Jan. 2019 Continued to implement formal and thoughtful Board and committee succession plans, including for the Chair of the Risk Committee Continued implementation of risk management framework, including enhanced reporting, management-level governance committee structure, and escalation processes in support of the Boards risk oversight Enhanced existing shareholder right to call a special meeting by reducing required ownership threshold from 25% to 20% of outstanding shares Continued Board refreshment process begun in 2017; six of seven standing Board committee chair roles rotated since 2017 Enhanced Corporate Governance Guidelines to more fully articulate the role of the Board and work it is doing to enhance governance and oversight practices Elected six new Board members and reconstituted the leadership and composition of key Board committees Launched external Stakeholder Advisory Council to provide feedback on current and emerging issues-Seven external experts and national thought leaders represent groups focused on consumer rights, fair lending, the environment, human rights, civil rights, and governance Adopted an over boarding policy applicable to the Companys directors which limits the number of boards on which our directors may serve to a total of 4 public company boards (total of 3 for public company CEOs), unless the GNC determines that such other board service would not impair the directors service to the Company Separated the roles of Chair and CEO Amended By-Laws to require that the Chair be an independent director Amended Corporate Governance Guidelines to reflect changes made in the Boards leadership structure and specify certain duties of the independent Chair Board took significant executive accountability actions in 2016 and early 2017, resulting in a total compensation impact of over $180 million Enhanced Transparency and Disclosures Published our Business Standards Report, which addresses actions our Company has taken -and continues to take - to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls (https://www.wellsfargo.com/assets/pdf/ about/corporate/ business-standards-report.pdf) Enhanced Board experience matrix to include diversity information as self-identified by Board members Increased disclosure about our performance management program and compensation practices, including efforts and metrics to promote diversity and inclusion in our workforce Disclosed our Companys gender and racial/ethnic pay gaps in the U.S. on our website at http://stories.wf.com/ wells-fargo-releases-pay-equity-study-results/ Introduced Board qualifications and experience matrix disclosures in 2018 proxy statement, including definitions of qualifications and experience identified by the Board as important in light of our Companys strategy, risk profile, and risk appetite Significantly enhanced culture and human capital management disclosures in 2018 proxy statement Continued to enhanced disclosure about incentive compensation risk management program Increased environmental, social and governance (ESG) disclosures on our website at https://www. wellsfargo.com/about/investor-relations/ Added disclosure to our website relating to our commitment to gender and racial/ethnic pay equity, our annual pay equity analysis conducted by outside compensation experts, and oversight of our pay equity reviews by the Human Resources Committee Updated our Code of Ethics and Business Conduct to incorporate our standards related to our commitment on core ESG principles, such as supporting our communities, respecting human rights and protecting the environment Created online resources and a dedicated hotline (877-924-8697) to answer questions and address concerns for customers as part of our efforts to rebuild trust Disclosed significant executive accountability actions for certain of our executive officers and other members of senior management consistent with our commitment to consider disclosure of senior executive clawback actions

18	Wells Fargo & Company

Corporate Governance

Strong Independent Board Leadership

Our Board Leadership Structure

During 2016, taking into account feedback from our investors, our Board made changes in its leadership structure by:

•	Separating the roles of Chair and CEO

•	Amending our Company’s By-Laws and its Corporate Governance Guidelines to require that the Chair of the Board be independent

Our Board elected Elizabeth A. (“Betsy”) Duke, former member of the Federal Reserve Board of Governors, as independent Chair effective January 1, 2018. Ms. Duke has a strong leadership background, is actively engaged as Chair on Board matters, and works closely with the CEO. She has extensive financial services and bank regulatory experience. Ms. Duke frequently interacts with Mr. Sloan and other members of management to provide her perspectives on important issues facing our Company and the informational needs of our Board. She also communicates with the chairs of each of the Board’s committees and subcommittees and with the other independent directors both inside and outside of the Board’s normal meeting schedule to discuss Board and Company issues as they arise.

Elizabeth A. (“Betsy”) Duke Independent Chair of Wells Fargo’s Board of Directors

•	Member of Wells Fargo’s Board since January 2015

•	First female Chair of a large U.S. financial institution

•	Member of the Risk Committee, Governance and Nominating Committee, Credit Committee, and Finance Committee
•	Former member of the Board of Governors of the Federal Reserve System

•	Former teller and former community bank executive

•	Consumer focus, including through her prior service as Chair of the Federal Reserve’s Committee on Consumer and Community Affairs

“Looking back on my first year as chair of the Wells Fargo Board of Directors, I am encouraged by the progress the Company and our Board have made as we build Wells Fargo for the future. Our Board has made significant changes to its leadership, composition, and governance practices informed by the Board’s self-evaluation process and engagement with shareholders and other stakeholders. Our new directors have brought important experience in several areas, including financial services, other highly regulated industries, and consumer brand management. We recognize that we have more work to do and are committed to meeting the expectations of the Company’s regulators and enhancing risk management and operational excellence, as we work to transform Wells Fargo.”

Annual Independent Chair Selection

Our Board’s Governance and Nominating Committee is responsible for periodically evaluating our Board’s leadership structure and, based on the recommendation of the GNC, our Board selects the Chair of the Board annually and may elect a Vice Chair to assist the Chair from among its members. Our Board believes that having strong independent Board leadership in the form of an independent Chair, with clearly defined authority and responsibilities shown in the chart below, provides enhanced independent leadership and oversight for our Company and our Board. The separation of the CEO and Chair positions allows Ms. Duke to focus on governance of our Board (including Board composition and the recruitment of new directors, Board meeting schedule and agenda setting, Board committee succession planning, Board committee responsibilities, managing the information flow and management reporting to the Board, and investor engagement and outreach on governance matters), and allows Mr. Sloan to focus his attention on our business and strategy, including restoring the trust of our customers, team members, and other stakeholders.

In addition to an independent Chair, our Board has a significant majority of independent directors (11 of the 12 director nominees are independent under the Director Independence Standards) and independent Board committees. James H. Quigley, Chair of the Audit and Examination Committee, serves as independent Chairman of Wells Fargo Bank, N.A., our Company’s principal banking subsidiary.

2019 Proxy Statement	19

Corporate Governance

Area of Responsibility	Authority and Responsibilities of Independent Board Chair
Board Effectiveness	• Promote the efficient and effective functioning of the Board
Board Agendas and Information

•  Approving Board meeting agendas and schedules

•  Working with committee chairs to have coordinated coverage of Board responsibilities

•  Facilitating communication between the Board and senior management, including advising the CEO and other members of senior management of the Board’s informational needs and approving the types and forms of information sent to the Board

Board Meetings and Executive Sessions	• Presiding at meetings and executive sessions of the Board • Calling and chairing special meetings of the Board and executive sessions or meetings of non-management or independent directors
Board Communications and External Stakeholders

•  Serving as the principal liaison among the independent directors, and between the independent directors and the CEO and other members of senior management

•  Facilitating effective communication between the Board and shareholders

•  Facilitating the Board’s review and consideration of shareholder proposals

•  Serving as an additional point of contact for the Company’s primary regulators

•  Presiding over each meeting of shareholders

Board Composition and Membership

•  Evaluating potential Board candidates and making director candidate recommendations to the GNC

•  Advising on the membership of Board committees and the selection of committee chairs

•  Working with committee chairs to oversee coordinated coverage of Board responsibilities

Advisory Role	• Serving as an advisor to the CEO
CEO Performance Evaluation	• Participating, along with other directors, in the performance evaluation of the CEO
Ethics	• Setting the ethical tone for the Board and reinforcing a strong ethical culture
Company Strategy

•  Reinforcing the expectation for all Board members to stay informed about the strategy and performance of the Company

•  Leading the Board’s review of the Company’s strategic initiatives and plans and discussing the implementation of those initiatives and plans with the CEO

External Advisors	• Recommending the retention of advisors or consultants who report directly to the Board

Although the CEO’s performance evaluation is led by the Chair of the HRC, the Chair of our Board also has an important role in the evaluation, which is a multi-step process involving, among other things, individual director feedback and Board discussions regarding the CEO’s performance and discussions with the CEO regarding his assessment of his own performance. Ms. Duke participates, along with other directors, in the CEO performance evaluation and in the Board’s review of management succession and development plans. Her participation in those processes helps her evaluate the most effective Board leadership structure for our Company. In addition, Ms. Duke’s participation in our Company’s investor engagement program, engagement with our regulators, and leadership role with our external Stakeholder Advisory Council as well as facilitation of our Board’s review and consideration of shareholder proposals provide her with valuable insight into the views of our investors and other stakeholders regarding our Company’s corporate governance practices, including its Board leadership structure. Our Board believes that these and the other activities of the independent Chair serve to enhance the independent leadership of our Board in order to provide robust oversight and promote overall Board effectiveness.

20	Wells Fargo & Company

Corporate Governance

Management Succession Planning and Development

A primary responsibility of our Board is identifying and developing executive talent at our Company, especially the CEO and other senior leaders of our Company. Continuity of excellent leadership at all levels of our Company is part of our Board’s mandate for delivering superior performance to shareholders. Toward that goal, the executive talent development and succession planning process is integrated into our Board’s annual activities.

Our Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee our Company’s talent management and succession planning process, including CEO evaluation and succession planning. Our Corporate Governance Guidelines require that the CEO and management annually report to the HRC and our Board on succession planning (including plans in the event of an emergency) and management development. Our Board’s Corporate Governance Guidelines also require that the CEO and management provide the HRC and Board with an assessment of persons considered potential successors to certain senior management positions at least once each year.

Management and our Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently.

Summer HRC Annually Reviews Talent Management and Succession Planning The CEO and Human Resources executives collaborate with the HRC to prepare and evaluate management development and succession plans, and the HRC reports to the full Board on its reviews The HRC conducts an in-depth review of talent management and succession plans and provides input and feedback, typically in July of each year Fall Full Board Annually Reviews Talent Management and Succession Planning The full Board conducts an in-depth review of talent management and succession plans in executive session and provides input and feedback, typically in November of each year Winter Board Self-Evaluation Process Includes An Assessment of Talent Management and Succession Planning Processes As discussed under Comprehensive Annual Evaluation of Board Effectiveness, the Board assesses CEO and management talent development and succession planning processes, including diversity and inclusion, each year as part of its evaluation of the Boards effectiveness Ongoing Interactions Throughout the Year between Management, the HRC, our Chair, and our Board Management also regularly identifies high potential executives for additional responsibilities, new positions, promotions, or similar assignments to expose them to diverse operations within our Company, with the goal of developing well-rounded, experienced, and discerning senior leaders Identified individuals are often positioned to interact more frequently with our Board so that directors may gain familiarity with these executives as part of our talent management and succession planning process

Wells Fargo’s management changes over the last few years continue to reflect our thoughtful management succession planning process. We identify and develop a credible pipeline of leaders in support of our ongoing business needs, to promote the stability of our Company over time, and to reflect the communities we serve. We leverage ongoing talent and succession planning to make sure we have sufficient talent to meet the short-term and long-term needs of the Company. As part of our Board’s and management’s transformation efforts, our Company also identifies specific needs and hires external talent to strengthen our Company’s capabilities in various areas. For example, over the past year the Company has hired several new leaders, including our Chief Risk Officer, Head of Human Resources, Head of Technology, and Chief Auditor.

2019 Proxy Statement	21

Corporate Governance

Continuing to Enhance How We Think About Management Succession Planning

Our Board and senior management have continued to enhance our talent planning and succession program. Annually, the Board and its Human Resource Committee review succession plans to assess internal talent readiness for executive roles and associated development plans to support their readiness. Enhancements to the succession planning approach include:

•	Enhanced the CEO attributes used by the Board to evaluate potential candidates as part of CEO succession planning

•	Created Operating Committee (direct reports to our CEO) attributes used by management and the Board to evaluate potential candidates as part of Operating Committee succession planning

•	Added a new succession bench analysis process to ensure succession plans are appropriate and are not over-reliant on individual leaders across multiple benches

•	Enhanced the talent attributes used by management to calibrate talent on succession plans and expanded these attributes to include focus on risk management capabilities

•	Continued to review and seek diverse representation for our leadership benches and talent pools

•	Focused on developing our talent pipeline and providing experience-based development opportunities and solutions

•	Evaluated the need to augment succession plans with external talent as appropriate

22	Wells Fargo & Company

Corporate Governance

Board Composition

Board Succession Planning

Over the past two years, our Board’s succession planning focused primarily on the composition of our Board and its committees, upcoming retirements under our director retirement policy, succession plans for committee chairs and committee members, our commitment to Board diversity, and recruiting strategies for adding new directors. In its succession planning, the GNC and our Board consider the results of our Board’s annual self-evaluation, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s strategy and risk profile.

•

Thoughtful, Deliberate Board Refreshment Process. The Board’s refreshment actions reflect a thoughtful and deliberate process that was informed by our Company’s engagement with shareholders and other stakeholders as well as the Board’s annual self-evaluation and director nomination processes.

•

Appropriately Balance Experience and Perspectives While Ensuring an Orderly Transition. Our Board has taken care as part of its Board refreshment process to appropriately balance new perspectives and the experience of existing directors while undergoing an orderly transition of roles and responsibilities on the Board and its committees.

•

Importance of Board Diversity. In addition, our Board continues to focus on the importance of maintaining Board diversity (both gender and ethnic); three of the seven directors who joined our Board from 2017 to 2019 are women and three of those directors are ethnically diverse.

Director Tenure and Retirement Age Policies

•

In February 2018, our Board amended its Corporate Governance Guidelines to better reflect its recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board.

•

The Board values the contributions of both newer perspectives as well as directors who have developed extensive experience and insight into the Company, and as a result does not believe arbitrary term limits are appropriate.

•	The Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process.

•

In connection with the Board’s annual self-evaluation and director nomination processes, the Board considers at least annually upcoming retirements under its director retirement policies, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.

Director Retirement Age of 72

•	Our Board established the retirement age of 72 for directors with the understanding that directors may not necessarily serve until their retirement age.

•

Our Board’s retirement age policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds and provide for an orderly transition of leadership on our Board and its committees.

2019 Proxy Statement	23

Corporate Governance

Overall Board Composition and Size

The Board has made changes to its composition that resulted from a thoughtful process informed by the Board’s comprehensive self-evaluation and director nomination processes and feedback received from the Company’s engagement with shareholders and other stakeholders. As part of Board succession planning, the Board will seek to add new directors that complement the overall skills and capabilities of the Board in ways identified through the Board’s self-evaluation. Although the Board’s size may fluctuate in the near term as it recruits new directors, the Board expects that its size will settle over time toward the lower end of its recent historical range of 12 to 16 directors. As always, gender and ethnic diversity remain a priority for the Board in its director recruitment efforts.

Financial Services 45% 5 of 11 Independent Director Nominees have Financial Services Experience Tenure of Independent Director Nominees* 2.7 Average Years of Tenure Financial Services Risk Experience On Risk Committee 57% 4 of 7 Members of Risk Committee have Large Financial institution Risk Management Experience * Based on completed years of service from date first elected to Board

Board Composition Snapshot

11 of 12 (or 92%) Director nominees are independent	Board size is 12 and expected to settle over time toward the lower end of historical range of 12 to 16 directors

More than half of independent director nominees elected since 2017, enhancing financial services, risk management, information security/cyber, technology, regulatory, human capital management, finance, consumer, business process and operations, and social responsibility experience on the Board

Highly qualified directors with a diverse mix of qualifications, skills, and experience consistent with the Company’s strategy, risk profile, and risk appetite

Current focus on recruitment of new directors to complement existing Board skills and experience in areas identified by the Board, including:

•   Banking, bank regulatory, and financial services,

•   Former CFO and/or accounting, and

•   Technology and information security experience

24	Wells Fargo & Company

Corporate Governance

Board Qualifications and Experience

Minimum Qualifications

Our Board has identified the following minimum qualifications for its directors:

Character and Integrity Must be an individual of the highest character and integrity

CEO / Leadership Experience

Demonstrated breadth and depth of management and/or leadership experience preferably in a senior leadership role, in a large or recognized organization or governmental entity

Financial Literacy or Other Relevant Professional or Business Experience Financial literacy or other professional or business experience relevant to an understanding of our Company and its business
Independence and Constructive Collegiality Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment

Our Board believes that CEO or other senior management and/or leadership experience provides our directors with substantial experience relevant to serving as a director of our Company, including in many of the areas discussed below that our Board views as important when evaluating director nominees. Our Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas.

Additional Qualifications and Experience Identified by Our Board as Important to Our Company, Strategy, and Operations

The GNC and our Board desire that the Board as a whole has an appropriate balance of skills, knowledge, experience, and perspectives that are relevant to our Vision, Values & Goals. In addition to the minimum qualifications required for Board services under the Board’s Corporate Governance Guidelines, the following are additional qualifications and experience that the Board has previously identified through its annual self-evaluation process as desirable in light of Wells Fargo’s business, strategy, risk profile, and risk appetite.

Categories of Additional Qualifications/Experience and Their Relevance to Wells Fargo

Financial Services Industry

Experience in one or more of the Company’s specific financial services areas, including retail banking, wholesale banking, wealth and investment management, or global payments

Corporate Governance Experience or expertise in corporate governance matters, including through service as the executive or independent chair or lead director of a board of directors

Accounting, Financial Reporting Experience as an accountant or auditor at a large accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting

Management Succession Planning

Experience or expertise in CEO and senior management succession planning, including through service as a current or former chief executive officer or president of a large organization

Risk Management Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber) or risks facing large financial institutions	Environmental, Social, and Governance (ESG) Experience in ESG matters, including as part of a business and managing corporate, environmental, and social responsibility issues as business imperatives

2019 Proxy Statement	25

Corporate Governance

Categories of Additional Qualifications/Experience and Their Relevance to Wells Fargo

Human Capital Management

Experience or expertise through a human resources leadership role in the management and development of human capital, including management of a large retail workforce, compensation, culture and other human capital issues

Community Affairs Experience in community affairs matters, including as part of a business and managing community relations and/or relationships with communities and other stakeholders

Strategic Planning, Business Development, Business Operations Experience defining and driving strategic direction and growth and managing the operations of a business or large organization	Government, Public Policy Experience in governmental affairs and public policy matters, including as part of a business and/or through positions with government organizations and regulatory bodies

Information Security, Cybersecurity, Technology

Experience or expertise in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Regulatory Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry

Consumer, Marketing, Digital Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing	Global Perspective or International Experience doing business internationally or focused on international issues and operations

Legal Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations

26	Wells Fargo & Company

Corporate Governance

Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees. Additional information on the business experience and other skills and qualifications of each of our director nominees is included under Item 1 – Election of Directors. Each director also contributes other important skills, expertise, experience, and personal attributes to our Board that are not reflected in the chart below.

Baker Clark Craver Duke Hewett James Morris Pujadas Quigley Sargent Sloan Vautrinot Total # Qualifications and Experience Financial Services 5Consumer Banking 2 Wholesale/Institutional 3 Other (e.g., Insurance, Retirement Services) 3 Accounting, Financial Reporting 3Prior Large Public Company CFO ExperienceII8Risk Management 4 Human Capital Management 5 Strategic Planning, Business Development, Business Operations 11 Information Security, Cybersecurity, Technology 4 Consumer, Marketing, Digital 4 Corporate Governance 9 Management Succession Planning 8 Environmental, Social, and Governance (ESG) 2 Community Affairs3 Government, Public Policy 4 Regulatory 7 Financial Services 6 Other Regulated Industry 2 Global Perspective, International 9 Legal 2 Additional Qualifications and Information Financial Services Risk Expertise Other Risk Expertise Audit Committee Financial Expert# of Other Public Company Boards1110111102202Board Tenure and Diversity Tenure (# completed years of service)** 10114010115223 Annual Meeting Retirement Year (Age 72 Retirement Policy)2021202620242025203720212035203420242028N/A2032Age at 2019 Annual Meeting706567665470565767635859GenderMFMFMMFFMMMMFAfrican-American/BlackIIAsian, Hawaiian, or Pacific Islander Latino/HispanicI Geographic Location FL FL CA VA CT AL NJ NY UT OH CA CO

*	Diversity characteristics based on information self-identified by each director to the Company.
**	Based on completed years of service from date first elected to Board.

2019 Proxy Statement	27

Corporate Governance

Importance of Board Diversity

Although the GNC does not have a separate policy specifically governing diversity, as described in the Corporate Governance Guidelines and its charter the GNC will consider, in identifying first-time candidates or nominees for director, and in evaluating individuals recommended by shareholders, the current composition of our Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members. The GNC also incorporates this broad view of diversity into its director nomination process by taking into account all of the factors above, in addition to having a diverse candidate pool for each director search the Board undertakes, when evaluating and recommending director nominees to serve on our Board so that our Board’s composition as a whole appropriately reflects the current and anticipated needs of our Board and our Company.

In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, operational, or financial expertise, depending on the circumstances and the composition of our Board at the time. Gender, race, and ethnic diversity also have been, and will continue to be, a priority for the GNC and our Board in its director nomination process because the GNC and our Board believe that it is essential that the composition of our Board appropriately reflects the diversity of our Company’s team members and the customers and communities they serve. The GNC considers the self-identified diversity characteristics of each director or potential director candidate.

The GNC believes that it has been successful in its efforts over the years to promote gender, race, and ethnic diversity on our Board. The GNC and our Board believe that our 12 director nominees for election at our 2019 annual meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board. The charts below show the diversity of our 12 director nominees. The Board expects to maintain its focus on the importance of Board diversity as well as desired qualifications and experience identified by the Board in future director recruitment efforts.

The GNC and our Board will continue to monitor the effectiveness of their practice of considering diversity through assessing the results of any new director search efforts, and through the GNC’s and our Board’s annual self-evaluation processes in which directors discuss and evaluate the composition and functioning of our Board and its committees.

28	Wells Fargo & Company

Corporate Governance

Item 1 – Election of Directors

Our Board understands the critical role it plays in protecting and serving the interests of shareholders and meeting the expectations of our regulators and other stakeholders. This has been reflected in every change our Board has made over the past two years to its composition and practices, including many that reflect valuable feedback we have received from investors and other stakeholders. Our Board believes that it has the right mix of professional experiences and diverse perspectives to provide effective oversight and governance of our Company and management. See Board Composition for more information about our Board.

Director Nominees for Election

Below we provide information about our Board’s nominees, including their age and the month and year in which they first became a director of our Company, their business experience for at least the past five years, the names of publicly-held companies (other than our Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, skills, or attributes that led to our Board’s conclusion that each nominee should serve as a director of our Company.

Our Board has set 12 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of Wells Fargo & Company and have been previously elected by our shareholders, except for Wayne M. Hewett (elected by our Board effective January 7, 2019). Mr. Hewett is standing for election by our shareholders for the first time at the annual meeting. Karen B. Peetz, a current director, is not standing for re-election and will retire from our Board at the 2019 annual meeting. Our Board has determined that each nominee for election as a director at the annual meeting is an independent director, except for Timothy J. Sloan, as discussed under Director Independence. Directors are elected to hold office until our next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion, or our Board may reduce its size. In addition, as described under Director Election Standard and Nomination Process, each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective only if he or she fails to receive the required vote for election to our Board and our Board accepts the resignation.

Item 1 – Election of Directors

Our Board recommends that you vote FOR each of the director nominees below for a one year term.

2019 Proxy Statement	29

Corporate Governance

John D. Baker II

Age: 70

Director since: January 2009

Other Current Public Company Directorships: FRP Holdings, Inc.

Committees: Audit and Examination, Credit (Chair)

Mr. Baker has served as Executive Chairman since October 2010 and chief executive officer since March 2017 of FRP Holdings, Inc. (formerly Patriot Transportation Holding, Inc.), a real estate company located in Jacksonville, Florida. He served as President and Chief Executive Officer of Patriot from February 2008 until October 2010. He served as President from May 1989, and Chief Executive Officer from February 1996 of Florida Rock Industries, Inc., Jacksonville, Florida until November 2007. Mr. Baker also currently serves as a director of Blue Water Industries Holdings, LLC, a construction aggregates company located in Jacksonville, Florida, and a senior advisor for Brinkmere Capital Partners, LLC, a private equity firm.

Mr. Baker was formerly a director of Texas Industries, Inc. and Patriot Transportation Holding, Inc.

Qualifications and Experience

•	Leadership, Governance, Succession Planning. As the CEO or chairman of three public companies during the past 20 years, including a company involved in real estate activities, Mr. Baker brings leadership, governance, and executive management experience to our Board.

•	Strategic Planning, Business Development, Business Operations. Mr. Baker has led or founded several public and private companies doing business in the Southeast, including as the lead investor and senior advisor for a private equity firm, and his business development skills and deep knowledge of the business climate in the Southeast provide unique insight into the operating environment of some of our Company’s largest banking markets.

•	Financial Acumen. Mr. Baker has extensive financial management expertise that he gained as a CEO or chairman and as a past member of the audit committees of two other public companies.

•	Legal, Risk Management, and Other Capabilities. Mr. Baker has a law degree from the University of Florida School of Law, and his experience as a lawyer and former member of the board of a large public utility company also contribute important risk management, regulatory oversight, and public policy skills to our Board.

Celeste A. Clark

Age: 65

Director since: January 2018

Other Current Public Company Directorships: The Hain Celestial Group, Inc.

Committees: Corporate Responsibility (Chair), Credit, Governance and Nominating Committee

Dr. Clark has served as a principal of Abraham Clark Consulting, LLC, Battle Creek, Michigan (health and regulatory policy consulting firm) since 2011. She was Sr. VP of Global Public Policy and External Relations from 2010 and Chief Sustainability Officer from 2008 of Kellogg Company, Battle Creek, Michigan, (food manufacturing company) until 2011.

Dr. Clark was formerly a director of AdvancePierre Foods Holdings, Inc., Diamond Foods, Inc., Mead Johnson Nutrition Company, and Omega Protein Corporation.

Qualifications and Experience

•	Leadership, Consumer, Global Perspective. As a former member of the global executive management team at Kellogg Company, Dr. Clark has extensive executive management and consumer retail experience having led the development and implementation of health, nutrition, and regulatory science initiatives and worked across 180 global markets to ensure consistency in approach and implementation within regulatory guidelines.

•	ESG, Community Affairs, Public Policy. She brings insights on social responsibility matters to our Board as a trustee of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the U.S., a former Sr. VP of Global Public Policy and External Relations and Chief Sustainability Officer at Kellogg, and President of the Kellogg Company 25-year Employees’ Fund, Inc.

•	Corporate Governance. Dr. Clark’s experience as the former chair of the governance and nominating committees of AdvancePierre Foods and AAA Michigan (travel, road service, and insurance business) and as a current or former member of the governance and nominating committees of three other public companies contribute important corporate governance, risk management, and corporate strategy insights to our Board.

•	She holds a Bachelor of Science degree from Southern University, a Master of Science from Iowa State University, and a Ph.D. from Michigan State University, and is an adjunct professor at Michigan State University.

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Corporate Governance

Theodore F. Craver, Jr.

Age: 67

Director since: January 2018

Other Current Public Company Directorships: Duke Energy Corporation

Committees: Audit and Examination, Finance (Chair)

Mr. Craver served as President from April 2008 until May 2016 and Chairman and CEO from August 2008 until his retirement in September 2016 of Edison International (Edison), Rosemead, California (electric utility holding company). Prior to joining Edison in 1996, Mr. Craver served as executive vice president and corporate treasurer of First Interstate Bancorp (First Interstate), a predecessor company of Wells Fargo. He also served as chairman of both the electric utility trade group, Edison Electric Institute (June 2014 to June 2015), and the industry’s technology research arm, the Electric Power Research Institute (April 2011 to April 2012).

Mr. Craver was formerly a director of Edison and Health Net, Inc.

Qualifications and Experience

•	Leadership, Regulatory, Risk Management, Information Security, Strategic Planning, Business Operations, Corporate Governance, Management Succession Planning. Mr. Craver has acquired extensive executive management, corporate governance, risk management, and information security experience in highly regulated industries from his service in senior management positions at Edison (a regulated utility company) and First Interstate.

•	Financial Acumen, Financial Reporting. His service as the CFO and treasurer of Edison, corporate treasurer of First Interstate and CFO of First Interstate’s wholesale banking subsidiary, and audit committee chair of Duke Energy Corporation provide him with extensive financial experience.

•	Financial Services. As a former corporate treasurer of First Interstate and a chief financial officer of First Interstate’s wholesale banking subsidiary with 23 years of experience in the banking industry, he brings an understanding of our industry and insights relevant to our businesses to our Board.

•	Other Capabilities. Mr. Craver serves on the Federal Reserve Bank of San Francisco’s Economic Advisory Council. He earned a CERT certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

•	He holds a Bachelor of Arts degree and a Master of Business Administration degree from the University of Southern California.

Elizabeth A. Duke

Age: 66

Director since: January 2015

Independent Chair

Other Current Public Company Directorships: None

Committees: Credit, Finance, Governance and Nominating, Risk

Ms. Duke has served as Chair of Wells Fargo’s Board of Directors since January 2018, and served as Vice Chair from October 2016 to December 2017. Ms. Duke served as a member of the Federal Reserve Board of Governors from August 2008 to August 2013, where she served as chair of the Federal Reserve’s Committee on Consumer and Community Affairs and as a member of its Committee on Bank Supervision and Regulation, Committee on Bank Affairs, and Committee on Board Affairs. From March 2014 to September 2015, she served as executive-in-residence at Old Dominion University, Norfolk, Virginia (higher education). Previously, she was chief operating officer of TowneBank from 2005 to 2008, and was an executive vice president at Wachovia Bank, N.A. (2004 to 2005), and at SouthTrust Bank (2001 to 2004), which was acquired by Wachovia in 2004. Ms. Duke also served as CEO of Bank of Tidewater, which was acquired by SouthTrust, and CFO of Bank of Virginia Beach.

Qualifications and Experience

•	Leadership, Financial Services, Government, Regulatory, Risk Management, Corporate Governance, Public Policy. As a former member of the Federal Reserve Board of Governors, Ms. Duke has broad experience and knowledge of the U.S. financial system, financial regulation, and economic and public policy, and governance matters.

•	Financial Acumen, Financial Services Risk Management, Consumer, Community Affairs. Ms. Duke’s service as a Federal Reserve Governor during a critical time for the U.S. economy and banking system and focus on consumer regulation and protection in that role provides her with experience identifying, assessing, and managing risk exposures of financial firms such as our Company, and a unique understanding of risks and opportunities that contribute important consumer, community affairs, and risk management experience to our Board.

•	Leadership, Financial Services, Strategic Planning, Business Development, Business Operations. She also brings extensive financial services and financial management experience to our Board as a result of various senior leadership roles leading banking operations in markets where our Company does business.

•	Ms. Duke has an M.B.A. from Old Dominion University.

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Corporate Governance

Wayne M. Hewett

Age: 54

Director since: January 2019

Other Current Public Company Directorships: The Home Depot, Inc.

Committees: Corporate Responsibility, Human Resources, Risk

Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, founded in Montabaur, Germany (packaging) from August 2015 to November 2017. He was President from February 2015 and a director from March 2015 of Platform Specialty Products Corporation, West Palm Beach, Florida (specialty chemicals) until August 2015. Mr. Hewett was President and Chief Executive Officer of Arysta LifeScience Corporation, Tokyo, Japan (crop protection and life sciences) from January 2010 until its acquisition by Platform Specialty Products Corporation in February 2015. Since March 2018, he has served as a senior advisor to Permira (private equity) and Non-Executive Chairman of DiversiTech Corporation (HVAC manufacturer and distributor), a portfolio company of the Permira Funds.

Mr. Hewett was formerly a director of Ingredion Incorporated and Platform Specialty Products Corporation.

Qualifications and Experience

•	Leadership, Strategic Planning, Management Succession Planning, Global Perspective/International. As a former Chief Executive Officer and/or President of three companies and as a former executive at General Electric Company (1986 – 2007), Mr. Hewett has extensive executive management experience. His service as Chief Executive Officer of two companies based in Europe and Asia Pacific and as an executive with oversight of international businesses at General Electric Company results in Mr. Hewett bringing a global perspective to oversight of the Company’s businesses.

•	Business Operations, Risk Management. Mr. Hewett brings insights on business operations and risk management through his senior management experience, including VP, Supply Chain & Operations at General Electric Company, and roles leading technologically sophisticated businesses, including at Klöckner Pentaplast Group, Platform Specialty Products Corporation, Arysta LifeScience Corporation, and General Electric Company where he was President and CEO, GE Advanced Materials, and President and CEO, GE Silicones.

•	Financial Acumen, Corporate Governance. As a current director, and audit committee member, of The Home Depot, Inc., as well as a former board member of other public company boards, Mr. Hewett has insight into corporate governance, financial, and strategic matters relevant to the Company and its businesses.

•	Mr. Hewett has Master of Science and Bachelor of Science degrees in Industrial Engineering from Stanford University.

Donald M. James

Age: 70

Director since: January 2009

Other Current Public Company Directorships: The Southern Company

Committees: Finance, Governance and Nominating (Chair), Human Resources

Mr. James served as Chairman and a director from 1997 until December 2015 and Chief Executive Officer from 1997 until July 2014 of Vulcan Materials Company, Birmingham, Alabama (construction materials).

Mr. James was formerly a director of Vulcan Materials Company.

Qualifications and Experience

•	Leadership, Strategic Planning, Business Operations, Legal. Mr. James brings extensive leadership and executive management experience to our Board as the former chairman and CEO of Vulcan Materials Company where he also served in various senior management positions, including as president, chief operating officer, and general counsel.

•	Legal, Regulatory. Before joining Vulcan, Mr. James practiced law as a partner in a large law firm in Alabama and was a member of the firm’s Executive Committee, which also provides him with additional perspective in dealing with complex legal, regulatory, and risk matters affecting our Company.

•	Financial Acumen, Regulatory, Corporate Governance, Risk Management, Management Succession Planning. As a former board member of Wachovia, SouthTrust Corporation (which was acquired by Wachovia), and Protective Life Corporation, Mr. James has substantial knowledge and experience in the banking and financial services industry, and his service as Lead Director and chairman of both the Governance Committee and Finance Committee of The Southern Company, a large public utility company, also brings important corporate governance, regulatory oversight, succession planning, financial management and business strategy experience to our Board. Mr. James’ service as the chief executive officer of a public company provides him with an important perspective on risk management and corporate governance.

•	Legal. Mr. James has an M.B.A. from the University of Alabama and a law degree from the University of Virginia.

32	Wells Fargo & Company

Corporate Governance

Maria R. Morris

Age: 56

Director since: January 2018

Other Current Public Company Directorships: S&P Global Inc.

Committees: Human Resources, Risk (Chair)

Ms. Morris served as executive vice president and head of the Global Employee Benefits business from 2011 and interim head of the U.S. Business from 2016 until July 2017 of MetLife, Inc. (MetLife), New York, New York (global provider of life insurance, annuities, employee benefits, and asset management). She was Chief Marketing Officer from April 2014 until January 2015 and executive vice president of Technology and Operations from January 2008 to September 2011.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Global Perspective/International. As a result of her 33-year career with MetLife, including service as the head of the Global Employee Benefits business and interim head of the U.S. Business, with responsibility for MetLife’s U.S. business and employee benefits business in more than 40 countries, including its relationships with multinational companies and distribution relationships with financial institutions, Ms. Morris brings extensive executive management and leadership experience at a large financial institution to our Board.

•	Financial Services Risk Management, Global Perspective/International. Ms. Morris’ experience in risk management, retail, and international matters, including addressing prior sales practices issues in the insurance industry, at a large financial institution adds an important perspective to our Board. Her service as chair of the audit committee of S&P Global Inc. provides her with additional risk management experience in the financial services industry.

•	Technology, Business Operations, Consumer, Marketing, Human Capital Management. Her service as MetLife’s head of Global Technology and Operations and Chief Marketing Officer provides her with valuable insights into technology, operations, and marketing relevant to our industry and our businesses. Her operations and integration experience, including oversight of the successful integration of MetLife’s acquisition of American Life Insurance Company, provides her with a unique human capital management perspective.

•	She holds a Bachelor of Arts degree from Franklin & Marshall College.

Juan A. Pujadas

Age: 57

Director since: September 2017

Other Current Public Company Directorships: None

Committees: Credit, Finance, Risk

Mr. Pujadas served as vice chairman, Global Advisory Services of PricewaterhouseCoopers International Limited, London, United Kingdom (audit, financial advisory, risk management, tax, and consulting, the PricewaterhouseCoopers global network), from 2008 until his retirement in June 2016. He served as the leader of the U.S. Advisory practice of PricewaterhouseCoopers LLP (PWC), the U.S. member firm of PricewaterhouseCoopers International Limited (PWCIL), from 2003 to 2009.

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Regulatory, Business Operations. Mr. Pujadas brings extensive executive management experience and expertise in risk management and the financial services industry to our Board as a result of his service in a wide range of leadership activities at PWC and PWCIL, including as vice chair, Global Advisory Services, leader of the U.S. Advisory practice, managing partner for Strategy and leader of the Global Risk Management Solutions practice for the Americas.

•	Information Security, Technology. His experience as a principal in PWC’s financial services industry practice provides him with an important perspective on risk management, information security, and technology in the financial services industry.

•	Financial Services Risk Management, Global Perspective/International. Mr. Pujadas brings further international experience in the financial services industry and insight into financial risk management to our Board as a result of his service as chief risk officer of Santander Investment, the international investment banking arm of Banco Santander from 1995 to 1998 and his service as a member of the executive committee of Santander Investment and the management committee of the commercial banking division of Banco Santander.

•	Technology, Other Capabilities. He holds a Bachelor of Science in Economics in Finance and Bachelor of Applied Science in Applied Science/Technology, with a concentration in Computer Science, from the University of Pennsylvania.

2019 Proxy Statement	33

Corporate Governance

James H. Quigley

Age: 67

Director since: October 2013

Other Current Public Company Directorships: Hess Corporation, Merrimack Pharmaceuticals, Inc.

Committees: Audit and Examination (Chair), Risk

Mr. Quigley served as senior partner of Deloitte LLP, New York, New York (audit, financial advisory, risk management, tax, and consulting) from June 2011 until his retirement in June 2012, when he was named CEO Emeritus. Prior to his retirement, he served as CEO of Deloitte Touche Tohmatsu Limited (DTTL, the Deloitte global network) from June 2007 to June 2011, and as CEO of Deloitte LLP, the U.S. member firm of DTTL, from 2003 until 2007.

Qualifications and Experience

•	Leadership, Accounting, Financial Reporting, Risk Management. Mr. Quigley brings extensive leadership, accounting and financial reporting, auditing, and risk management experience to our Board. He served Deloitte for over 35 years in a wide range of leadership positions, including as CEO, and provided accounting, financial advisory, and consulting services to many of Deloitte’s leading clients in a range of industries.

•	Global Perspective/International, Strategic Planning, Regulatory, Corporate Governance, Management Succession Planning. Mr. Quigley’s broad management experience running a global firm, as well as his experience advising diverse multinational companies operating in complex environments, provides a key perspective on business operations, strategic planning, risk, regulatory, and corporate governance matters. His service as a former trustee of the International Financial Reporting Standards Foundation and a former member of the Board of Trustees of The German Marshall Fund of the United States also provides valuable insight on international business affairs.

•	Corporate Governance. Mr. Quigley’s service as the non-executive chairman and a director of Hess Corporation provides additional corporate governance insights.

•	Accounting, Financial Reporting, Public Policy. He previously was a member of the U.S. Securities and Exchange Commission Advisory Committee on Improvements to Financial Reporting and numerous committees of the American Institute of Certified Public Accountants.

•	He earned a Bachelor of Science degree and honorary Doctorate of Business from Utah State University.

Ronald L. Sargent

Age: 63

Director since: February 2017

Other Current Public Company Directorships: Five Below, Inc., The Kroger Co.

Committees: Audit and Examination, Corporate Responsibility, Governance and Nominating, Human Resources (Chair)

Mr. Sargent served as Chairman from March 2005 until January 2017 and Chief Executive Officer from February 2002 until June 2016 of Staples, Inc., Framingham, Massachusetts (business products retailer).

Mr. Sargent was formerly a director of Staples, Inc.

Qualifications and Experience

•	Leadership, Corporate Governance, Management Succession Planning, Consumer, Marketing. As the former chairman and CEO of Staples, Inc. and as the Lead Director of The Kroger Co., Mr. Sargent brings leadership, executive management, corporate governance, and consumer retail and marketing experience to our Board.

•	Marketing, Digital, Business Operations. He has over 35 years of retail experience and brings significant insight related to the transition toward more online and digital customer experiences.

•	Human Capital Management, Global Perspective/ International. His experience relating to the management of a large global workforce serving customers globally through a variety of channels is beneficial to our Company in light of our large workforce and diversified business model.

•	Financial Acumen, Strategic Planning. Mr. Sargent brings to our Board finance and business strategy experience as a result of his service at Staples and as the former chair of the audit committee of The Kroger Co.

•	Consumer, Public Policy. As a current member of Kroger’s public responsibilities committee, he also adds a perspective on public and social policy issues facing a large consumer retail business.

•	Mr. Sargent has an M.B.A. from Harvard Business School.

34	Wells Fargo & Company

Corporate Governance

Timothy J. Sloan

Age: 58

Director since: October 2016

Other Current Public Company Directorships: None

Mr. Sloan has served as our Company’s Chief Executive Officer and a director since October 2016, and President since November 2015. He also served as our Chief Operating Officer from November 2015 to October 2016, Senior Executive Vice President (Wholesale Banking) from May 2014 to November 2015, and our Senior Executive Vice President and Chief Financial Officer from February 2011 to May 2014.

Mr. Sloan was formerly a director of California Resources Corporation.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Strategic Planning, Consumer, Digital. Mr. Sloan has served with our Company or its predecessors for 31 years in a variety of management and senior management positions and he brings to our Board tremendous experience and knowledge regarding the financial services industry, the regulatory environment for financial services companies, and our Company’s Consumer and Wholesale businesses.

•	Financial Reporting, Business Operations, Global Perspective, Human Capital Management, Strategic Planning. He has extensive leadership, financial, business strategy, and business operations experience, including through his prior roles as our Company’s Chief Financial Officer with responsibility for our financial management functions including controllers, financial reporting, asset liability management, treasury, investor relations, and investment portfolios; our Chief Operating Officer with responsibility for the operations of our four main business groups; and our Chief Administrative Officer with responsibility for managing Corporate Communications, Corporate Social Responsibility, Enterprise Marketing, Government Relations, and Corporate Human Resources.

•	Risk Management, Management Succession Planning. Mr. Sloan’s service as our Company’s Chief Executive Officer and in other senior management positions, provide him with extensive risk management experience relevant to the Company’s industry and businesses, as well as extensive experience in management succession planning.

•	Mr. Sloan has an M.B.A. in finance and accounting from the University of Michigan.

Suzanne M. Vautrinot

Age: 59

Director since: February 2015

Other Current Public Company Directorships: Ecolab Inc., Symantec Corporation

Committees: Corporate Responsibility, Credit, Risk

Ms. Vautrinot has served as President of Kilovolt Consulting Inc., Colorado Springs, Colorado (a cyber security strategy and technology consulting firm) since October 2013. Ms. Vautrinot retired from the United States Air Force in October 2013 after 31 years of service. During her distinguished career with the United States Air Force, she served in a number of leadership positions including as Major General and Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations from April 2011 to October 2013, Special Assistant to the Vice Chief of Staff of the United States Air Force in Washington, D.C. from December 2010 to April 2011, Director of Plans and Policy, U.S. Cyber Command from May 2010 to December 2010 and Deputy Commander, Network Warfare, U.S. Strategic Command from June 2008 to December 2010, and Commander, Air Force Recruiting Service from July 2006 to June 2008. She has been awarded numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal.

Qualifications and Experience

•	Leadership, Cybersecurity, Risk Management, Government, Business Operations. As a result of more than 30 years of service in various leadership and command roles in the United States Air Force, Ms. Vautrinot brings extensive space and cyber technology and operations expertise to our Board at a time when protecting financial institutions and the financial system from cyber threats is a top priority.

•	Global Perspective/International, Cybersecurity, Technology, Strategic Planning. In addition to her vast cyber expertise, Ms. Vautrinot has led large, complex, and global organizations, which brings operational, strategic, and innovative technology skills to our Board. She retired as a Major General and Commander, 24th Air Force, where she oversaw a multi-billion dollar cyber enterprise responsible for operating, extending, maintaining, and defending the Air Force portion of the Department of Defense global network.

•	Human Capital Management, Public Policy. As Commander, 24th Air Force, she led a workforce unit of approximately 14,000 military, civilian, and contractor personnel, which along with her other leadership roles and assignments in the United States Air Force, provides her with significant planning and policy, strategic security, and workforce development expertise.

•	Technology and Other Capabilities. She has a Bachelor of Science from the United States Air Force Academy, a Master of Science in systems management from the University of Southern California, and was a National Security Fellow at the John F. Kennedy School of Government at Harvard University. Ms. Vautrinot was elected a member of the National Academy of Engineering in 2017.

2019 Proxy Statement	35

Corporate Governance

Director Election Standard and Nomination Process

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where, as of the record date, the only nominees are those nominated by our Board, such as at this meeting). Under this standard, a nominee for director will be elected to our Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to our Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and our Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Nomination Process

GNC Leadership of the Director Nomination Process

The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite leadership, executive management, financial, industry, and other expertise who will act as directors in the best interests of our Company and its shareholders. The GNC regularly reviews the composition of our Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. As discussed above, the GNC also oversees our Board’s self-evaluation process.

Identification and Assessment of Director Candidates

The GNC identifies potential candidates for first-time nomination as a director through various sources, including recommendations it receives from the following:

•	Current and former Board members,

•	Third-party search firms,

•	Shareholders and other stakeholders, and

•	Contacts in the communities we serve.

The GNC has the authority to engage a third party search firm to identify and provide information on potential candidates. A key objective of the GNC in connection with its identification of potential director candidates is to use multiple sources and actively seek out qualified women and ethnically diverse candidates in order to have a diverse candidate pool for each search the Board undertakes.

Wayne M. Hewett, who became a director in January 2019, was identified and recommended to the GNC by a third-party search firm retained by the GNC. In addition to identifying and providing information on a number of potential director candidates, the third party search firm reviewed and provided information about Mr. Hewett for review by the GNC and our Board.

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Corporate Governance

When the GNC has identified a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets our Board-approved minimum qualifications for director nominees described under Board Qualifications and Experience;

•	Whether there are any apparent conflicts of interest in the individual serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described under Director Independence.

In addition, as discussed under Comprehensive Annual Evaluation of Board Effectiveness, the GNC considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its committees, in connection with its determination to nominate existing directors for election at each annual meeting of shareholders.

The GNC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential new director nominee meets the Board’s minimum qualifications and also considers the composition of the entire Board taking into account the particular qualifications, skills, experience, and attributes that our Board believes are important to our Company such as those described under Board Qualifications and Experience.

If a candidate passes this initial review, the GNC arranges introductory meetings with the candidate and our Chair, the GNC Chair, and the CEO to discuss the candidate’s background and determine the candidate’s interest in serving on our Board. If determined appropriate by the Chair and GNC Chair and if the candidate is interested in serving on our Board, the GNC arranges additional meetings with members of the GNC and other members of our Board. The candidate also may meet with Company executives, including as part of the candidate’s consideration of potentially joining our Board. If our Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and any other rules, regulations, or policies applicable to members of our Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by our Board or for nomination for approval by the shareholders at the next shareholders’ meeting, as applicable.

Board Nomination Process

1. Evaluation of Board Composition The GNC and the Board evaluate Board composition annually and identify skills, experience, and capabilities desirable for new directors in light of the Companys business and strategy 2. Identification of Diverse Pool of Candidates Identification of a diverse pool of potential director candidates using multiple sources, including a third party search firm and input from stakeholders 3. Assessment of and Meetings with Potential Candidates Evaluation and assessment of candidate interest, minimum qualifications, conflicts, independence, background and other information Members of the GNC and other Board members meet with qualified candidates 4. Recommendation of Potential Director for Approval GNC recommends potential directors to the Board for approval Shareholders vote on nominees at our annual meeting

Process for Shareholders to Recommend Individuals for Consideration by the GNC

The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. All submissions must include the following information:

•	The shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

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•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of our Company, if elected.

Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder-recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Communicating with our Board

Shareholders and other interested parties may communicate with our Board, including our Board’s Chair or our non-employee or independent directors as a group, in the following ways:

•	Sending an e-mail to BoardCommunications@wellsfargo.com, or

•	Sending a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, California 94163.

Additional information about communicating with our directors and our Board’s process for reviewing communications sent to it or its members is provided on our website at https://www.wellsfargo.com/about/corporate/governance.

Director Orientation Process and Continuing Education

New Director Orientation

All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. Our new director orientation program is led by members of senior management, in consultation with the Chair of our Board and each of our new directors, and covers a review of our business groups, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, our internal and external auditors, corporate governance and key policies and practices (including our Code of Ethics and Business Conduct), as well as the roles and responsibilities of our directors. Orientation sessions are typically held in-person and also may include specific site visits.

Ongoing Director Training

The Board and its committees participate in and receive various forms of training and education throughout the year, including business update sessions; management presentations on the Company’s businesses, services, and products; and information on industry trends, regulatory developments, best practices, and emerging risks in the financial services industry. Other educational and reference materials on governance, regulatory, risk, and other relevant topics are regularly included in Board and committee meeting materials and maintained in an electronic library available to directors.

Continuing Director Education

We also encourage our directors to attend outside director and other continuing education programs and make available to directors information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements and expectations, the economic environment, or other matters relevant to their duties as a director of our Company.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit and Examination Committee, Governance and Nominating Committee, Human Resources Committee, and Risk Committee must be independent under applicable independence standards. Each year our Board affirmatively determines the independence of each director and each nominee for election as a director. Under New York Stock Exchange (NYSE) rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available on our website at: https://www.wellsfargo.com/about/corporate/governance.

Based on the Director Independence Standards, our Board considered information in early 2019 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director, his or her respective immediate family members, and/or certain entities affiliated with such directors and immediate family members, on the

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one hand, and our Company, on the other, to determine the director’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Timothy J. Sloan, who is a Wells Fargo employee, all current directors and director nominees (John D. Baker II, Celeste A. Clark, Theodore F. Craver, Jr., Elizabeth A. Duke, Wayne M. Hewett, Donald M. James, Maria R. Morris, Karen B. Peetz, Juan A. Pujadas, James H. Quigley, Ronald L. Sargent, and Suzanne M. Vautrinot) are independent under the Director Independence Standards, including the NYSE “bright line” standards of independence. Ms. Peetz, a current director, is not standing for re-election and will retire from our Board at the 2019 annual meeting. Our Board determined, therefore, that 11 of our Board’s 12 director nominees are independent. The Board previously determined that each of John S. Chen, Lloyd H. Dean, Enrique Hernandez, Jr., and Federico F. Peña was an independent director prior to their retirement from our Board in April 2018.

In connection with making its independence determinations, our Board considered the following relationships, as well as the relationships with certain directors described under Related Person Transactions, under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships

Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2018 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Business Relationships

The spouse of a sibling of Wayne M. Hewett is affiliated with an entity which has ordinary course business relationships with the Company. The aggregate amount of payments made by our Company to this entity did not exceed 1% of that entity’s or our Company’s 2018 consolidated gross revenues.

Other Relationships

Elizabeth A. Duke has outstanding pension and supplemental retirement plan balances with an aggregate actuarial present value of approximately $157,000 earned from her prior employment with SouthTrust Corporation and its successor, Wachovia Corporation, which employment ended in 2005. Our Company assumed these pre-existing obligations under the applicable plans following the Wachovia merger at the end of 2008.

Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $478,000 earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by legacy Wells Fargo in April 1996.

No additional service-based contributions or accruals will be made to any of these plan balances. Payment of the plan balances is not conditioned on any future service or performance by Ms. Duke or Mr. Craver and are currently being made in accordance with the applicable plan documents.

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Our Board and its Committees

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors also are expected to attend each annual shareholders’ meeting. All of our current directors, with the exception of Wayne M. Hewett who joined our Board in 2019, attended our Company’s 2018 annual shareholders’ meeting.

Our Board held 15 meetings during 2018. Attendance by our Board’s current directors at meetings of our Board and its committees (including subcommittees) averaged 97.23% during 2018. Each current director who served as a director during 2018 attended at least 75% of the total number of 2018 meetings of our Board and committees on which he or she served. Our Board met in executive session without management present during 7 of its 2018 meetings. During 2018, our independent Chair, Elizabeth A. Duke, chaired each of the executive sessions of the non-management and independent directors.

Our Board’s Role in Risk Oversight

Wells Fargo manages a variety of risks that can significantly affect our financial performance and our ability to meet the expectations of our customers, shareholders, regulators, and other stakeholders. We operate under a Board approved risk management framework which outlines our company-wide approach to risk management and oversight and describes the structures and practices employed to manage current and emerging risks inherent to Wells Fargo. We believe that enhancements made during 2018 to our risk management framework transform and clarify our risk management approach by emphasizing the role of risk management when setting corporate strategy and by further rationalizing and integrating certain risk management organizational, governance, and reporting practices.

Risk Management Framework

Our risk management framework defines how we manage risk in a comprehensive, integrated, and consistent manner and lays out our vision for the risk management of the organization. It reinforces each team member’s personal accountability for risk management and is built on a foundation that begins with a deep understanding of the Company’s processes, risks, and controls. Our risk management framework also supports members of senior management in achieving the Company’s strategic objectives and priorities, and it supports the Board as it carries out its risk oversight responsibilities.

The risk management framework consists of three lines of defense: (1) the front line which consists of Wells Fargo’s risk-generating activities, including all activities of its four primary business groups (Consumer Banking; Wholesale Banking; Wealth and Investment Management; and Payments, Virtual Solutions, and Innovation) and certain activities of its enterprise functions (Human Resources, Enterprise Finance, Technology, Legal Department, Corporate Risk, Stakeholder Relations, and Wells Fargo Audit Services); (2) independent risk management, which consists of our Corporate Risk function and is led by our Chief Risk Officer who reports to the Board’s Risk Committee; and (3) internal audit, which is Wells Fargo Audit Services and is led by our Chief Auditor who reports to the Board’s Audit and Examination Committee. In addition to the three lines of defense, our risk management framework includes enterprise control activities, which are certain specialized activities performed within centralized enterprise functions (such as Human Resources and the Legal Department) with a focus on controlling specific risks.

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Key elements of our risk management framework include:

•	A strong culture that emphasizes each team member’s ownership and understanding of risk. We want to cultivate an environment that expects and promotes robust communication and cooperation among the three lines of defense and supports identifying, escalating, and addressing current and emerging risk issues.

•	A company-wide statement of risk appetite that guides business and risk leaders as they manage risk on a daily basis. The company-wide statement of risk appetite describes the nature and magnitude of risk that the Company is willing to assume in pursuit of its business and strategic objectives, consistent with capital, liquidity, and other regulatory requirements.

•	A risk management governance structure, including escalation requirements and a committee structure that helps provide comprehensive oversight of the risks we face.

•	A company-wide risk inventory that promotes a standardized and systematic process to identify and quantify risks at the business group and enterprise level to guide strategic business decisions and capital planning efforts.

•	Policies, procedures, and controls which form an integrated risk management program that promotes active, prompt, and consistent identification, measurement, assessment, control, mitigation, reporting, and monitoring of current and emerging risk exposures across Wells Fargo and are integrated with clear enterprise risk roles and responsibilities for the three lines of defense.

•	Three lines of defense that are closely integrated, each with specific roles and responsibilities for risk management and a clear engagement model that promotes challenge and appropriate escalation of issues and information.

Board Risk Oversight

The business and affairs of the Company are managed under the direction of the Board, whose responsibilities include overseeing management’s implementation of the Company’s risk management framework and ongoing oversight and governance of the Company’s risk management activities. The Board carries out its risk oversight responsibilities directly and through the work of its seven standing committees, including its Risk Committee. All of these committees report to the full Board and are comprised solely of independent directors. Each Board committee has defined authorities and responsibilities for considering a specific set of risk issues, as outlined in its charter, and works closely with management to understand and oversee our Company’s key risk exposures.

The Risk Committee oversees company-wide risks and the Company’s Corporate Risk function and plays an active role in approving and overseeing the Company’s risk management framework. The Risk Committee and the full Board review and approve the enterprise statement of risk appetite annually, and the Risk Committee also actively monitors the Company’s risk profile relative to the approved risk appetite. The Board’s other standing committees also have primary oversight responsibility for certain specific risk matters. The full Board receives reports at each of its regular meetings from the Board committee chairs about committee activities, including risk oversight matters, and the Risk Committee receives periodic reports from management regarding current or emerging risk matters. Additional information about our risk management framework and practices, as well as the risk oversight responsibilities of each of our Board committees, is described in the Financial Review—Risk Management section in our 2018 annual report on Form 10-K and under Our Board and Its Committees in this proxy statement.

Our standing Board committee structure and the primary risk oversight responsibilities of each of those committees is shown in the chart below.

Board of Directors Annually approves strategic plan and company-wide statement of risk appetite
Audit and Examination Committee	Corporate Responsibility Committee	Credit Committee	Risk Committee	Finance Committee	Governance and Nominating Committee	Human Resources Committee
Financial, regulatory and risk reporting and controls	Social and public responsibility matters	Credit Risk

COMPANY-WIDE RISKS

- Compliance

(includes Conduct and Financial Crimes)

- Liquidity

- Model

- Operational

(includes Data Management, Information Security/Cyber, and Technology)

- Reputation

- Strategic

				Interest Rate Risk Market Risk	Board-level governance matters	Culture, ethics, human capital management, and compensation

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The Corporate Risk function, which is the Company’s independent risk management organization, is headed by the Company’s Chief Risk Officer who, among other things, is responsible for setting the strategic direction and driving the execution of Wells Fargo’s risk management activities. The Chief Risk Officer is appointed by and reports to our Board’s Risk Committee. The Chief Risk Officer, as well as the Chief Risk Officer’s direct reports, work closely with the Board’s committees and frequently provide reports and updates to the committees and the committee chairs on risk matters, as appropriate. Corporate Risk develops the Company’s enterprise statement of risk appetite in the context of our risk management framework described above. The Corporate Risk function provides senior management and the Board with an independent perspective of the level of risk to which the Company is exposed.

As part of our Board’s and its committee’s annual self-evaluation process, our Board’s committees annually review their respective charters in light of regulatory expectations, best practices, changes in the Company’s strategy, risk appetite, and identified enterprise risks, updates to our Company’s risk management framework, and director and committee feedback. As a result of its continuing review of committee responsibilities and oversight of risks, our Board has continued to enhance the risk oversight responsibilities of various Board committees and will continue to review our Board’s and its committees’ oversight responsibilities as part of its annual self-evaluation process or more frequently as needed. For additional information on recent enhancements made to the Board’s oversight of risk, including through its committees, see Our Board and Its Committees.

Our Board believes that its Board leadership structure with separate CEO and independent Chair roles has the effect of enhancing our Board’s risk oversight function because of our independent Chair’s involvement in risk oversight matters, including as a member of our Board’s Risk Committee. Our Board also believes that Mr. Sloan’s knowledge of our Company’s businesses, strategy, and risks significantly contributes to our Board’s understanding and appreciation of risk issues.

Board Oversight Of Cyber Risk

Information security is a significant operational risk for financial institutions such as Wells Fargo, and includes the risk resulting from cyber attacks and other information security events relating to Wells Fargo technology, systems, networks, and data that would disrupt Wells Fargo’s businesses, result in the disclosure of confidential data which could damage Wells Fargo’s reputation, cause losses or increase costs. Wells Fargo’s Board is actively engaged in the oversight of the Company’s information security risk management and cyber defense programs. The Board’s Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes the information security policy and the cyber defense program. The Risk Committee formed a Technology Subcommittee to assist it in providing oversight of technology, information security, and cyber risks as well as data management risk. The Technology Subcommittee reviews and recommends to the Risk Committee for approval any significant supporting information security (including cyber security) risk, technology risk, and data management risk programs and/or policies, including the Company’s data management strategy. The Technology Subcommittee reports to the Risk Committee and both provide updates to the full Board.

Committees of our Board

Continuing to Enhance Board Committees and Risk Oversight

During 2017 and 2018, the Board reviewed, clarified, and enhanced Board committee oversight responsibilities through amendments to Board committee charters in order to restructure the Board’s oversight activities and enhance its oversight of risk, including conduct risk, compliance risk, operational risk, information security/cyber risk and technology risk. The Board amended committee charters further during 2018 to align with the Company’s enhanced Risk Management Framework, which was reviewed and approved by the Risk Committee.

In connection with the GNC’s and the Board’s annual review of committee member assignments and chair positions, the GNC considers best practices with respect to committee refreshment and committee chair rotations. The GNC also reviews a director qualifications and experience matrix for each Board committee to assist it in evaluating the collective experience of directors on each committee in light of the particular committee’s oversight responsibilities. The collective qualifications and experience of directors on each committee are reflected in the charts under Board Committee Composition and Oversight Responsibilities below. The Board has reconstituted the membership and leadership of its Board committees since 2016, including based on the addition of new directors to the Board. Six of the Board’s seven standing Board committees have new chairs since September 2017.

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Current Board Committee Membership and Charters

Our Board has established seven standing committees: Audit and Examination, Corporate Responsibility, Credit, Finance, Governance and Nominating, Human Resources, and Risk. Our Board’s committees act on behalf of our Board and report on their activities to the entire Board. Our Board appoints the members and chair of each committee based on the recommendation of the GNC. Certain of our directors also serve as members of the Wells Fargo Bank, National Association board of directors. The following table provides current membership information for each of our Board’s standing committees and Wells Fargo Bank’s board of directors.

Name	AEC	CRC	Credit	Finance	GNC	HRC	Risk	Wells Fargo Bank board of directors

John D. Baker II	•		Chair
Celeste A. Clark		Chair	•		•
Theodore F. Craver, Jr.	•			Chair				•
Elizabeth A. Duke			•	•	•		•
Wayne M. Hewett		•				•	•
Donald M. James				•	Chair	•
Maria R. Morris						•	Chair	•
Karen B. Peetz						•	•	•
Juan A. Pujadas			•	•			•
James H. Quigley	Chair						•	Chair
Ronald L. Sargent	•	•			•	Chair
Suzanne M. Vautrinot		•	•				•
Number of Members	4	4	5	4	4	5	7	5^

• = Member

^ = Mr. Sloan also serves as a member of the Wells Fargo Bank board of directors

Our Board has adopted a charter for each standing Board committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing reputation risk related to its responsibilities. Committees may recommend charter amendments at any time, and our Board must approve any recommended charter amendments. Additional information about our Board’s seven standing committees, including their key responsibilities, appears below and a current copy of each committee’s charter is available on our website at: https://www.wellsfargo.com/about/corporate/governance.

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Board Committee Composition and Oversight Responsibilities

Risk Committee Maria R. Morris, Chair	Members: Morris (Chair) Duke Hewett	Peetz Pujadas Quigley Vautrinot	Number of meetings in 2018: 14 (includes 1 joint meeting with AEC)

“In my new role as chair of the Risk Committee, I am working closely with Karen Peetz to provide for a smooth transition of chair responsibilities as we continue our important work to oversee the Company’s progress in strengthening its risk management, including operational and compliance risk management, and achieving operational excellence across the organization in order to reduce risk and improve the experiences of our team members and our customers. In 2018, the Risk Committee approved significant enhancements to the Company’s Risk Management Framework, which defines how the Company manages risk, and is overseeing the Company’s overall risk transformation program and Corporate Risk function. The two new subcommittees of the Risk Committee have been providing focused oversight of compliance and technology-related risks, including the Company’s investment in technology capabilities and systems, as we continue to strengthen the foundation of the Company for the future.

Primary Responsibilities:

•	Approves and oversees our company-wide risk management framework and structure, including through the approval of the risk management framework which outlines our Company’s approach to risk management and the policies, processes, and governance structures necessary to execute the risk management program, and approves the framework and policies for managing our major risks;

•	Oversees the Corporate Risk function and the performance of the Chief Risk Officer, approves the appointment and compensation of the Chief Risk Officer, and monitors the effectiveness of our company-wide independent risk management program;

•	Annually recommends to our Board, and monitors adherence to, our risk appetite, and reviews our aggregate company-wide risk profile and its alignment with our strategy and risk appetite;

•	Oversees operational risk, compliance risk (including annual compliance plan), financial crimes risk (Bank Secrecy Act and Anti-Money Laundering), information security risk (including cyber), technology risk, and data management risk, and approves significant supporting operational risk, compliance, financial crimes, information security, technology, and data management programs and/or policies, including our business continuity and regulatory compliance risk management programs and third party risk management policy;

•	Oversees our company-wide risk culture;

•	Oversees Conduct Risk group activities and company-wide conduct risk; and
•	Oversees liquidity and funding risks, and risks associated with acquisitions and significant new business or strategic initiatives.

Formed Compliance Subcommittee and Technology Subcommittee: The Risk Committee formed two subcommittees which report to the Risk Committee and began meeting in January 2018.

•	The Risk Committee delegated oversight for compliance risk to a Compliance Subcommittee (members are Quigley (chair), Duke, Hewett, and Peetz), which met 12 times in 2018.

•	The Risk Committee delegated oversight for technology, information security/cyber, and data management risk to a Technology Subcommittee (members are Vautrinot (chair), Morris, and Pujadas), which met 14 times in 2018.

Independence: Our Board has determined that each member of the Risk Committee is independent, as independence is defined by NYSE rules.

Risk Expertise: The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that four members (Duke, Morris, Peetz, and Pujadas) have large financial institution risk management experience. In addition, other members of the Risk Committee bring additional risk management experience in specific areas, including financial reporting (Quigley), technology/cyber (Pujadas and Vautrinot), and operations (Hewett).

Risk Committee Qualifications and Experience:
• Financial Services • Accounting, Financial Reporting • Risk Management • Human Capital Management	• Strategic Planning, Business Development, Business Operations • Information Security, Cybersecurity, Technology	• Consumer, Marketing, Digital • Corporate Governance • Management Succession Planning • Environmental, Social, and Governance (ESG)	• Community Affairs • Government, Public Policy • Regulatory • Global Perspective, International

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Audit and Examination Committee (AEC) James H. Quigley, Chair	Members: Quigley (Chair) Baker	Craver Sargent	Number of meetings in 2018: 12 (includes 1 joint meeting with Risk Committee)

“In 2018, the Audit and Examination Committee focused heavily on oversight of the integrity of the Company’s financial statements, strength of internal controls over financial reporting, efforts to enhance capabilities relating to risk reporting, and the independence of and actions by the Company’s external auditor to continue to enhance the quality of its audit practice. Another one of our key responsibilities is overseeing the performance of Wells Fargo Audit Services, our internal audit function and third line of defense which is a critical part of our Risk Management Framework. In early 2019, we also approved the appointment of a new Chief Auditor to lead our internal audit function and look forward to working with her, including in connection with our oversight of the scope and execution of our internal audit plan and performance of the internal audit function. We continue to focus on oversight of regulatory activities and monitoring management’s progress addressing those matters.”

Primary Responsibilities:

•	Assists our Board in fulfilling its responsibilities to oversee the integrity of our financial statements and the adequacy and reliability of disclosures to our shareholders, including our internal control over financial reporting;

•	Selects and evaluates our independent auditor, including its qualifications and independence and approves all audit engagement fees and terms and all non-audit engagements of the independent auditor and engagement fees of any other external auditor for additional required audit, review or attest services;

•	Approves the appointment and compensation of our Company’s Chief Auditor and oversees the performance of the Chief Auditor and the internal audit function;

•	Assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements, including review of regulatory examination reports and communications;

•	Oversees our regulatory and risk reporting disclosure control framework for data; and

•	May perform audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations.

Independence: Our Board has determined that each member of the AEC is independent, as independence for audit committee members is defined by NYSE and SEC rules.

Financial Expertise: Our Board has determined, in its business judgment, that all current members of the AEC listed above are financially literate as required by NYSE rules and each current AEC member (John D. Baker II, Theodore F. Craver, Jr., James H. Quigley, and Ronald L. Sargent) qualifies as an “audit committee financial expert” as defined by SEC regulations. No AEC member may serve on the audit committee of more than two other public companies.

Audit and Examination Committee Qualifications and Experience:
• Financial Services • Accounting, Financial Reporting • Risk Management • Human Capital Management	• Strategic Planning, Business Development, Business Operations • Information Security, Cybersecurity, Technology	• Consumer, Marketing, Digital • Corporate Governance • Management Succession Planning • Government, Public Policy	• Regulatory • Global Perspective, International • Legal

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Governance and Nominating Committee (GNC) Donald M. James, Chair	Members: James (Chair) Clark	Duke Sargent	Number of meetings in 2018: 7

“During 2018, the Governance and Nominating Committee continued to enhance the Board’s governance practices, including by formalizing the framework used by the Board for its own succession planning and approving guidance to management reflecting the Board’s and our Committee’s expectations of management for support of the Board and its committees, including relating to the quality and focus of management reporting. In light of the significant changes the Board made to its composition, leadership, oversight responsibilities, and governance practices that were informed by the Board’s 2017 self-evaluation process and engagement with shareholders and other stakeholders, we again decided to engage a third party to facilitate the Board’s 2018 self-evaluation, including to assist the Board in assessing the implementation and effectiveness of changes made. In addition, we continue to focus on making sure we maintain a Board composition and structure that is appropriate in light of the Company’s strategy, risk profile, and risk appetite. We have added important experience to the Board through recent director recruiting and refreshment, and are currently focused on recruitment of new directors to compliment existing Board skills and experience in areas identified by the Board, including banking, bank regulatory, and financial services, former CFO and/or accounting, and technology and information security experience.”

Primary Responsibilities:

•	Assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for director and committee leadership and membership;

•	Annually reviews and assesses the adequacy of our Corporate Governance Guidelines and oversees a review of our Board’s performance;

•	Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;
•	Reviews director compensation and recommends any changes for approval by our Board; and

•	Oversees our Company’s engagement with shareholders and other interested parties concerning governance matters and works with our Board’s other committees in connection with shareholder engagement on matters subject to the oversight of such other committees.

Independence: Our Board has determined that each member of the GNC is independent, as independence is defined by NYSE rules.

Governance and Nominating Committee Qualifications and Experience:
• Financial Services • Risk Management • Human Capital Management • Strategic Planning, Business Development, Business Operations	• Consumer, Marketing, Digital • Corporate Governance • Management Succession Planning	• Environmental, Social, and Governance (ESG) • Community Affairs • Government, Public Policy	• Regulatory • Global Perspective, International • Legal

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Human Resources Committee (HRC) Ronald L. Sargent, Chair	Members: Sargent (Chair) Hewett	James Morris Peetz	Number of meetings in 2018: 6

“The Human Resources Committee’s oversight responsibilities were expanded in 2017 to include oversight of the Company’s culture, ethics program, and human capital management. An important focus of our Committee is to oversee the alignment of our culture with our performance management and incentive compensation programs so that they are consistent with the Company’s Vision, Values & Goals, including doing what is right for customers. We continue to invest in our team members in order to improve our overall team member experience, including through profit sharing contributions to the Company’s 401(k) plan and our benefits programs. Another key responsibility of our Committee is to oversee the Company’s incentive compensation risk management program, which we have expanded to cover all team members who are eligible to receive incentive compensation and all potential risk types, including risks associated with misconduct and reputational harm. For 2018, we introduced new behavioral expectations for all team members that are aligned with our Vision and Values as well as an enhanced performance objective framework for our senior leaders that focuses on expectations for both “what” is achieved and “how” it is achieved, and includes an evaluation of performance consistent with the Company’s leadership and risk accountability expectations.”

Primary Responsibilities:

•	Approves our Company’s compensation philosophy and principles, and discharges our Board’s responsibilities relating to our Company’s overall compensation strategy and the compensation of our executive officers;

•	Oversees our Company’s incentive compensation risk management program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputational risk;

•	Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for ratification and approval and approves compensation for our other executive officers and any other officers or employees as the HRC determines appropriate;

•	Oversees human capital management, including talent management and succession planning, diversity and inclusion initiatives and results, and pay equity reviews and results;

•	Oversees our Company’s culture, including management’s efforts to foster a culture of ethics throughout our Company;

•	Oversees our Company’s Code of Ethics and Business Conduct and ethics, business conduct, and conflicts of interest program;
•	Oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory votes on executive compensation; and

•	Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor to the HRC, and evaluates the independence of its advisors in accordance with NYSE rules.

The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or committees. The HRC has delegated authority to the Head of Human Resources and the Director of Compensation and Benefits for the administration of our Company’s benefit and compensation programs; however, the HRC generally has sole authority relating to incentive compensation plans applicable to executive officers, the approval of awards under any equity-based plans or programs and material amendments to any benefit or compensation plans or programs.

Independence: Our Board has determined that each member of the HRC is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is independent, as independence for compensation committee members is defined by NYSE rules.

Human Resources Committee Qualifications and Experience:
• Financial Services • Risk Management • Human Capital Management • Strategic Planning, Business Development, Business Operations	• Information Security, Cybersecurity, Technology • Consumer, Marketing, Digital • Corporate Governance	• Management Succession Planning • Environmental, Social, and Governance (ESG) • Community Affairs • Regulatory	• Global Perspective, International • Legal

2019 Proxy Statement	47

Corporate Governance

Corporate Responsibility Committee (CRC) Celeste A. Clark, Chair	Members: Clark (Chair) Hewett	Sargent Vautrinot	Number of meetings in 2018: 5

“Wells Fargo’s Vision, Values & Goals reflect our aspiration to be the financial services leader in corporate citizenship. We are committed to making a positive contribution to the communities where we live and do business. The Corporate Responsibility Committee’s responsibilities are focused on oversight of Wells Fargo’s policies, programs, and strategies for corporate citizenship matters, our brand, and our relationship with external stakeholders. In 2017, we formed a new Stakeholder Relations group, which was expanded in 2018 to include sustainability and corporate responsibility, community relations, and philanthropy, as we do the fundamental work needed to transform our Company and restore our brand and reputation with stakeholders. Among my priorities in my new role as chair of the Corporate Responsibility Committee is a continued focus on community reinvestment, how we evaluate and manage environmental and social risks in connection with our Environmental and Social Risk Management Policy and framework, increasing our spend with diverse suppliers, and continuing to use our philanthropy to address community issues like affordable housing, small business growth, and equity and economic inclusion. I also want to thank our team members who continue to demonstrate their significant commitment and dedication to our communities through their own personal philanthropy and volunteerism.”

Primary Responsibilities:

•	Oversees our Company’s policies, programs, and strategies regarding social responsibility matters of significance to our Company and the public at large, including our Company’s community development and reinvestment activities and performance, fair and responsible lending, support of charitable organizations, and policies and programs related to environmental sustainability and human rights;

•	Oversees our Company’s government relations and public advocacy policies and programs and at least annually receives reports from management on political and lobbying activities, including payments made to trade associations by Wells Fargo;
•	Monitors our Company’s relationships with external stakeholders regarding significant social and public responsibility matters, as well as the Company’s reputation with its stakeholders; and

•	Receives reports and updates from management on significant social and public responsibility matters of interest to our Company and its stakeholders, metrics relating to our Company’s brand and stakeholder perception of our Company, and strategies for enhancing our Company’s reputation among its stakeholders.

Corporate Responsibility Committee Qualifications and Experience:
• Risk Management • Human Capital Management • Strategic Planning, Business Development, Business Operations	• Information Security, Cybersecurity, Technology • Consumer, Marketing, Digital • Corporate Governance	• Management Succession Planning • Environmental, Social, and Governance (ESG) • Community Affairs	• Government, Public Policy • Global Perspective, International

48	Wells Fargo & Company

Corporate Governance

Credit Committee John D. Baker II, Chair	Members: Baker (Chair) Clark Duke	Pujadas Vautrinot	Number of meetings in 2018: 4

“Wells Fargo continues to maintain its strong and conservative credit risk discipline. Wells Fargo is to be one of the few large financial institutions to have a separate board committee focused on credit risk management and credit quality, which is reflective of the importance of effective credit risk management to the Company and the Board in order to enable performance through credit cycles. This strength was evident through the financial crisis and remains a priority of the Credit Committee. During 2018, we continued to focus on maintaining appropriate underwriting standards and credit quality as well as consideration of various components of our credit portfolio, economic conditions, and emerging risks that could impact credit performance in particular industries and sectors. The Credit Committee also oversees the ongoing enhancement of our credit risk management policies and practices which are fundamental to maintaining this core strength of our Company.”

Primary Responsibilities:

•	Monitors and reviews the performance and quality of, and the trends affecting our credit portfolios;

•	Oversees the effectiveness and administration of the credit risk management components of our risk management framework and credit policies, including the organizational structure of Risk Asset Review (RAR), RAR’s examination of our Company’s credit portfolios, processes, and practices, our Company’s adherence to credit risk appetite metrics, and credit risk aggregation and concentration limits;
•	Reviews management’s assessment of the appropriateness of the allowance for credit losses, including the methodology and governance supporting the allowance for credit losses; and

•	Reviews and approves other credit-related activities as it deems appropriate or that are required to be approved by law or regulation, including our Company’s net credit loss forecast, credit stress testing framework and related stress test results.

Credit Committee Qualifications and Experience:
• Financial Services • Risk Management • Human Capital Management • Strategic Planning, Business Development, Business Operations	• Information Security, Cybersecurity, Technology • Consumer, Marketing, Digital • Corporate Governance	• Management Succession Planning • Environmental, Social, and Governance (ESG) • Community Affairs	• Government, Public Policy • Regulatory • Global Perspective, International • Legal

2019 Proxy Statement	49

Corporate Governance

Finance Committee Theodore F. Craver, Jr., Chair	Members: Craver (Chair) Duke	James Pujadas	Number of meetings in 2018: 7

“During 2018, the Finance Committee continued to focus on oversight of the Company’s financial risk management, financial forecast, and capital management and planning, including stress-testing policies. The Company maintained a high level of capital in 2018, and received a non-objection from the Federal Reserve on its 2018 Capital Plan. The Finance Committee will continue to oversee progress against capital objectives in the 2018 Capital Plan, and future capital planning. We also monitor our progress on meeting our efficiency goals and reducing expenses. Following the consolidation of oversight of recovery and resolution planning as part of the Finance Committee’s oversight responsibilities in 2017, we receive coordinated updates on our recovery and resolution strategies, monitor how those processes and practices are incorporated as part of our day-to-day business operations, and review and approve related plans in connection with our regulatory obligations. Given the current interest rate environment, monitoring our market risk and interest rate risk, and the Company’s strategies to manage these risks, have been and will continue to be a priority for the Finance Committee. ”

Primary Responsibilities:

•	Oversees the administration and effectiveness of financial risk management policies and processes used to assess and manage market risk, interest rate risk, and investment risk;

•	Reviews our Company’s capital levels relative to budgets and forecasts as well as our Company’s risk profile, approves our Company’s capital management and stress-testing policies, and oversees the administration and effectiveness of our Company’s capital management and planning activities;
•	Reviews our Company’s financial forecast and financial and investment performance, and recommends to our Board the declaration of common stock dividends, the repurchase of securities, and the approval of significant capital expenditures; and

•	Oversees resolution and recovery planning.

Finance Committee Qualifications and Experience:
• Financial Services • Accounting, Financial Reporting • Risk Management	• Strategic Planning, Business Development, Business Operations • Information Security, Cybersecurity, Technology	• Corporate Governance • Management Succession Planning • Community Affairs • Government, Public Policy	• Regulatory • Global Perspective, International • Legal

50	Wells Fargo & Company

Corporate Governance

Other Special Purpose Board Committees

From time to time, the Board or Wells Fargo Bank board of directors may form special purpose committees to which each board may delegate responsibility for oversight of particular matters.

Regulatory Compliance Oversight Committee

•

Wells Fargo Bank’s board of directors has delegated oversight of compliance with various regulatory consent orders to this committee to provide appropriate Board-level oversight of progress against consent order requirements.

•	This committee is comprised of Mses. Morris (Chair), Duke, and Peetz and Messrs. Pujadas and Quigley, and met 15 times during 2018.

Other Special Purpose Committees

•	From time to time, the Board may establish other limited or special purpose committees as it determines appropriate.

Compensation Committee Interlocks And Insider Participation

Current directors Donald M. James, Maria R. Morris, Karen B. Peetz, and Ronald L. Sargent and former directors John S. Chen and Lloyd H. Dean served as members of the HRC during 2018. During 2018, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2018 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under Related Person Transactions, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

2019 Proxy Statement	51

Corporate Governance

Director Compensation

The table below provides information on 2018 compensation for our non-employee directors other than Wayne M. Hewett who joined our Board effective January 7, 2019. Mr. Sloan is an employee director and does not receive separate compensation for his Board service. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on our director compensation program follows the table.

2018 Director Compensation Table

Name(1) (a)	Fees Earned or Paid in Cash ($)(2)(3)(b)	Stock Awards ($)(4)(c)	Option Awards ($)(5)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(6)(g)	Total ($)(h)
John D. Baker II	170,000	180,004	—	—	—	—	350,004
John S. Chen	37,542	—	—	—	—	—	37,542
Celeste A. Clark	123,000	240,056	—	—	—	—	363,056
Theodore F. Craver, Jr.	163,542	240,056	—	—	—	—	403,598
Lloyd H. Dean	58,167	—	—	—	—	—	58,167
Elizabeth A. Duke	451,000	180,004	—	—	—	—	631,004
Enrique Hernandez, Jr.	68,167	—	—	—	—	—	68,167
Donald M. James	178,000	180,004	—	—	—	—	358,004
Maria R. Morris	172,556	240,056	—	—	—	—	412,612
Karen B. Peetz	215,750	180,004	—	—	—	—	395,754
Federico F. Peña	62,194	—	—	—	—	—	62,194
Juan A. Pujadas	157,000	180,004	—	—	—	—	337,004
James H. Quigley	237,000	180,004	—	—	—	—	417,004
Ronald L. Sargent	174,153	180,004	—	—	—	5,000	359,157
Suzanne M. Vautrinot	168,153	180,004	—	—	—	—	348,157

(1)	The following directors who appear in the table above left our Board during 2018:

•    Messrs. Chen, Dean, Hernandez, and Peña retired as directors effective April 24, 2018, the date of our 2018 annual meeting.

(2)	Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2018 (including any such amounts paid in 2019) as described under Cash Compensation. Also includes fees paid to non-employee directors who serve on the board of directors of Wells Fargo Bank, National Association (the “Bank”), a wholly owned subsidiary of our Company, or are members of one or more special purpose committees. Messrs. Craver and Quigley and Mses. Morris and Peetz, as current directors of the Bank, and Messrs. Dean, Hernandez, and Peña as former directors of the Bank from January 2018 to April 2018, received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the Bank Board not held concurrently with, immediately prior to, or following a Company Board or committee meeting. In 2018, all except two Bank Board meetings were held concurrently with, immediately prior to, or following a Company Board or committee meeting. A fee of $2,000 was paid for special purpose committee meetings attended which were not held concurrently with, immediately prior to, or following a Company Board or committee meeting.

52	Wells Fargo & Company

Corporate Governance

(3)	Includes fees earned in 2018 but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2018 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)
John D. Baker II	858.6148	45,000
	847.7633	47,000
	708.1340	37,000
	889.7569	41,000
Celeste A. Clark	178.8781	9,375
	169.1017	9,375
	179.4258	9,375
	203.4505	9,375
Lloyd H. Dean	357.7561	18.750
	78.1625	4,333
	—	—
	—	—
Elizabeth A. Duke	839.5344	44,000
	541.1255	30,000
	497.6077	26,000
	564.2361	26,000
Ronald L. Sargent	815.6840	42,750
	710.7284	39,403
	861.2440	45,000
	1,019.9653	47,000

(4)	We granted 3,428 shares of our common stock to each non-employee director elected at the 2018 annual meeting of shareholders on April 24, 2018. In addition, we granted 983 shares to each of Mses. Clark and Morris and Mr. Craver upon their election to the Board effective January 1, 2018. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on April 24, 2018 and January 2, 2018, respectively.

(5)	The table below shows for each non-employee director with outstanding options, the aggregate number of shares of our common stock underlying unexercised options at December 31, 2018. All options were fully exercisable at December 31, 2018. Directors who are not reflected in the table below do not hold any outstanding options with respect to our common stock.

Name	Number of Securities Underlying Unexercised Options
John D. Baker II	7,570
Lloyd H. Dean	7,570
Donald M. James	19,900

(6)	The amount under “All Other Compensation” for Mr. Sargent represents a Company matching contribution during 2018 under our Company’s charitable matching contribution program, which for 2018 matched charitable donations to qualified schools and educational institutions of up to $5,000 per year, on a dollar-for-dollar basis, per employee and per non-employee director of our Company.

2019 Proxy Statement	53

Corporate Governance

Structure of our Director Compensation Program

Cash Compensation

The following table shows the components of cash compensation paid to non-employee directors in 2018. Cash retainers and fees are paid quarterly in arrears. Directors who join the Board during the year receive a prorated annual cash retainer.

2018 Component	Amount ($)
Annual Cash Retainer	75,000
Annual Independent Chairman Retainer[1]	250,000
Annual Independent Vice Chairman Retainer[2]	100,000
Annual Committee Chair Fees
Each of AEC and Risk Committee	40,000
Each of CRC, Credit Committee, Finance Committee, GNC and HRC	25,000
Regular or Special Board or Committee Meeting Fee[3]	2,000

(1)	The Company’s independent Chairman receives a $250,000 annual retainer, in lieu of any Committee Chair fee the Chairman might otherwise receive.

(2)	The Company’s independent Vice Chairman (if any) receives a $100,000 annual retainer, in lieu of any Committee Chair fee the Vice Chairman might otherwise receive.

(3)	Includes standing committee meetings as well as special purpose committee meetings not held concurrently with or immediately prior to or following a Company Board or standing committee meeting.

Effective March 1, 2019, our Board and the GNC approved the payment of meeting fees for subcommittees.

In addition, Bank directors receive an additional $10,000 annual cash retainer. Since November 1, 2018, the Chair of the Bank Board’s Regulatory Compliance Oversight Committee (RCOC), to which each of the Bank’s board of directors and the Company’s Board have delegated oversight of compliance with various regulatory consent orders, also receives an RCOC Chair fee of $25,000.

Equity Compensation

For 2018, each non-employee director elected to our Board at our Company’s annual meeting of shareholders received on that date an award of Company common stock having a value of $180,000. Each non-employee director who joins our Board as of any other date receives, as of such other date, an award of Company common stock having a value of $180,000 prorated to reflect the number of months (rounded up to the next whole month) until the next annual meeting of shareholders. The dollar value of each stock award is converted to a number of shares of Company common stock using the closing price on the grant date, rounded up to the nearest whole share.

Deferral Program

A non-employee director of our Company or the Bank may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2018 on interest-bearing accounts was 2.33%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Policy

Our Board has adopted a director stock ownership policy that each non-employee director, within five years after joining our Board, own shares of our common stock having a value equal to five times the annual cash retainer, and maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2018, and each director who has served less than five years is on track to meet this ownership level.

GNC Use of Compensation Consultant

The GNC is authorized to retain and obtain advice of legal, accounting, or other advisors at our expense without prior permission of management or our Board. The GNC retained FW Cook, a nationally recognized compensation consulting firm, to provide independent advice on non-employee director compensation matters for 2018. FW Cook compiles compensation data for the financial services companies the GNC considers our Labor Market Peer Group (which is the same peer group used to evaluate our Company’s executive compensation program) from time to time, and reviews with the GNC our Company’s non-employee director compensation program generally and in comparison to those of our Labor Market Peer Group. FW Cook also advises the GNC on the reasonableness of our non-employee director compensation levels compared to our Labor Market Peer Group.

54	Wells Fargo & Company

Information About Related Persons

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions

During 2018, some of our executive officers, directors (including certain of our HRC members), and each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2018 (Warren E. Buffett/Berkshire Hathaway Inc., BlackRock, Inc., and The Vanguard Group), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, investment banking, and insurance transactions. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase insurance and other products and services, including the purchase of aviation services, of Berkshire Hathaway and its affiliates and purchase investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange traded funds and other products affiliated with BlackRock and Vanguard in the ordinary course of business. All of these transactions were entered into on an arms’ length basis and under customary terms and conditions.

Transactions with Entities Affiliated with Directors

Enrique Hernandez, Jr., a former director, is chairman and chief executive officer and a majority owner of Inter-Con Security Systems, Inc. In 2018, Inter-Con provided guard services to certain of our Company’s retail banking stores under an agreement we first entered into in 2005. Payments in 2018 to Inter-Con under this contract did not exceed 1% of Inter-Con’s or our Company’s 2018 consolidated gross revenues, and each year since this contractual relationship began our Board determined that our relationship with Inter-Con did not impair Mr. Hernandez’s independence under our Director Independence Standards. In 2018, we paid Inter-Con approximately $1.18 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. Mr. Hernandez retired from our Board at our 2018 annual meeting.

Family and Other Relationships

Since 1986, our Company has employed Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Wholesale Banking relationship manager. In 2018, Ms. Hunnicutt received compensation of approximately $196,000. In February 2018, we also granted her 167 RSRs, which will convert to shares of common stock upon vesting and which had a grant date fair value of approximately $10,000 (based on the NYSE closing price per share of our common stock on the grant date of $59.97). Since 2015, our Company has employed Richard D. Levy’s son-in-law, Matthew T. Bush, who is currently a Technology relationship manager in our Information Security group. In 2018, Mr. Bush received compensation of approximately $147,000. In February 2018, we also granted him 50 RSRs, which will convert to shares of common stock upon vesting and which had a grant date fair value of approximately $2,864 (based on the NYSE closing price per share of our common stock on the grant date of $57.28). We established the compensation paid to Ms. Hunnicutt and Mr. Bush in 2018 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, Ms. Hunnicutt and Mr. Bush also received employee benefits generally available to all of our team members. Neither Ms. Hunnicutt nor Mr. Bush is an executive officer of our Company and neither individual directly reports to an executive officer of our Company.

In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s employment of any immediate family members of directors.

2019 Proxy Statement	55

Information About Related Persons

Related Person Transaction Policy and Procedures

Our Board has adopted a written policy and procedures for the review and approval or ratification of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or AEC, depending upon the related person involved, to review and either approve or disapprove transactions, arrangements, or relationships in which:

•	The amount involved will, or may be expected to exceed $120,000 in any fiscal year;

•	Our Company is, or will be, a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Policy. Our Board has determined that the GNC or AEC does not need to review or approve certain Interested Transactions even if the amount involved will exceed $120,000, including the following transactions:

•	Lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Employment of a “named executive officer” or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that our Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;

•	Transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•	Transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•	Charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chairman of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues; and

•	Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

56	Wells Fargo & Company

Information About Related Persons

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The AEC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the AEC that involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members, or their affiliated entities are involved. The GNC or AEC, as applicable, annually reviews all ongoing Interested Transactions.

2019 Proxy Statement	57

Ownership of Our Common Stock

Directors and Executive Officers

Stock Ownership Requirements and Other Policies

Stock Ownership Requirements

To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors and executive officers as summarized in the chart below.

Director Stock Ownership Policy

Requirements

After five years on the Board, each non-employee director must own stock having a value equal to five times the annual cash retainer we pay our directors, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates.

Executive Officer Stock Ownership Policy

Requirements

Until one year following retirement, our executive officers must hold shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of options or vesting of RSRs and Performance Shares, subject to a maximum requirement of ten times the executive officer’s cash salary.

Shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Stock Compensation and Deferral Plan (Directors Plan) and any applicable predecessor director compensation and deferral plans, shares (or share equivalents) an executive officer holds in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. Compliance with these stock ownership requirements is calculated annually and reported to the Governance and Nominating Committee (for non-employee directors) or to the Human Resources Committee (for executive officers).

Anti-Hedging Policies

To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Ethics and Business Conduct requirements prohibit all team members, including our executive officers, and directors from engaging in derivative or hedging transactions involving any Company securities, including our common stock.

No Pledging Policy

Our Board has adopted policies which are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

58	Wells Fargo & Company

Ownership of Our Common Stock

Director and Executive Officer Stock Ownership Table

The following table shows how many shares of common stock our current directors and nominees for director, our named executives, and all directors, named executives, and executive officers as a group owned on February 22, 2019, and the number of shares they had the right to acquire within 60 days of that date, including RSRs and Performance Shares that are scheduled pursuant to the applicable award agreements to vest within 60 days of that date. This table also shows, as of February 22, 2019, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors, named executives, and executive officers as of that date as a group under the terms of the benefit and deferral plans in which they participate. None of our directors, named executives, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
Name	Common Stock Owned(2)(3) (a)	Options Exercisable within 60 days of 2/22/19(4) (b)	Common Stock Units(5)(6) (c)	Total(7) (d)
Non-Employee Directors
John D. Baker II	52,832	7,570	95,405	155,807
Celeste A. Clark	220	—	5,031	5,251
Theodore F. Craver, Jr.	11,589	—	4,426	16,015
Elizabeth A. Duke	5,975	—	14,013	19,988
Wayne M. Hewett	25	—	1,235	1,260
Donald M. James	4,830	19,900	83,854	108,584
Maria R. Morris	89	—	4,426	4,515
Karen B. Peetz	339	—	7,705	8,044
Juan A. Pujadas	5,783	—	—	5,783
James H. Quigley	2,444	—	20,376	22,820
Ronald L. Sargent	18,131	—	13,445	31,576
Suzanne M. Vautrinot	102	—	15,226	15,328
Named Executives
Mary T. Mack	58,028	53,190	—	111,218
Avid Modjtabai	394,311	255,431	17,184	666,926
Perry G. Pelos	92,127	66,974	61,850	220,951
John R. Shrewsberry	359,406	255,431	18,936	633,773
Timothy J. Sloan*	947,825	357,603	43,479	1,348,907
All directors, named executives, and executive officers as a group (22 persons)	2,196,269	1,176,776	415,820	3,788,865

*	Mr. Sloan also serves as a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for named executives and executive officers include shares of common stock allocated to the account of each named executive and executive officer under one or both of the Company’s 401(k) Plan and Stock Purchase Plan as of February 22, 2019.

(3)	For the following directors, named executives, and for all directors, named executives, and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:
•

John D. Baker II, 5,275 shares held in a trust of which he is a co-trustee and in a trust by a partnership in which he is a partner; also includes 25 shares held for the benefit of a family member for which he disclaims beneficial ownership;

•	Theodore F. Craver, Jr., 11,500 shares held in a trust of which he is a co-trustee;
•	Mary T. Mack, 24,587 shares held in a joint account;
•	Karen B. Peetz, 258 shares held in a joint account;

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Ownership of Our Common Stock

•	James H. Quigley, 2,338 shares held in a joint account;
•	John R. Shrewsberry, 351,605 shares held in a trust of which he is a co-trustee;
•	Timothy J. Sloan, 835,401 shares held in a trust of which he is a co-trustee, and 92,507 shares held in a grantor retained annuity trust of which he is a co-trustee; and
•	All directors, named executives, and executive officers as a group, 1,418,718 shares.

(4)	Includes the following number of RSRs and 2016 Performance Shares (including whole share dividend equivalents credited as of or within 60 days of February 22, 2019) that are scheduled pursuant to the applicable award agreements to vest within 60 days of February 22, 2019: Mr. Sloan – No RSRs and 357,603 Performance Shares; Mr. Shrewsberry – No RSRs and 255,431 Performance Shares; Ms. Mack – 3,524 RSRs and 49,666 Performance Shares; Ms. Modjtabai – No RSRs and 255,431 Performance Shares; Mr. Pelos – 4,535 RSRs and 62,439 Performance Shares; and all named executives and executive officers as a group – 29,668 RSRs and 1,119,638 Performance Shares.

(5)	For named executives and executive officers, includes the following whole common stock units credited to their accounts as of February 22, 2019 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
Mary T. Mack	—	—
Avid Modjtabai	16,939	245
Perry G. Pelos	7,834	54,016
John R. Shrewsberry	10,315	8,621
Timothy J. Sloan	43,479	—
All named executives and executive officers as a group	87,796	62,882

(6)	For non-employee directors, includes common stock units credited to their accounts as of February 22, 2019 pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 25,321 shares in the aggregate, which will be paid in cash.

(7)	Total does not include the following RSRs and/or target number of Performance Shares (including dividend equivalents credited on that target number as of February 22, 2019) granted under the Company’s Long-Term Incentive Compensation Plan that were not vested as of February 22, 2019, or scheduled pursuant to the applicable award agreements to vest within 60 days after February 22, 2019. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions. See also the Outstanding Equity Awards at Fiscal Year-End table.

Name	RSRs	Performance Shares
Mary T. Mack	1,338	157,411
Avid Modjtabai	4,817	269,060
Perry G. Pelos	2,020	201,732
John R. Shrewsberry	4,817	321,342
Timothy J. Sloan	7,226	511,413
All named executives and executive officers as a group	178,463	1,808,478

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. We assist our directors and executive officers in complying with these requirements. All reporting persons of the Company satisfied these filing requirements during 2018. In making these disclosures, we are relying on written representations of certain reporting persons and copies of the reports filed with the SEC.

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Ownership of Our Common Stock

Principal Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock as of December 31, 2018.

Name and Address of Beneficial Owner(1)(2)(3) (a)	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)(3) (b)	Percent of Common Stock Owned(1)(2)(3) (c)
Warren E. Buffett Berkshire Hathaway Inc. 3555 Farnam Street Omaha, Nebraska 68131	451,358,102	9.9%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	328,491,698	6.97%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	296,012,898	6.3%

(1)	Based on a Schedule 13G/A filed on February 14, 2019 with the SEC by Warren E. Buffett and Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 449,349,102 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffett reports sole voting and dispositive power over 2,009,000 of the shares.

(2)	Based on a Schedule 13G/A filed on February 11, 2019 with the SEC by The Vanguard Group, Inc., on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 5,021,257 of the shares and shared voting power over 1,021,920 of the shares. The Vanguard Group has sole dispositive power over 322,684,572 of the shares and shared dispositive power over 5,807,126 of the shares.

(3)	Based on a Schedule 13G/A filed on February 11, 2019 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Each of BlackRock and its subsidiaries has sole voting power over 260,088,549 of the shares and shared voting power over none of the shares. Each of BlackRock and its subsidiaries has sole dispositive power over 296,012,898 of the shares and shared dispositive power over none of the shares.

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Human Capital Management

Our Culture

Last year, we provided information in our proxy statement about how we were working to strengthen and monitor our culture. We acknowledged that the process to build a strong, deliberate culture would take time. Our work then focused on recommitting to our Vision and Values, seeking feedback from and listening to our team members, industry experts, and others, conducting internal and third-party reviews to identify necessary changes, establishing a consistent understanding of and expectations for our culture, enhancing ways for our team members to raise concerns and making sure that they feel safe doing so, and aligning our incentive and performance management programs to support our desired culture.

Our Board and Human Resources Committee are overseeing our culture efforts, which are being led by our Operating Committee, and receive reporting from management on our progress. The Human Resources Committee also oversees our performance management and compensation programs and how those align with our desired culture. More information about those programs is provided below.

Creating an Intentional, Healthy, and Consistent Culture

Creating an intentional, healthy, and consistent culture, aligned to our values as a company, is central to our long-term success and viability. After extensive internal research that included surveys and other forms of team member feedback, we determined that our culture – while admirably rooted in our traditional Vision and Values – was experienced differently by team members depending on where they worked and in what business. Based on these learnings, senior executives worked to identify actions we are now taking to foster a single company-wide culture. The goals are to be clear in our expectations for leaders, managers, and team members, and to improve the overall team member experience.

We define culture as those basic assumptions and beliefs shared by our team members that unconsciously produce collective behaviors.

Culture Program

Wells Fargo has not traditionally had a formal program focused on identifying culture gaps and addressing issues. During 2018, Wells Fargo established a culture program to define our strategy, purpose, guiding principles, and resources for our One Wells Fargo culture. The culture program reports into our Head of Human Resources, who reports to our CEO and President and is a member of our Operating Committee. As part of our culture efforts to date, we have established our culture program, defined and implemented behavioral expectations aligned to our vision and values for all team members, published our culture methodology (defines the managerial structures, programs, and processes in place to cultivate the desired culture), and established additional ways to listen to our team members, analyze trends, and communicate results.

Aligning What We Say With How We Act

To provide team members with clarity and consistency in putting our principles into practice, we introduced in early 2018 a clear set of behavioral expectations that are aligned with our Vision, Values & Goals. These behavioral expectations are intended to address one of our key learnings: Our history of decentralization sometimes resulted in different – and disconnected – workplace cultures across Wells Fargo. To create a consistent culture, we understood the need to be deliberate and intentional about defining and measuring how we expect team members to behave. The expectations apply to all team members, regardless of role or location, and are aligned with our five values. We created the expectations using input from team members. To further make sure that our behavioral expectations are relevant to team members, we conducted several rounds of research with U.S.-based and international team members and sought diverse perspectives from our team member affinity groups (known as Team Member Networks) and the Enterprise Diversity and Inclusion Council, which is chaired by our CEO and President, Timothy J. Sloan.

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Promoting Accountability at All Levels of the Organization

To help promote clear accountability and to measure performance against the expectations, we introduced our behavioral expectations through a common leadership objective for all team members as part of their performance plans beginning in 2018. This means that everyone at Wells Fargo has tangible, measurable accountability for how they are putting our Vision and Values into practice.

The leadership objective will be used to manage performance, drive coaching and feedback, and influence how team members are compensated and rewarded.

Behavioral Expectations for All Team members

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Measuring Our Progress: Culture

We have made strong progress in building the kind of culture that our team members expect and deserve. We will assess the many practices put in place over the past two years and continue to enhance them. In addition to listening to team members, we also are measuring team member retention.

Among the enhancements we have made to our monitoring and reporting is the creation of a Company culture report that includes clear, concise, and actionable insights of company-wide strengths and areas that may require attention. Trends tracked in the Company culture report include key team member metrics such as turnover, tenure, training, and listening program results; conduct information and trends; diversity and inclusion; risk, audit, and compliance initiatives; issues escalation resolution; and progress on key culture initiatives. This dashboard is shared quarterly with the Operating Committee and the Board, including the Human Resources Committee. The data it contains is critical as we monitor the progress we are making to improve our culture and the team member experience.

Voluntary Attrition	Survey Participation	Exit Surveys	Behavioral metrics
In 2018, voluntary team member attrition improved to its lowest level in six years	More than 75% of team members have actively participated in a company-wide survey since 2016	More than 4,000 exit surveys conducted and analyzed	Behavioral expectations aligned with our Vision, Values & Goals implemented for all team members in 2018

Our Commitment to the Highest Ethical Standards

As reflected in our core Values, we are committed to the highest standards of integrity, transparency, and principled performance. We are committed to doing the right thing, in the right way, and holding ourselves accountable.

As part of our behavioral expectations for team members discussed above, we expect team members to “Raise concerns.” That principle is what is behind our “Raise Your Hand” program to speak up when we see something that does not seem quite right, without fear of retaliation.

Our Code of Ethics and Business Conduct

In 2016, we updated Wells Fargo’s Code of Ethics and Business Conduct to provide additional clarity and focus on the ethical behavior we expect of all team members and members of our Board. The Code serves as an extension of our Vision, Values & Goals and is supported by underlying policies as well as by interactive online training that all team members complete annually. Members of the Board also acknowledge annually that they have read and understand their obligations under the Code of Ethics and Business Conduct. It is critical for team members to understand our expectations and act in an ethical manner every day. Team members also need to be comfortable speaking up with no fear of retaliation if they have a concern or see something that does not seem quite right.

Our Non-Retaliation Policy

We learned through team member feedback that some team members were reluctant to raise concerns because of fear of retaliation. We have taken a number of actions to improve this situation, including enhancing our EthicsLine process, which is described in more detail on pages 22 and 23 of our recently published Business Standards Report. To provide additional clarity on our policies and set expectations, we published our Speak Up and Non-Retaliation Policy in 2017. It requires all team members to adhere to the Code of Ethics and Business Conduct and supporting policies, recognize unethical behavior, and report suspected unethical or illegal conduct. The policy also sets additional expectations for managers to guard against retaliatory conduct, watch for signs of retaliation, and report any conduct that may violate policies.

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Listening to and Investing in our Team Members

We want to be the employer of choice – a place where people feel included, valued, and supported; everyone is respected; and we work as a team. We want our team members to have an emotional connection and commitment to Wells Fargo. We want everyone to feel supported to do work that energizes them. And we want everyone to support – and care for – one another, our customers, and our communities.

Team member feedback has been essential in helping enhance our culture and improve the team member experience. Team members have shared their voices in a number of ways, including surveys, town halls, and two-way dialogue on our intranet and internal social media platforms.

Our Team Member Listening Program

Our continuous listening program monitors team member engagement and experience and includes collecting feedback from team members through pulse surveys, focus groups, company-wide assessments and surveys, and confidential exit surveys and interviews. The following are among the many ways that enable team members to voice their opinions and us to gain valuable insights to continue to rebuild trust with our team members.

•  Company-wide team member experience survey in 2018 – A new annual opportunity for team members to share opinions about working for Wells Fargo

•  Company-wide culture assessment survey in 2017 – Assessment of both the positive attributes and potential weaknesses in the Company’s culture

•  CEO Town Halls – CEO Timothy J. Sloan increased his town hall forums with team members from quarterly to six times per year, in different Wells Fargo markets, and increased the length of each town hall from an hour to 90 minutes. During these sessions, which are televised internally and live-streamed to computers, Mr. Sloan shares updates with team members and is joined by members of the Operating Committee and other senior executives to take team member questions live from the local audience and via video from all over the Company

•  Idea Builder – A company-wide tool that team members use to submit ideas and offer suggestions; Coordinators review new ideas daily and assign them to appropriate areas within Wells Fargo for evaluation and disposition

•  Periodic team member sentiment “pulse” surveys – Since 2016, we conduct periodic pulse surveys targeted to a representative random sample of team members from across the organization to gauge team member sentiment about Wells Fargo as a place to work and build a career, leadership trust and accountability, internal communications, and culture

•  Focus groups – We convene focus groups of team members to provide feedback and input on specific topics such as our EthicsLine process

•  Exit surveys – Expanded across the Company in 2017, exit surveys help us gain a deeper understanding of why team members have chosen to leave Wells Fargo and identify ways to make sure we provide a more consistent and compelling team member experience

•  Listening tours – Our executives have traveled across the country on “listening tours” to meet in-person with smaller groups of team members to listen to their views, suggestions, and concerns

•  Team Moments live chats – Our senior leaders periodically join “live” chats to interact with team members and participate in Q&A sessions

•  Team Moments internal social – Team members are welcome to join Team Moments groups to post and comment on a variety of topics

•  Teamworks (Wells Fargo intranet) articles/news comments – Team members have the ability to post comments in response to articles and news that are posted on the Teamworks intranet

•  Benefits Survey in 2017 – Gathered team member feedback on various benefits, compensation, career development, and work-life programs. The survey results help to make sure that our benefits programs are meaningful and valuable and support team members’ and their families’ overall well-being

•  Ethics and integrity survey in 2016 – Assessment of perceptions of overall commitment to our Vision and Values, our culture, and our ethics and integrity policies and procedures

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Since Wells Fargo evolved from a once-a-year team member survey to a platform of continuous listening in 2016, more than 75% of team members have actively participated in a company-wide survey. More than 200,000 active team members have responded to surveys and submitted more than 100,000 comments, which were analyzed to identify issues and help Wells Fargo understand where we can improve. Team members voluntarily leaving Wells Fargo have participated in more than 4,000 exit surveys and interviews and provided more than 2,500 comments.

Leaders and managers are taking steps to have ongoing discussions about culture, engagement, and the direction our Company is heading, and are continuing to offer team members a chance to share their voice, while creating an open, positive environment where people can express their opinions and feel valued. Additional tools and resources are being provided to managers and team members to aid these discussions.

Learnings From Our Company-wide Survey

2017 Culture Assessment Survey

In 2017, all Wells Fargo team members were invited to participate in a company-wide culture assessment survey to help uncover both the positive attributes and potential weaknesses in our Company’s culture. The goal of this study was to assess culture at a macro level and to identify patterns in business groups or regions where we have an opportunity to strengthen our culture in four key areas:

•  Ethics

•  Customer focus

•  Diversity and inclusion

•  Commitment to the organization

Senior leaders worked together to identify actions that could be taken to foster a deliberate, company-wide culture with a goal of providing clarity on expectations for leaders, managers, and team members and ultimately improving the overall team member experience.

2018 Team Member Experience Survey

In 2018, all Wells Fargo team members were invited to participate in a company-wide team member experience survey, which is an annual opportunity to share opinions about working at Wells Fargo. The survey is the newest addition to our continuous listening efforts and its goal was to hear team member opinions in order to help Wells Fargo create and sustain a work environment where team members feel engaged because they have strong emotional connections and commitments with our Company.

The 2018 survey comprised approximately 50 questions across areas we believe contribute to a strong team member experience, and which are represented by the following four engagement framework pillars:

•  Brand/community

•  Leadership/organization/sustainable engagement

•  Systems/processes/policies

•  Well-being

The survey also included an open-ended question to allow team members the opportunity to provide their opinions in their own words and give us a more valuable understanding of what team members are experiencing.

What We Learned in 2017

•  Our culture – while admirably rooted in our traditional vision and values – was experienced differently by team members depending on where they worked and in what business

•  We have to rebuild trust with team members

•  Greater transparency was needed to rebuild trust with team members

What We Learned in 2018

•  Most team members are committed to the Company

•  We need to do a better job understanding the problems team members face on their jobs

•  We need to commit to taking the necessary action based on the feedback received from team members on the survey

•  We need to value team member input when making business decisions

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Human Capital Management

Actions Taken in Response to Team Member Survey Feedback

Certain Actions We Took in Response – 2017

•  We made changes to create a more consistent culture, including increased transparency, clearer expectations, additional training, and a new streamlined version of our Vision, Values & Goals

•  We enhanced the EthicsLine intake process to make sure that team members have a trusted and confidential way to report ethics concerns without fear of retaliation

•  We expanded training and professional development programs, including launching a new learning site for managers and team members focused on effective coaching and feedback

•  We developed our Speak Up and Non-retaliation policy and launched a program to encourage team members to raise their hands when they see something that concerns them

•  We made significant new investments in our team members, including enhancing our parental leave programs, raising the U.S. minimum base pay (and adjusting pay for team members whose pay was at or near the new minimum base pay), adding more paid holidays for U.S.-based team members, and expanding restricted stock awards to all eligible team members

•  We reinforced the concept that all team members, regardless of their role, are risk managers – emphasizing each team member’s ownership and understanding of risk

Certain Actions We Are Taking in Response – 2018

•  We developed and are implementing new behavioral expectations for all team members

•  We established our culture program to define our strategy, purpose, guiding principles, and resources for our One Wells Fargo culture

•  As part of our commitment to be more transparent, our Head of Human Resources communicated high-level results from the team member experience survey to all team members in December 2018

•  Our CEO discussed the results of the survey at his Town Hall in January 2019

•  Members of our Operating Committee and their leadership teams are reviewing results for their own groups

•  Senior leaders are connecting with team members in new ways to hear their feedback and ideas

•  We have begun doing monthly pulse surveys with a sub-set of questions to understand progress and enable our ability to respond more quickly

•  The culture program is working with senior leaders and their teams from 2019 to 2020 to facilitate discussions around culture, change, and trust

Investing in Our Team Members

Wells Fargo has long been committed to market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs. We regularly review our offerings and have closely done so in the past two years. These are some of the many ways we continue to invest in our team members and their well-being. The following are just some examples of how we continue to make investments in our team members:

•

Granted restricted share rights to approximately 250,000 team members in first quarter 2018. All eligible full-time team members in the U.S., and eligible team members outside the U.S., received the equivalent of 50 shares of Wells Fargo stock. All eligible part-time team members in the U.S. received the equivalent of 30 shares of Wells Fargo stock.

•

Raised the minimum hourly wage to $15 per hour for 36,000 U.S.-based team members in March 2018. For team members already at or close to the minimum hourly wage, the Company reviewed their pay relative to the new $15 minimum. This additional review resulted in approximately 50,000 pay adjustments in April 2018.

•

Increased the number of paid holidays for U.S.-based team members from eight to 12, including adding personal holidays that can be used for religious, family, cultural, patriotic, community, or diversity observances.

•

Wells Fargo has long been committed to market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs. Each year Wells Fargo invests approximately $13,000 per team member in our benefits programs.

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Human Capital Management

Supporting Team Member Development

When team members are in the right jobs, spending time on the right things, leading well, feeling good about their contributions, fully using their skills, and learning new skills, they are able to do what is right for customers. This philosophy is what guides Wells Fargo’s $300 million annual investment in team member learning and development, which includes functional training, leadership and professional development, early talent programs, and tuition reimbursement.

We support team members in owning their own development. Underlying our approach is a belief that everyone is called to be a leader – that leadership is not the exclusive domain of senior executives. All team members have access to leadership and professional development offerings such as instructor-led, virtual, and self-paced courses and programs, books and journals, videos, and on-the-job learning guidance through our Career & Development site. We also offer team members a self-guided learning experience called iDevelop, which enables them to build individual development plans to enhance their leadership capabilities. We provide a wide array of learning and development solutions that help team members grow through networking, experiences, coaching, feedback, and training. In 2019, we are implementing a new learning management system, called DevelopYou, that will be much more user-centric.

We make training accessible to all team members, including those in bank branches and call centers. Development resources for branch team members include a dedicated Learning and Development site that includes resources for every job family in bank branches. In 2018, we launched – primarily for new hires and those new to their positions – a Regional Bank Foundational Learning website that places various training resources from multiple lines of business in one place.

We also support managers. A new Manager Excellence learning program was introduced in 2018 to provide new managers a consistent foundation and understanding of what is expected and the tools and resources available to them. The program helps accelerate skills so that managers can focus on building high-performing and engaged teams. The new program has several components, including:

•	Independent learning

•	Social communities and networking with peers

•	On-the-job assignments

•	Live webinars with internal subject matter experts (e.g., Employee Relations, compensation)

We also launched a new manager communications vehicle, called Manager Connections, which goes out monthly to managers and continued to enhance our Manager Center on Teamworks (our intranet) to provide resources and information for managers.

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Performance Management and Compensation

Overview

Our Company is committed to designing and implementing performance management and compensation programs that align with and reinforce our Vision, Values & Goals and discourage unnecessary or inappropriate risk-taking.

Performance management is a key facet of how we align our culture, values, and behavioral expectations for our team members. Our performance management program provides each team member with an opportunity for personal responsibility, accountability, reward, and recognition. A performance management policy supporting this program establishes expectations and requirements to help make sure our performance management standards are clear, applied consistently across the Company, and aligned with applicable regulations. All team members have an established set of performance objectives. These objectives reinforce Wells Fargo’s Vision, Values & Goals and behavioral expectations, emphasize strong risk management, and align with business goals. Defined performance objectives also support ongoing coaching and feedback conversations and annual performance evaluations.

Firmly linked to performance management is our compensation program which supports and reinforces our Company culture while promoting prudent risk management. Our compensation program is grounded in commitments to pay equity and market competitiveness. Thorough market and pay equity analyses are conducted annually to make certain our pay is competitive and supports our commitment to diversity and inclusion.

Through our Incentive Compensation Risk Management (ICRM) program, we develop, execute and govern incentive compensation plans that balance risk and financial reward in a manner that supports our customers, team members, and Company. The scope of the ICRM program has evolved over time to reflect Wells Fargo’s current risk appetite, account for new risk management goals, and address changing regulatory requirements and expectations. Our goal is to have an ICRM program that accounts for all potential risk types, including risks associated with misconduct and reputational harm.

Our Board and its Human Resources Committee (HRC) oversee our performance management and compensation programs. The HRC is supported by management’s Incentive Compensation Committee, and a collaborative partnership among Human Resources, Corporate Risk, Legal Department and Finance teams.

Performance Management

Enhanced Performance Management Framework

Our performance management framework outlines key requirements and expectations for developing performance management objectives for all team members across the Company, including senior leadership. We review and update the framework annually so that the objectives developed and assigned to team members reinforce our Vision, Values & Goals and behavioral expectations and do not encourage unnecessary or inappropriate risk-taking.

We continue to refine how we evaluate and manage our team members’ performance. Recent enhancements to our performance management framework include:

•

Developing a common leadership objective for all team members. Introduced in 2018 so that team members across the organization, regardless of position, are focused on, and held accountable to, our behavioral expectations — the expectations that align each of us to the Company’s Vision, Values & Goals. Clear and common expectations articulate how everyone understands and lives the Wells Fargo culture in our interactions with each other, our communities, and our customers.

•

Establishing risk management objective requirements for 2019. Similar to the leadership objective, risk management accountability is required for all team members and reinforces responsibility and accountability for managing risk.

•

Strengthening how we establish performance objectives for high priority sales practices roles. For performance year 2019, we introduced a new risk assessment process to assess and mitigate risk within our identified high priority sales practices roles as it relates to their performance objectives. The process includes a review by key control function stakeholders to validate that the objectives are designed in a way that effectively manages risk and do not encourage inappropriate team member behavior.

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•

Continuing to make performance management tools and processes consistent for all team members. We want the performance management program to feel cohesive and connected; common tools and processes will help deliver success.

•

Strengthening governance and oversight of our performance management framework and policy. In 2018, we expanded the Incentive Compensation Committee charter to include oversight of performance management governance practices. See Incentive Compensation Committee below for more information.

•

Implementing a new process to help managers reinforce accountability. A new misconduct accountability program launched company-wide in 2019 helps managers reinforce team member accountability. The objective of the program is to deliver a consistent approach for how misconduct impacts team member performance evaluations and incentive compensation.

We continue to develop and implement a core and common performance management experience for team members across the Company. These changes are intended to make our polices and processes more consistent, strengthen the role of Human Resources as a control function, and improve the tools and resources used by managers to coach team members and manage their performance.

Enhanced Performance Framework for Senior Leaders

In 2018, the Company implemented a new performance objective framework for senior leaders, including members of our Operating Committee. The new framework includes performance objectives focused on both “What” a senior leader achieves, as well as “How” he or she achieves it, and overlays explicitly the Company’s leadership and risk accountability expectations.

As described in more detail in the Compensation Discussion and Analysis below, the framework’s “What” objectives outline financial, strategic and risk management expectations. The “How” category is comprised of leadership and risk accountability performance objectives and can reduce or eliminate incentive compensation for outcomes inconsistent with the Board’s expectations.

To further support the expectations outlined in the enhanced performance objective framework for our senior leaders, an enhanced risk assessment process has also been implemented for leaders designated as a “Covered Employee in Management” (CEM). CEMs include the CEO and his direct reports, leaders who run the Company’s major lines of business, and certain other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements. Coupled with other critical inputs that address financial and business performance, the risk assessment process for CEMs has been enhanced to incorporate key qualitative and quantitative risk measures that include risk types, risk metrics and overall risk management performance. Key stakeholders are involved in the risk assessment process. These stakeholders include team members from the front line, which consists of Wells Fargo’s risk-generating activities, including all activities of its four primary business groups (Consumer Banking; Wholesale Banking; Wealth and Investment Management; and Payments, Virtual Solutions, and Innovation), its enterprise functions (Human Resources, Enterprise Finance, Technology, Legal Department, Corporate Risk, and Wells Fargo Audit Services), and Independent Risk Management (IRM), which consists of our Corporate Risk function. This process supports assessing performance of our CEMs in a robust and informed manner and making compensation recommendations accordingly.

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Enhanced Performance Framework for High Priority Sales Practices Team Members

For team members who are engaged in sales practices (direct selling, cross selling, or referral activity) and who are determined to be at a higher sales practices risk, the following performance objective principles must be applied.

Quality	Sales growth measures are balanced, focusing on customer experience, retention, account usage, and long-term relationship building

Behavioral	Objectives include qualitative components and incorporate qualitative assessments to focus on how the results were achieved

Timing	Metrics should be long cycle in nature and able to measure value as demonstrated by customer behaviors over time

Risk	Strong risk management measures must be built into team members’ performance objectives

Discretion	Management objectives related to customer experience emphasize observations and balanced judgment of team member performance

Alignment	Expectations are aligned between leaders and team members who report to them with a consideration toward mitigating customer harm and other conduct risk

These principles, coupled with expectations outlined in the ICRM policy that cover the development of incentive compensation arrangements, are intended to provide a holistic and connected approach to mitigating risk across performance management and ICRM programs.

Incentive Compensation Risk Management

As outlined in our ICRM policy and applicable standards, our governance framework identifies material risk-takers, is designed to account for their incentive compensation to be appropriately balanced to discourage unnecessary or inappropriate risk-taking, and provides for monitoring and validation. The table below summarizes the key stakeholders who develop and implement our ICRM program.

Front Line leaders Each business group is responsible for understanding the risks associated with each role covered by an incentive compensation arrangement and for ensuring its incentive compensation arrangements are balanced appropriately and do not encourage unnecessary or inappropriate risk-taking. Risk, Human Resources, and other centralized control functions Our centralized Human Resources group is responsible for managing the ICRM program and partnering with Finance, Legal Department, and Independent Risk Management groups to provide independent oversight of incentive compensation arrangements. Incentive Compensation Committee The Incentive Compensation Committee oversees the ICRM program. The Incentive Compensation Committee is chaired by the Head of Human Resources, and consists of senior leaders from IRM, Wells Fargo Audit Services, the Legal Department, the Front Line and the Head of Total Rewards and Performance Management. Our Board's Human Resources Committee (HRC) The HRC establishes our overall incentive compensation strategy and oversees the effectiveness of our risk management practices relating to incentive compensation arrangements and programs for senior executives and those roles able to, individually or as a group, expose our Company to material risk.

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Enhancements across the ICRM program are focused on:

•

Organizational alignment. Ongoing alignment to the evolving risk organization makes certain clear and effective roles and responsibilities across all three lines of defense (front line, IRM, and Wells Fargo Audit Services);

•

Strengthened connections across compensation, performance management, and risk programs. Reinforce connections across our incentive compensation, performance management, and risk programs, including the incorporation of formal misconduct requirements into incentive compensation arrangements;

•	Data analysis. Expanded data driven analysis to identify the scope of material risk-takers through aggregation and/or concentration of risk by assessing every active job in the organization;

•	Effective oversight. Implementation of a centralized monitoring team to strengthen oversight and monitoring;

•	Enhanced reporting. Enhanced reporting to control function partners, senior management, and committees; and

•	Process improvement. Strengthened key processes, such as the enterprise plan design process and the CEM risk assessment process, support continuous efforts to strengthen risk management.

Incentive Compensation Design Risk Review

The ICRM program covers approximately 200,000 team members who are eligible to participate in an incentive compensation arrangement. To effectively and thoroughly govern all incentive compensation arrangements in a consistent manner, the Company has incentive compensation design standards applicable to all incentive compensation arrangements.

Risk management is incorporated into the design of all incentive compensation arrangements, and Human Resources coordinates the annual review process. During the review, we assess risk balancing, compliance with laws and regulations, and the arrangements’ potential to encourage team members to take unnecessary or inappropriate risks.

Risk Management Design Process and Review

•  Incentive compensation arrangements are developed and reviewed by business leaders and key stakeholders across front line and IRM groups (Compliance and Sales Practices Oversight for sales arrangements), Human Resources, Finance, and the Legal Department.

•  Sales practices incentive guidance is designed to confirm our sales incentive programs do not encourage inappropriate behavior and do not allow for easy manipulation of metrics, and that the goals are attainable and risk and reward are properly balanced.

•  For new and existing incentive compensation arrangements, we conduct a risk assessment. As part of this assessment, we evaluate the team member roles covered by the arrangement, the inherent risks of those roles, the arrangement’s structure and risk-balancing features, and any additional controls in place.

•  Ongoing incentive compensation arrangements are reviewed annually for alignment with all of our incentive compensation standards, any new risks that have emerged, the existence of appropriate risk mitigation features, and compliance with applicable laws, regulations, and policies.

•  For incentive compensation arrangements subject to heightened oversight, such as those covering material risk-takers or individuals or groups who could pose sales practices risk, the plans are subject to additional and more detailed reviews.

With the enhancements that have been made to the enterprise incentive plan design process, Wells Fargo has more effective reporting capabilities and visibility into the risks associated with incentive compensation arrangements. This has led to an increase in the level of engagement from senior executives and committees who oversee the ICRM program with more meaningful discussions about how to effectively manage risks based on trends and set expectations for the future.

To account for risk-adjusted compensation decisions, we continue to:

•	Enhance enterprise guidelines on the use of discretion for risk evaluation and incentive impact.

•	Add more structure to the evaluation of risk outcomes as input to risk performance and compensation decisions.

•	Focus strongly on governance, including increased involvement by the Human Resources and Corporate Risk functions to help deliver a consistent application of risk adjustment across the enterprise.

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•	Enhance implementation of a formal monitoring and validation program, including more robust documentation and governance reporting.

Material Risk-Takers

In addition to the governance of all team members eligible for an incentive compensation arrangement, the ICRM program provides heightened oversight and monitoring for team members in roles that may be able to, individually or as a group, expose Wells Fargo to material risk, as well as roles that are subject to specific regulatory requirements, including:

•	Executive officers;

•

Senior management, including the heads of our lines of business and our control functions (our control functions include Corporate Risk, Human Resources, Finance, the Legal Department, and Wells Fargo Audit Services); and

•

Groups of employees who, in the aggregate, may expose the organization to material risk, or are subject to specific regulatory requirements (e.g., commercial bankers, traders, mortgage consultants, and community bank regional presidents).

This oversight also includes our Board and the manner in which it holds senior management accountable through its performance management and incentive compensation structure and framework. For example, risk management and risk accountability are included in the senior leader objective framework, incorporated during the review of their incentive compensation arrangements, and factored into the annual performance evaluation so that their incentive award payouts appropriately account for risk outcomes. As previously noted, for those material risk-takers defined as CEMs, there is a robust qualitative and quantitative risk assessment that is a critical input into the Board’s oversight and drives senior management accountability.

For our executives, and certain other members of senior management, our compensation program also includes balancing features that account for current and longer-term risk horizons. For these team members, we provide a combination of annual and long-term incentive awards that are subject to performance and forfeiture provisions, clawback policies, consideration of qualitative aspects of performance, and/or the discretionary ability to reduce payouts. Additional details on the compensation risk management features applicable to our executive officers are provided in the Compensation Discussion and Analysis below.

Retail Banking Incentive Compensation Program

In alignment with the ICRM program, the enterprise incentive design process and the strong interconnections with performance management, we continue to review and evaluate incentive structures for retail banking team members in our branches and call centers to account for proper risk mitigation while balancing alignment to key business strategies. We eliminated product sales goals in our incentive plans, and introduced additional elements across incentive design and performance management to help foster an engaging environment where team members feel motivated to provide an exceptional customer experience.

The retail banking incentive compensation program includes a strong focus on team performance associated with direct customer feedback and growth in primary customer relationships.

Features of the Retail Banking Incentive Compensation Program

•  Metrics in the plan take a longer-term view of customer relationships and incorporate the quality of customer experiences.

•  Team member success is measured based on customer service, customer usage, and growth, not on opening new accounts.

•  Payout tiers have been introduced for bankers to better motivate and reward top performers.

•  Performance management expectations include a focus on how activities and behaviors are demonstrated.

•  Training and education for branch team members continues to be strengthened to better serve customers.

•  Branch oversight and monitoring has been strengthened.

Board and Management Committee Governance

Board and Human Resources Committee

The Board has delegated primary oversight of human capital management, culture, and ethics to the Human Resources Committee. This responsibility includes overseeing the overall compensation strategy of the Company, including the ICRM

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program and practices for team members who may be able, individually or as a group, to expose Wells Fargo to material risk. Although the HRC has primary oversight of the Company’s incentive compensation programs and practices, the Risk Committee, and Audit and Examination Committee have specific responsibilities for the performance management and incentive compensation of the Chief Risk Officer and Chief Auditor, respectively.

The HRC has strong tools to hold senior leaders accountable for expectations around risk management, risk accountability, and leadership that are aligned with our Vision, Values & Goals, and has structured our compensation program to align with these goals, which is described in more detail in the Compensation Discussion and Analysis below.

To effectively exercise its oversight responsibilities with respect to incentive compensation, the HRC’s membership comprises independent directors with significant qualifications and experience related to human capital management and risk management. Members of the HRC stay abreast of significant changes in relevant regulations and emerging trends in compensation plan designs among peer companies and in the marketplace more broadly. The Company’s Human Resources management teams support the HRC by providing new members with orientation and updating the HRC on regulatory issues, governance matters, and market practices relating to executive compensation, as part of regularly scheduled meetings.

The HRC also retains an independent compensation consultant that provides broad expertise on compensation market practices and knowledge of industry best practices. The independent compensation consultant is expected to attend HRC meetings that are compensation-focused, as well as the portion of executive sessions that is focused on executive compensation, to provide advice on executive compensation matters. The HRC also meets with business leaders and the Chief Risk Officer periodically to discuss relevant risk issues.

On an annual basis, the HRC reports to the Board on the Company’s compensation philosophy, compensation principles, and incentive compensation plans, as well as the implementation and alignment in practice with the Company’s compensation principles.

Incentive Compensation Committee

The Incentive Compensation Committee (ICC), in partnership with the management-level Enterprise Risk & Control Committee, oversees an interconnected ecosystem with a view to ensuring that risk management and accountability are addressed within the Company’s risk, performance management, and compensation programs. These programs include the ICRM program, the Conduct Management Office (including the Sales Practices Oversight program) and the Human Capital Risk Council. The Enterprise Risk & Control Committee is the management-level governance committee that governs the management of financial risks, non-financial risks, and enterprise and other risk programs. It is co-chaired by the Company’s Chief Executive Officer and Chief Risk Officer and has an escalation path to the Board’s Risk Committee. The ICC has responsibility for overseeing the ICRM program as it relates to the effective design and risk-balancing of broad-based incentive compensation arrangements.

The HRC oversees the ICC and reviews the ICC’s charter for alignment with key expectations. The ICC’s charter clarifies roles and responsibilities, sets membership and meeting frequency, and establishes requirements for reporting to the HRC. In 2018, we enhanced the ICC’s charter to include performance management governance practices, as part of our continuing effort to strengthen the connection between performance management and incentive compensation, and the overall governance of the programs.

We also updated the membership of the ICC to align with the evolving risk management organization. The ICC is co-sponsored by the Chief Risk Officer and the Head of Human Resources and its membership includes the Head of Total Rewards and Performance Management, key leaders from IRM (including the Chief Compliance Officer and Chief Operational Risk Officer), the Chief Auditor, representation from the Legal Department, and representation from all lines of business across the front line in the form of control executives, and members of the Operating Committee. To support the fulfillment of front line responsibilities, each business group and enterprise function has a dedicated control executive who is accountable to business group or enterprise function heads, has proper stature and authority to escalate matters when appropriate, engages with Corporate Risk, and shares information with respect to risk management, particularly concerning the management of risk types. The ICC’s varied membership brings a wide range of expertise to the discussion of performance management and incentive compensation.

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Incentive Compensation Governance Structure

Board Committees HRC Risk Committee Management-Level Governance Committees Incentive Compensation Committee Enterprise Risk & Control Committee Strong Network of Risk and Compensation Programs ICRM Program Conduct Management Human Capital Sales Practices Oversight

Our Workforce

Wells Fargo & Company is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, we provide banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, digital (online, mobile, and social), and contact centers (phone, email, and correspondence), and we have offices in 37 countries and territories to support customers who conduct business in the global economy. With approximately 260,000 active, full-time equivalent team members, we serve one in three households in the United States.

Competitive Pay

Wells Fargo has long been committed to competitive and equitable compensation. To deliver pay that is competitive in the marketplace, jobs are priced against our competitors at least annually. We look across industries because our competition for talent extends beyond the financial services sector. We invest significantly in annual salary increases, promotions, and other types of increases for all roles at all levels across the Company. For example, in addition to increases that result from annual performance reviews, each year approximately 40,000 team members receive salary increases tied to job promotions.

We continue to raise our minimum hourly base pay, increasing it by 32 percent in recent years from $11.33 in December 2013 to $15 in March 2018 (for certain roles and in some geographies, starting rates can be substantially higher than the minimum base pay level). This latest adjustment to $15 an hour increased pay for approximately 36,000 team members. Wells Fargo then carefully reviewed team members who were already making $15 an hour, or slightly above, to ensure that they were being paid appropriately based on their role. That resulted in approximately 50,000 pay adjustments for team members whose salaries were at or close to the new minimum hourly wage.

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Wells Fargo Minimum Base Pay

Commitment to Deliver Equal Pay for Equal Work

Our Company is committed to fair and equitable compensation practices. Our Board’s Human Resources Committee (HRC) oversees our compensation strategy, and we regularly review our compensation programs and practices. Each year, we engage a third-party consultant to conduct a thorough pay equity analysis of team member compensation, which considers gender, race, and ethnicity. We originally published the results of our annual pay equity analysis in 2017. For 2018, we expanded our analysis to include other elements of pay, including base pay, discretionary cash incentives, and long-term incentive awards. We also expanded our analysis to include certain of our global locations. The results of our 2018 analysis, after accounting for factors such as role, tenure, and geography, show that female team members earn more than 99 cents for every $1 earned by their male peers. In addition, our team members who are people of color in the U.S. earn more than 99 cents for every $1 earned by white peers. We are publicly disclosing the results of our annual pay equity analysis as a way for our Company to demonstrate that our pay practices are designed to deliver equal pay for equal work, including for 2018 through our Business Standards Report (available at: https://www.wellsfargo.com/about/corporate/governance/business-standards-report/).

Gender Pay Gap Comparing Men and Women in Similar Jobs at Wells Fargo Women Earn More Than 99c for Every $1 Earned by Men

We take appropriate actions as needed to make sure that team members continue to be paid fairly and equitably and that we apply our pay practices consistently regardless of gender, race, or ethnicity. We invest significantly in increases in annual base salary and promotional and other types of pay for roles at all levels across Wells Fargo. We also maintain appropriate pay differentials and combine market-competitive pay with a broad array of benefits and career development opportunities for team members.

Promoting Diversity and Inclusion in our Workforce

Wells Fargo values and promotes diversity and inclusion in every aspect of our business. We are dedicated to recruitment and career development practices that support our team members and promote diversity in our workforce at all levels of our Company, including leadership positions. We have a strong record of recruiting, promoting, and rewarding female and ethnically diverse team members at all levels of our Company, which reflects our commitment to increasing representation of females and people of color in leadership roles. We recognize that we have work to do and are committed to increasing the representation of females and people of color in leadership roles.

We take a number of actions to help us reach our goal, including the following:

•

Sourcing Diverse Talent. We collaborate with multiple diversity organizations to source and attract diverse talent. Our talent acquisition strategies include our diversity recruiting, job fairs, college relationships, internship programs, apprenticeships, veteran hiring strategy, persons with disabilities hiring strategy, and active engagement with external membership organizations. For example, we believe it is important that our team members reflect the clients we serve so our Wealth and Investment Management (WIM) business has developed recruiting strategies to hire diverse team members. In fact, as of December 31, 2018, 40 percent of WIM’s next-generation financial advisors were female or ethnically diverse.

•	Building a Diverse Pipeline of Talent. We are committed to building a diverse pipeline of candidates with representation from all diversity dimensions, including gender.

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•	Talent Development. Through our succession planning processes we identify emerging and top talent and support appropriate development planning efforts.

•	Mentoring. We provide executive-level and other mentoring programs and mentoring tools and resources to support team member development.

•

Providing Leadership Opportunities for Women and People of Color. We are committed to enhancing the diversity in leadership roles across the Company and preparing these leaders for success through leadership development opportunities, training, mentoring, succession planning processes, talent development, development plans, and leadership and learning courses and programs that are available to team members. These are in addition to our diverse leadership programs and gender acumen matters program, which engages both women and men in an immersive experience to appreciate complementary gender strengths and hold courageous conversations around gender.

¡

Hiring Strategies. Our hiring guidelines provide that we should have both diverse candidate interview slates and diverse interview teams in connection with hiring for roles one through six levels down from our CEO.

¡

Leadership Development. We provide many learning and leadership training opportunities and programs to our team members, including through our Learning Center on Teamworks (Wells Fargo’s intranet) as well as the following programs: Transformational Leadership program, Accelerated Development Experience program, and several Diverse Leaders programs.

¡

Diversity and Inclusion Councils and Teams. Our priorities and goals are set by the Enterprise Diversity and Inclusion Council led by our CEO and President Timothy J. Sloan, and comprised of leaders across the Company. Diversity and inclusion councils and teams are established at the business, regional, and local levels of the organization to help implement programs and initiatives.

¡

Team Member Networks. Team Member Networks align with our strategy and are devoted to professional growth and education, community outreach, recruiting and retention, business development, and customer insight. Each network is organized by individuals connected by a shared background, experience, or other affinity. For example, our Women’s Team Member Network provides female team members with tools, access, and resources for career development and growth. The Women’s Team Member Network provides our female team members with the opportunity to participate in a mentoring program and to serve in leadership roles within the Women’s Team Member Network, helping female team members stay competitive and ready for leadership.

As of December 31, 2018, more than 57 percent of our U.S. workforce is female, more than 44 percent of our U.S. workforce is ethnically and/or racially diverse, and over half of the members of our Board are gender and/or ethnically diverse.

We believe the following metrics, including the actual percentage representation of females in leadership roles at our Company and its trend over time, provide the most relevant information for Wells Fargo and investors to track our progress addressing the representation of females in our workforce in addition to our pay equity analysis disclosure that reflects our commitment to deliver equal pay for equal work.

•	Internal Metrics

¡	The representation of females and people of color in leadership levels of our organization, including by business, and the year-over-year change in that representation. For example,

•	Our Board of Directors is chaired by Elizabeth A. (“Betsy”) Duke, the first woman to lead the Board of a major U.S. bank;

•	One-third of our director nominees for election to our Board of Directors at our 2019 annual meeting of shareholders are women, and 25 percent of our director nominees are ethnically diverse;

•

Forty percent (4 of 10) of the members of our Operating Committee (direct reports to our CEO, inclusive of our incoming Chief Auditor and Head of Technology) are women (our Head of Consumer Banking, Head of Payments, Virtual Solutions, and Innovation, Chief Risk Officer, and Chief Auditor); and

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•

As of December 31, 2018, the following are the percentages of female and racial/ethnic diverse representation within leadership levels (levels down from our CEO) at Wells Fargo (the same as the leadership levels and representation information used in diversity scorecards to monitor our progress on a quarterly basis) and percentage improvement of that representation over the last five years:

	Females		Racial/Ethnic Diversity
Organization Hierarchy	Levels 2-4	Levels 5-6	Levels 2-4	Levels 5-6
Current representation (as of 12/31/2018)	41.0%	42.1%	19.1%	21.3%
% Improvement over last 5 years	+6.2%	+5.2%	+36.6%	+23.8%

CEO Pay Ratio and Annual Median Total Compensation

For 2018, our last completed fiscal year:

•	The estimated median of the annual total compensation of all Wells Fargo team members (other than our CEO) was $65,191; and

•	The annual total compensation of our CEO was $18,426,734, as reflected in the “Total” column of the Summary Compensation Table included in this proxy statement.

We estimate that our CEO’s annual total compensation was 283 times that of the median of the annual total compensation of all team members.

To identify the estimated median of the annual total compensation of all our team members other than our CEO:

•

We prepared a database including the total gross amount of salary, wages, and other compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2018, for our entire global workforce (other than our CEO) as of December 31, 2018. As needed, amounts were converted from local currency to U.S. dollars.

•	We annualized the compensation of all permanent team members who were newly hired during 2018.

•

We calculated the median gross pay (as described in the first bullet above) and selected five team members immediately above and five team members immediately below that value to further analyze. Two of these had anomalous characteristics so we took them off the list.

•

For the remaining eight team members, we combined all of the elements of each team member’s compensation for 2018 to calculate total compensation with the same methodology used to calculate the “Total” column of the Summary Compensation Table in accordance with SEC rules and regulations.

•

Finally, because the median pay of these eight team members fell between two team members, we selected the team member immediately below the median value of these eight team members, resulting in an estimated median annual total compensation of $65,191.

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Item 2 – Advisory Resolution to Approve Executive Compensation

We provide our shareholders with an advisory vote to approve the compensation of our named executives, or “say on pay.” Our Board has held an annual say on pay vote since 2011, consistent with the preference expressed by our shareholders in 2011 and 2017. The next vote after this year’s say on pay vote will occur at our 2020 annual meeting.

This year’s say on pay vote gives our shareholders an opportunity to express their views on our 2018 compensation program and related decisions for our named executives. This proxy statement describes our named executives’ 2018 compensation, our compensation principles, and our performance and incentive compensation risk management program.

Highlights include:

•	For all 2018 compensation decisions for our named executives, our HRC continued to be guided by our compensation principles:

1. Pay for Performance

2. Foster Risk Management Culture

3. Attract and Retain Top Executive Talent

4. Encourage Creation of Long-Term Shareholder Value

•	Our Company continues to enhance and broaden the scope of our performance and compensation risk management practices so that they do not encourage unnecessary or inappropriate risk-taking and so that our incentive compensation arrangements align with our strategy and Values, Values & Goals comply with applicable laws and regulations, and appropriately balance risk and financial rewards.

Advisory Resolution (Say on Pay)

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material, is hereby APPROVED.

Voting and Effect of Vote

You may vote FOR, AGAINST, or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on our Company, Board, or HRC and will not overrule any decision by our Board or require our Board to take any action. However, our Board values our shareholders’ views on executive compensation matters and will consider the outcome of this vote when making future compensation decisions for named executives.

Board Recommendation

As noted in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, our HRC believes that its 2018 compensation decisions were consistent with our compensation principles, and that the compensation paid to our named executives for 2018 was reasonable and appropriate.

 Item 2 – Advisory Resolution to Approve Executive Compensation

 Our Board recommends that you vote FOR the advisory resolution to approve the compensation paid to our Company’s named
 executives, as disclosed in this proxy statement in the CD&A, the compensation tables, and related material.

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Compensation Discussion and Analysis

Introduction

We are committed to designing and implementing incentive compensation arrangements that align with and reinforce our Vision, Values & Goals. For 2018, the HRC introduced an enhanced annual performance objective framework to further strengthen the connection of our executives’ compensation to leadership that upholds these principles, as well as to the achievement of pre-established Company performance and risk management objectives.

Beyond the new framework for annual incentive awards, our compensation structure for our senior leadership contains robust risk-balancing mechanisms that provide the Board and the HRC with the tools to reward executives and hold them accountable for activities that have long-term risk horizons. These include:

•

Focus on long-term, performance-based equity. Our overall executive compensation design and structure is weighted heavily toward long-term, performance-based equity that vests over three years, is contingent on longer-term financial performance and risk assessments, and has substantial holding requirements (including holding requirements that extend beyond retirement) to further support long-term focus, strong risk management, and accountability.

•

Tie to risk management. How a named executive leads and manages risk can reduce or eliminate incentive compensation for outcomes that are inconsistent with the HRC’s expectations or increase awards for exceptional risk management.

•

Clawback and forfeiture policies. We employ multiple clawback and forfeiture provisions designed to encourage the creation of long-term, sustainable performance and discourage imprudent or excessive risks that could adversely impact the Company or harm customers. This includes the reduction or forfeiture of equity awards if the Company or the executive’s business group suffers a material failure of risk management.

As we collectively drive to an exceptional Company culture, the HRC and our Company continue to be committed to an executive compensation structure that links compensation to performance, reinforces risk management, and promotes leadership that is aligned with our Company’s Vision, Values & Goals.

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Enhanced Performance Objective Framework

For 2018, the HRC implemented an enhanced performance objective framework for annual incentive awards that focuses on categories of pre-established objectives that include expectations for both “what” is achieved and “how” it is achieved. The new framework overlays explicitly the Company’s leadership and risk accountability expectations into the determination of earned awards.

2018 Annual Incentive Performance Objective Framework

Company Performance The Human Resources Committee considers Company performance in its determination of annual incentive awards What is Achieved? How is it Achieved? Focuses on financial, strategic, and risk management objectives Focuses on how the executive performed his or her role and acts as an overlay that can increase, reduce, or eliminate the final award Performance is based on an evaluation of Company results taking into account quantity (financial outcomes), quality (consistency with strategic plan, risk appetite), degree of difficulty (accounting for environmental factors), and execution of key initiativesEffective Management and Business Performance Effective Management is based on strategic deliverables, initiatives, and expenses the business or functional area Business Performance is determined based on an evaluation of business line results (if applicable) taking into account quantity (consistency with strategic plan, risk appetite) and degree of difficulty (accounting for environmental factors) Risk Management Risk management is evaluated on effectiveness across all risk types, including compliance, operational, financial, strategic, and reputation Leadership Based on upholding the Vision, Values & Goals of Wells Fargo through the behaviors set forth in our comprehensive Leadership Success Criteria Risk Accountability Leaders are accountable for fostering a sound risk environment and setting the tone at the top

The “What” category focuses on the financial, strategic, and risk management objectives for 2018. The “How” category focuses on how the named executive performed his or her role during 2018 and acts as an overlay that can increase, reduce, or eliminate the final award. Although earned awards are not formulaically driven, to emphasize the importance of Risk Management for 2018, the HRC determined objectives in this category were to be given weight equal to those in Effective Management and Business Performance in assessing the “What” category.

This enhanced annual performance objective framework, along with other features of our executive compensation structure, enables the HRC to assess performance against set objectives, to reward senior leaders when expectations are met or exceeded, and to hold them accountable for both what they achieve and how they achieve it.

Strengthened Performance Share Award Design

The HRC has continued to make performance, risk management, and governance enhancements to the Performance Share award design for executives since we first introduced this award type in 2009.

•

2019 – New Regulatory Performance Condition: In recognition of the work remaining to resolve outstanding regulatory matters, incorporated an additional performance condition in Performance Share awards granted in 2019 that gives the HRC discretion to cause executives to forfeit all or a portion of an unpaid award based on the executive’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters.

•

2018 – Total Shareholder Return (TSR) Governor: Added a TSR governor to Performance Shares awarded to our executives beginning in 2018 that reduces the maximum payout from 150% to 125% if our TSR for the performance period is not in the top quartile of our Financial Performance Peer Group.

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•

2013 – Forfeiture Conditions: Included forfeiture conditions in Performance Share and restricted share rights (RSRs) awards to our senior leaders beginning in 2013 that give the HRC discretion to forfeit all or a portion of unpaid Performance Share and other equity awards upon the occurrence of specified conditions, including behavior that may have caused material reputation harm to the Company.

•

The HRC exercised that discretion under these forfeiture conditions in 2016 and 2017 to forfeit certain unpaid equity award amounts in order to promote executive accountability in response to unacceptable retail banking sales practices.

•

2012 – Net Operating Loss (NOL) Adjustor: Beginning in 2012, added an NOL adjustor that reduces the target number of Performance Shares awarded by one-third for any year in the three-year performance period that our Company incurs a NOL.

See 2018 Long-Term Incentive Compensation, 2019 Long-Term Incentive Compensation, and Executive Accountability Actions Taken in Recent Years below for more information.

Compensation Highlights

The following table summarizes the HRC’s compensation decisions for our executive officers named in the 2018 Summary Compensation Table. It is not a substitute for, and should be read together with, the 2018 Summary Compensation Table, which presents compensation paid, accrued, or awarded for 2018 in accordance with Securities and Exchange Commission (SEC) disclosure rules and includes additional compensation elements and other important information.

Named Executive and Position	Base Salary ($)	Annual Incentive Award ($)	Long-Term Performance Share Award ($)	Total ($)
Timothy J. Sloan Chief Executive Officer and President	2,400,000	2,000,000	14,000,000	18,400,000
John R. Shrewsberry Senior Executive Vice President and Chief Financial Officer	2,000,000	1,250,000	9,250,000	12,500,000
Mary T. Mack Senior Executive Vice President, Consumer Banking	1,413,793	1,650,000	5,500,000	8,563,793
Avid Modjtabai Senior Executive Vice President, Payments, Virtual Solutions, and Innovation	1,750,000	1,350,000	7,250,000	10,350,000
Perry G. Pelos Senior Executive Vice President, Wholesale Banking	1,456,896	1,000,000	6,500,000	8,956,896

For annual incentive awards, the HRC established target and maximum opportunities in 2018 of 100% and 150% of base salary, respectively, for our named executives, except for Mr. Sloan. The HRC increased target and maximum opportunities from 50% and 100% of base salary, respectively, to more closely align with the pay practices of the Labor Market Peer Group, including pay mix, and to emphasize accountability for annual goals at this time. The HRC took the increased opportunities into account in determining 2018 grants of long-term Performance Shares.

The HRC did not establish a pre-determined target and maximum opportunity for Mr. Sloan to retain greater discretion in determining his annual incentive award. For 2017, Mr. Sloan requested that he not be awarded an annual incentive award and the HRC concurred. For 2018, in light of the Company’s financial performance, as well as Mr. Sloan’s continued leadership on the Company’s top priority of rebuilding trust and his performance in achieving his 2018 individual qualitative performance objectives, the HRC determined that an annual incentive was appropriate.

Long-term Performance Shares vest at the end of three years and can be earned from 0 to 150 percent based on our Return on Realized Common Equity (RORCE) performance relative to our peers, subject to absolute performance levels. In response to shareholder feedback, beginning with the 2018 grant, the maximum payout is reduced to 125 percent if our relative total shareholder return (TSR) for the performance period is less than top quartile. Additional details on our investor engagement program are provided under Our Investor Engagement Program.

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Executive Compensation

Financial Performance Highlights

We produced strong financial results in 2018, including record diluted earnings per common share (EPS), while continuing to transform Wells Fargo for the future, including enhancing our risk-management capabilities, accelerating the pace of our innovation, focusing on operational excellence to better serve our customers, and investing in our team members through broad-based base pay increases and stock awards. We met our noninterest expense target for 2018 and began implementing efficiency initiatives in order to achieve our expense targets for 2019 and 2020. We continued to focus on the customer experience, with branch survey scores for “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” reaching a 24-month high in December 2018. We had strong credit performance and finished the year with high levels of capital and liquidity, and we returned a record $25.8 billion to shareholders through common stock dividends and net share repurchases, up 78% from 2017.

2018 Company Financial Performance Highlights

•  Net income of $22.4 billion, compared with $22.2 billion for 2017

•  Diluted EPS of $4.28, compared with $4.10 for 2017

•  Revenue of $86.4 billion, compared with $88.4 billion for 2017

•  Noninterest expense of $56.1 billion, compared with $58.5 billion for 2017

•  Efficiency ratio (noninterest expense divided by revenue) of 65.0%, compared with 66.2% for 2017

•  Return on assets of 1.19%, compared with 1.15% for 2017

•  Return on equity of 11.53%, compared with 11.35% for 2017

•  Returned $25.8 billion to shareholders through common stock dividends and net share repurchases, compared with $14.5 billion for 2017

•  Continued strong capital position, with Common Equity Tier 1 ratio (fully phased-in) remaining well above the regulatory minimum, including regulatory buffers, and our internal buffer

•  Loans of $953.1 billion, compared with $956.8 at year-end 2017

•  Deposits of $1.29 trillion, compared with $1.34 trillion at year-end 2017

Governance Framework for Compensation Decisions

The HRC, in making compensation decisions for our named executives, applies its discretion within a governance framework that is based on our compensation principles and includes consideration of risk management, absolute and relative Company performance, business line performance for business line leaders, individual performance, and independent advice.

Compensation Principles

In deciding 2018 compensation, the HRC was guided by the following four compensation principles:

1.	Pay for Performance – Link compensation to Company, business line, and individual performance so that superior performance results in higher compensation and inferior performance results in lower compensation;

2.	Foster Risk Management Culture – Structure compensation to promote a culture of prudent risk management consistent with our Company’s Vision, Values & Goals;

3.	Attract and Retain Top Executive Talent – Offer competitive pay to attract, motivate, and retain industry executives with the skills and experience to drive superior long-term Company performance; and

4.	Encourage Creation of Long-Term Shareholder Value – Use performance-based long-term stock awards with meaningful and lasting share retention requirements to encourage sustained shareholder value creation.

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The following table illustrates how the compensation decisions highlighted above and discussed in more detail below were tied to our compensation principles:

	Pay for Performance	Foster Risk Management Culture	Attract and Retain Top Executive Talent	Encourage Creation of Long-Term Shareholder Value
Mix of Base Salary and Annual Incentive Opportunity	✓	✓	✓	✓
Long-Term Compensation in the form of Performance Share Awards	✓	✓	✓	✓
High Proportion (more than 80%) of At-Risk Compensation	✓	✓		✓

Risk Management

The HRC’s compensation governance framework includes assessments of the risks that are a part of executive compensation practices. These risk-management assessments involve a number of senior executives from our Corporate Risk, Human Resources, and Legal Department teams. As described under Performance Management and Compensation above, our Company continues to strengthen and further enhance the oversight of our executive compensation practices and the scope of its risk management processes. Summarized below are the risk management features of our compensation program for executive officers.

Long-Term, Performance-Based, and At-Risk Compensation

•	A high proportion of each named executive’s compensation is in the form of long-term, performance-based equity.

•	Long-term equity remains at risk until payment, which allows the HRC to assess risk outcomes as they emerge over time.

•	Annual incentive awards are based on a performance objective framework that includes expectations for both “what” is achieved and “how” it is achieved.

•	At the HRC’s discretion, annual incentive awards may be paid in the form of long-term equity.

Long-Term Compensation Risk-Balancing Features

•	All long-term awards are denominated in share equivalents based on the Company’s stock price at the time of grant, thus reflecting shareholder returns through the date of distribution.

•	Performance Shares require achievement of absolute and relative financial performance targets and are reduced if our Company incurs a net operating loss.

•	Equity compensation does not accelerate upon retirement (pays on the original payment schedule).

Compensation Policies Reinforce Risk Management

•	Equity compensation is subject to forfeiture conditions and applicable clawback provisions that allow the HRC to consider risk outcomes.

•	Executive officers are prohibited from pledging Company equity securities in connection with a margin or other similar loan and from entering into derivative and hedging transactions involving Company stock.

•	Our Company’s stock ownership policy applies to executives until one year after retirement.

Compensation Programs and Individual Performance Evaluations Include Risk Considerations

•	HRC evaluations of our named executives’ performance include “how” objectives are achieved, integrating our Company’s risk accountability and executive leadership expectations into award determinations

•	Evaluations focus on appropriate risk management practices across all risk types to maintain individual accountability for risk outcomes and to encourage leadership that aligns with our core principles reflected in our Vision, Values & Goals.

•	The HRC oversees management’s review of our incentive and commission-based compensation practices to ensure pay aligns with our compensation principles, including prudent risk management.

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Company Performance

The HRC regularly assesses our Company’s absolute performance and its performance relative to peers. The HRC’s focus on overall Company performance is demonstrated by its decision to make Company results a component of each named executive’s annual incentive award determination and to tie long-term incentive compensation to Company performance over time.

In addition, the HRC establishes threshold goals for each fiscal year as a precondition to our named executives earning 2018 annual incentive awards. These two threshold performance measures for 2018 are under our Performance-Based Compensation Policy (Performance Policy) that is part of the Long-Term Incentive Compensation Plan (LTICP), and at least one must be achieved for annual incentives to be earned by named executives. Upon satisfaction of a threshold performance goal, our named executives may be awarded a maximum amount of incentive compensation of 0.2% of our Company’s net income, as adjusted for certain items, or such lesser amount as the HRC determines in its discretion. However, the HRC has determined that, even if one or more threshold performance goals are satisfied, we may not pay annual incentive awards to named executives if our Company does not have positive net income for the year. As described below under HRC Discretion, the HRC retains discretion to adjust or eliminate annual incentive awards.

Business Line Performance

The HRC assesses business line performance in determining annual incentive awards for executives with business line responsibilities, including Mses. Mack and Modjtabai and Mr. Pelos. The HRC considers business line financial results, taking into account not only the business line’s performance and its contribution to the Company’s overall performance, but also the quality of those results, such as risks taken to achieve the results, and the difficulty of achieving those results. Success or failure at achieving strategic business line objectives may be factored into the HRC’s executive compensation decisions for these business line leaders. However, the HRC does not base incentive compensation decisions for these named executives solely on business line performance; the HRC believes they must also have a significant stake in the Company’s overall performance to encourage collaboration among business lines and as a check against unnecessary or inappropriate risk-taking at the individual business line level.

Individual Performance

The HRC considers the individual performance of the named executives, both as part of an annual assessment and in the Board’s year-round interactions with them. For annual incentive awards, the HRC annually reviews the CEO’s achievement of individual qualitative objectives and the CEO’s assessment of each of our other named executives as part of overall executive compensation decision-making. Individual performance objectives include objectives relating to both “what” an executive achieves (risk management and managing strategic initiatives and expenses) and “how” the executive achieves it (upholding our Vision, Values & Goals and being accountable for fostering a sound risk environment). An executive’s individual performance evaluation includes effective risk management across all risk types, including compliance, operational, financial, strategic, and reputational, and success in driving behaviors aligned with our values such as doing what is right for our customers, meeting the highest ethical standards, and promoting diversity and inclusion. The HRC exercises its judgment and discretion in assessing performance and may decrease or eliminate annual incentive compensation awards, regardless of the achievement of applicable financial performance goals or individual qualitative objectives, for outcomes that are inconsistent with the HRC’s expectation, or may increase awards up to the 150% of target maximum for exceptional risk management. (The maximum does not apply to the CEO, who does not have an annual incentive target.)

Peer Group Analysis

The HRC uses peer group data to inform its decisions about the compensation of named executives. For 2018, the HRC continued to use two separate, but overlapping peer groups. See Peer Group Analysis below for details on our peer groups for 2018 and how the HRC used them to inform decisions for 2018.

Independent Compensation Consultant Advice

The HRC retained Frederic W. Cook & Co., Inc. (FW Cook) to provide independent advice on executive compensation matters for 2018. FW Cook reviews with the HRC our executive compensation programs generally and compared to those of our peers. See Independent Compensation Consultant below for details on how the HRC used FW Cook’s advice in 2018, as well as details on the HRC’s process for determining FW Cook’s independence.

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HRC Discretion

The final element in our compensation governance framework is the HRC’s exercise of business judgment and discretion to make compensation decisions for our named executives after taking into account all other aspects of our framework. There are certain situations where the HRC has no discretion to award incentive compensation, such as when a performance goal required for payment of incentive compensation under our Performance Policy is not met. However, even if a threshold performance goal under our Performance Policy is satisfied, the HRC has discretion to decline to make awards or to award less than the maximum amount under the Performance Policy, if in the exercise of its business judgment the HRC determines exercising such discretion would be in the best interests of shareholders. The HRC also has discretion to pay some or all of any earned annual incentive award in stock instead of cash, or to provide for vesting and payment over time.

The HRC believes that our compensation governance framework provides a reliable and structured approach for making pay decisions. The HRC also believes that use of rigid formulas may not always provide the best results for shareholders; therefore, it takes into account all of the factors in our framework when making its compensation decisions. As a result, the HRC uses its discretion to make annual incentive award decisions for our named executives, but informs that discretion based on performance and market considerations, as explained throughout this CD&A.

How the HRC Considers Prior Say on Pay Votes and Investor Feedback

At our Company’s 2018 annual meeting, our shareholders approved the advisory resolution on the 2017 compensation of our named executives (say on pay) by approximately 92% of shares present at the meeting and entitled to vote on the advisory resolution. Our Company, Board, and the HRC pay careful attention to communications received from our shareholders on executive compensation matters, including the say on pay vote. During 2018, the HRC considered feedback received from our major shareholders on our executive compensation program and disclosures through our investor outreach program and the approval by our shareholders of our say on pay resolution in 2018. That feedback informed the HRC’s decision to continue to maintain the overarching framework for our named executives’ compensation for 2018. Additional details on our investor engagement program are provided under Our Investor Engagement Program.

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Compensation Elements

For 2018, our Company’s executive compensation program consisted of the following elements:

Element	Purpose	Key Characteristics
Base Salary	• Provides fixed compensation reflecting the executive’s experience and level of responsibility • Decreases focus on short-term risk taking	• Paid in cash • Can be adjusted based on competitive market conditions
Annual Incentive Award	• Rewards annual Company performance, business line performance, risk management, effective management, leadership, and risk accountability

•  Threshold performance criteria, award opportunity, and structure established by the HRC

•  Payout determined after year-end

•  Based on performance objective framework that focuses on pre-established objectives that include expectations for both “what” is achieved and “how” it is achieved

•  May be earned from zero to 150 percent of annual base salary (except for the CEO, who does not have an annual incentive target)

Long-Term Compensation	• Aligns management and shareholder interests • Emphasizes performance-based culture • Creates strong long-term performance incentive, ownership, and retention tool

•  Annual awards for 2018 delivered as Performance Shares

¡  HRC determines performance criteria, with 2018 grants tied to 3-year RORCE compared to the Financial Performance Peer Group, subject to absolute performance levels

¡  May vest from zero to 150% of target (but capped at 125% if TSR is less than top quartile)

¡  Amount reduced if net operating loss during any year of performance period

•  Off-cycle awards delivered as RSRs

•  Subject to forfeiture conditions and stock ownership policy

•  Accrues dividend equivalents

Voluntary Deferred Compensation	• Provides financial planning opportunity • Allows executive to defer compensation and select time of payout	• Accounts earn a return based on investment options comparable to 401(k) Plan • Allows Company contributions that otherwise would have been made to 401(k) Plan
Benefit Programs	• Offers same health and welfare benefits that are provided to all Company employees on the same terms

•  401(k) Plan with Company match and discretionary profit sharing contributions

•  Company health insurance, life insurance, and severance plans (employees pay certain costs for health and life insurance)

Perquisites and Other Compensation	• Facilitate relocation of new executives • Enhance personal security and productivity	• Limited

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2018 Pay Mix

The charts below summarize the percentage of each element of pay shown above, based on the actual annual incentive awards earned and the value of the long-term Performance Shares (at target) at the time of grant for our CEO and for our other named executives as a group.

CEO PAY MIX OTHER NAMED EXECUTIVE PAY MIX 86% 85% At Risk At Risk

Compensation Decisions for Named Executives

The HRC took the compensation actions described below for the named executives in 2018. The HRC made these decisions within the compensation governance framework described above.

2018 Annual Base Salaries

Effective March 4, 2018, the HRC increased Ms. Mack’s and Mr. Pelos’s base salaries to $1,500,000 from $1,000,000 and $1,250,000, respectively, to align with competitive market conditions and, for Ms. Mack, also to reflect her responsibility for Consumer Lending in addition to Community Banking, which additional responsibility she assumed in December 2017. The other named executives’ base salaries remained unchanged during 2018. Effective March 3, 2019, the HRC increased Ms. Mack’s and Mr. Pelos’s base salaries to $1,750,000, reflecting their role and responsibilities as the line of business heads of Consumer Banking and Wholesale Banking, respectively.

2018 Annual Incentive Awards

In accordance with the performance measures under our Performance Policy, the HRC established two alternative Performance Policy goals as a precondition to our named executives earning 2018 annual incentive awards:

Corporate Financial Goals Under Performance Policy
(1) EPS of at least $3.00 or (2) RORCE of at least the median of the Financial Performance Peer Group

The Company’s EPS of $4.28 exceeded the Performance Policy goal of $3.00. The Company’s RORCE of 11.2% was below the median of the Financial Performance Peer Group (11.4%). Satisfaction of one of the 2018 Performance Policy goals gave the HRC the authority under the Performance Policy to award 2018 incentive compensation to our named executives of up to 0.2% of the Company’s 2018 net income (or approximately $44.8 million based on net income of approximately $22.4 billion).

In considering annual incentive compensation for the named executives and in exercising its discretion to pay less than the maximum permitted by the Performance Policy, the HRC established target and maximum incentive award opportunities in 2018 of 100% and 150% of base salary, respectively, for our named executives, except as described below for Mr. Sloan. The HRC increased target and maximum opportunities from 50% and 100% of base salary, respectively, to more closely align with the pay practices of the Labor Market Peer Group, including pay mix, and to emphasize accountability for annual goals at this time. The HRC took the increased opportunities into account in determining 2018 Performance Share grants under the LTICP.

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The HRC did not establish a pre-determined target and maximum opportunity for Mr. Sloan to retain greater discretion in determining his annual incentive award.

Annual Incentive Award Considerations

The HRC introduced an enhanced performance objective framework in 2018 for our annual incentive awards that overlays the Company’s leadership and risk accountability behaviors and expectations into the determination of a named executive’s earned award.

The framework sets expectations across five categories: Company Performance, Effective Management and Business Performance, Risk Management, Risk Accountability, and Leadership. Company performance comprises the first category. The second two categories fall into the “What” category, assessing what the executive achieved during 2018:

•

Effective Management and Business Performance, such as delivering on strategic initiatives, meeting expense goals, driving progress in the executive’s business or functional area, achieving financial outcomes, meeting and exceeding growth targets, and delivering results consistent with strategic plans, with performance assessed accounting for both alignment with the Company’s risk appetite and the degree of difficulty of such outcomes.

•

Risk Management, such as executing on risk management programs and controls, managing risk effectively across all risk types, including compliance, operational, financial, strategic, and reputational, and making demonstrable progress on any corrective actions within committed timeframes.

Objectives falling into the “How” category assess how the executive performed his or her role during 2018 and act as an overlay that can increase, reduce, or eliminate the final award:

•

Leadership, such as upholding the Company’s Vision, Values & Goals and acting pursuant to our leadership success criteria that promote ethics, doing what is right for customers, and diversity and inclusion.

•	Risk Accountability, such as being accountable for fostering a sound risk environment and encouraging a culture of risk management.

Although earned awards are not formulaically driven, to emphasize the importance of Risk Management for 2018, the HRC determined objectives in this category were to be given weight equal to those in Effective Management and Business Performance in assessing the “What” category. For executives with line of business responsibilities (including Ms. Mack, Ms. Modjtabai, and Mr. Pelos), Effective Management and Business Performance for the line of business also are designed to be weighted equally within that category. The “How” category acts as an overlay that can increase, reduce, or eliminate the final award.

In making 2018 annual incentive award determinations for our named executives, the HRC considered, among other factors, the following significant performance outcomes relative to pre-established objectives:

All Named Executives

For all named executives, the HRC considered Company Performance as an input to the determination of 2018 annual incentives. In assessing Company Performance, the HRC considered, among other factors, the Company’s earnings, return on equity, and progress on efficiency initiatives, including: diluted EPS of $4.28 in 2018, up from $4.10 in 2017; return on equity of 11.53%, up from 11.35% in 2017; and the achievement of our noninterest expense target for 2018. The HRC also recognized the progress made in 2018 toward the Company’s goal of becoming the financial services leader in customer service and advice, team member engagement, innovation, risk management, corporate citizenship, and shareholder value. This progress included:

•	Customer Service and Advice

¡	Continued to improve customer service, resulting in branch survey scores for “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” reaching a 24-month high in December 2018

¡	Helped more than 2.3 million customers avoid overdraft charges through Overdraft Rewind®

•	Team Member Engagement

¡	Reduced voluntary team member attrition to its lowest level in six years

¡	Continued to invest in team members through broad-based base pay increases and awards of RSRs

•	Innovation

¡	Launched the new Wells Fargo Propel American Express® Card based on customer and team member feedback

¡	Continued to expand services such as our online mortgage application and Control Tower™

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•	Risk Management

¡	Continued to invest in technology, infrastructure, cybersecurity, and people, including adding new leaders in key risk roles and approximately 1,300 team members overall to the Corporate Risk team

¡

Enhanced our risk management framework to manage our risks in a more comprehensive and holistic manner and better drive and support effective decisions about risk management at all levels of the Company

•	Corporate Citizenship

¡	Surpassed our $400 million philanthropy target for 2018

¡	Recognized by Chronicle of Philanthropy as the second most generous cash donor in the U.S.

•	Shareholder Value

¡	Returned $25.8 billion to our shareholders through common stock dividends and net share repurchases

¡	Increased our quarterly common stock dividend to 43 cents per share

The HRC concluded that 2018 Company Performance substantially met expectations, although not completely. The HRC considered this level of achievement in determining each named executive’s earned 2018 annual incentive award, as described below.

Timothy J. Sloan, President and CEO

In assessing Effective Management and Business Performance for Mr. Sloan, the HRC recognized his continued efforts to create a simpler, more collaborative Wells Fargo and efficiently serve our customers. In 2018, this included Mr. Sloan’s efforts to prioritize and improve customer service, resulting in customer loyalty and satisfaction scores, as described above, at a two-year high. The HRC also considered Mr. Sloan’s efforts to strengthen and add depth to his leadership team and his focus on team member engagement throughout the Company. The HRC noted Mr. Sloan’s leadership in achieving our 2018 noninterest expense target and returning capital to shareholders through common stock dividends and net share repurchases. In addition, the HRC considered Mr. Sloan’s role in driving key innovation initiatives and product platforms, as well as his strong commitment to corporate citizenship, evidenced by the Company’s exceeding its target corporate giving for 2018.

In assessing Risk Management performance, the HRC recognized Mr. Sloan’s efforts in prioritizing risk management across the Company, including through his hiring of new leaders in key risk roles (Chief Risk Officer, Chief Compliance Officer, Chief Operational Risk Officer, and Head of Regulatory Relations), introducing a new risk management framework, and investing in technology initiatives to manage risk. The HRC noted that more progress is required to meet regulatory expectations and achieve our risk management objectives. The HRC also considered the accelerated progress that continues to be required.

In reviewing Risk Accountability performance, the HRC considered Mr. Sloan’s engagement in risk-related matters, including continued improvements to Board risk-reporting and escalation processes, and his engagement with investors and other key stakeholders to rebuild trust. Mr. Sloan was recognized as setting clear leadership expectations for risk management.

For Leadership performance, Mr. Sloan was identified as communicating with his leadership team and key stakeholders effectively and transparently, including through town hall events, investor conferences, media engagements, leadership conferences, and day-to-day engagement with team members. The HRC noted Mr. Sloan’s continued and committed efforts in setting a clear tone from the top and advocating for and upholding our Vision, Values & Goals.

Overall, the HRC concluded that under Mr. Sloan’s leadership, the Company had strong financial results and made steady progress against key goals, including risk management. The HRC took into account the additional progress that continued to be required to achieve fully our risk management objectives and the significance of those objectives. For 2017, Mr. Sloan requested that he not be awarded an annual incentive award and the HRC concurred. For 2018, in light of the Company’s financial performance, as well as Mr. Sloan’s continued leadership on the Company’s top priority of rebuilding trust and his performance in achieving his 2018 individual qualitative performance objectives, the HRC determined that an annual incentive award was appropriate.

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John R. Shrewsberry, Senior Executive Vice President and CFO

In assessing Effective Management and Business Performance for Mr. Shrewsberry, the HRC reviewed his successful implementation and prioritization of efforts relating to our 2018 capital plan and the Comprehensive Capital Analysis and Review (CCAR), liquidity and capital management, and key enterprise initiatives, including strategic priorities. The HRC also reviewed Mr. Shrewsberry’s progress in providing oversight, strategic direction, and support with respect to successful execution of efforts designated as high-priority programs. In addition, the HRC considered his identification and execution of company-wide efficiency and effectiveness opportunities, and his achievements in delivering finance group run-rate savings commitments for 2018.

In assessing Risk Management performance, the HRC considered Mr. Shrewsberry’s contribution to the execution of the risk strategic plan and risk management framework. The HRC also considered his progress with respect to risk management and remediation initiatives, which included maintaining strong and disciplined processes to ensure appropriate controls within the finance organization, but noted that pre-established timelines for some risk objectives were not achieved and additional progress continued to be required.

In evaluating Mr. Shrewsberry’s Risk Accountability performance, the HRC reviewed his efforts in setting expectations for risk management, escalating risk issues, partnering with Corporate Risk and other senior leaders, and engaging with regulators.

In terms of Leadership, the HRC recognized Mr. Shrewsberry’s leadership during 2018 in strengthening the finance group through reorganizing key functions to support the business more fully and by building bench strength for critical roles, as well as upholding, as part of the leadership team, our Vision, Values & Goals.

Overall, the HRC concluded that Mr. Shrewsberry generally met expectations in Effective Management and Business Performance and overall Leadership, but also took into account the additional progress that continued to be required to achieve fully our risk management objectives and the significance of those objectives.

Mary T. Mack, Senior Executive Vice President, Consumer Banking

In assessing Effective Management and Business Performance for Ms. Mack, the HRC recognized her progress toward the consumer business’s strategic goals, including successfully restructuring lending businesses, consolidating operations, implementing operational efficiencies, and improving credit performance. The HRC also considered her contributions toward making meaningful progress on execution of digital and online strategies, including in the mortgage business. In addition, the HRC recognized her efforts to strengthen and add depth to the Consumer Banking leadership team and in delivering Consumer Banking run-rate savings commitments for 2018.

In assessing Risk Management performance, Ms. Mack was identified as prioritizing risk management efforts and making demonstrable progress with respect to risk priorities, including improving compliance and operational risk. The HRC also recognized her visible, engaged, and effective leadership on risk-related matters.

In evaluating Ms. Mack’s Risk Accountability performance, the HRC reviewed her achievements relating to setting clear leadership expectations for risk management within the line of business, escalating risk appropriately, and engaging with regulators. Ms. Mack was also identified as demonstrating deep and detailed engagement in risk-related matters, including involvement in risk committees, remediation planning, and meetings with regulators.

For Leadership performance, the HRC recognized Ms. Mack’s focused, collaborative, and effective leadership during 2018, her success in setting a strong risk culture, and her upholding, as part of the leadership team, our Vision, Values & Goals.

Overall, the HRC concluded that Ms. Mack exceeded expectations, with particularly strong performance with respect to Effective Management, Leadership, and Risk Accountability.

Avid Modjtabai, Senior Executive Vice President, Payments, Virtual Solutions and Innovation

In assessing Effective Management and Business Performance for Ms. Modjtabai, the HRC considered the progress and milestones achieved in key innovation initiatives and product platforms, including the successful launch of the new Wells Fargo Propel American Express® Card. The HRC also reviewed Ms. Modjtabai’s significant role in driving achievements such as the substantial growth in digital and mobile customer engagement and satisfaction and efficiencies and continued improvements in contact center performance. In addition, the HRC noted her efforts in delivering line of business run-rate savings commitments for 2018.

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In assessing Risk Management performance, the HRC considered the progress made with respect to prioritizing risk management and controls, while recognizing the need for continued emphasis on prioritization of risk management throughout the line of business. The HRC noted Ms. Modjtabai enhanced risk management among her control team and identified additional opportunities for progress.

For Risk Accountability, she was identified as emphasizing and setting a strong example for risk management with a focus on issue identification and remediation, with additional opportunities for progress identified in further strengthening the risk program. The HRC noted Ms. Modjtabai’s efforts to foster an appropriate risk culture and reinforcement through active engagement with key risk-related processes.

In assessing Leadership, the HRC noted Ms. Modjtabai’s efforts in helping foster a “raise your hand” environment. She was recognized for displaying consistent and effective communication and, as part of the leadership team, upholding our Vision, Values & Goals.

Overall, the HRC concluded that Ms. Modjtabai generally met expectations for performance in 2018, but also took into account areas of continued focus.

Perry G. Pelos, Senior Executive Vice President, Wholesale Banking

In assessing Effective Management and Business Performance for Mr. Pelos, the HRC recognized his effective management in the ongoing transformation of the Wholesale Banking business, with continued progress and opportunities remaining in 2019. The HRC also reviewed his efforts in achieving strong line of business financial performance, especially in light of the market environment, in strengthening and adding depth to the Wholesale Banking leadership team, and in delivering line of business run-rate savings commitments for 2018.

In assessing Risk Management performance, the HRC considered Mr. Pelos’s progress toward risk management goals and remediation processes, noting that some pre-established timelines were not achieved and there were opportunities for additional progress.

In assessing Mr. Pelos’s Risk Accountability performance, the HRC considered his advocacy for a robust risk management culture, with further proactive engagement possible.

For Leadership performance, the HRC recognized Mr. Pelos for his effective and transparent communication with his leadership team, business group members, and key stakeholders; setting a strong risk culture; and upholding, as part of the leadership team, our Vision, Values & Goals.

Overall, the HRC concluded that Mr. Pelos generally met expectations, including with respect to Business Performance and Leadership, but also took into account areas of continued focus.

Annual Incentive Award Decisions

Named Executive	Total Cash Annual Incentive Award
Sloan	$2,000,000

Shrewsberry	$1,250,000

Mack	$1,650,000

Modjtabai	$1,350,000

Pelos	$1,000,000

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2018 Long-Term Incentive Compensation

Performance Share Awards

The HRC awarded long-term incentive compensation under the LTICP in the form of Performance Shares granted in February 2018 to all named executives, as follows:

Named Executive	Target Value of Performance Shares	Target Number of Performance Shares	Number of Performance Shares that may be Earned Based on RORCE Performance Criteria
Sloan	$14,000,000	233,451	0 –150% of Target Performance Shares Granted, plus dividend equivalents reinvested during the vesting period prior to distribution
Shrewsberry	$9,250,000	154,244
Mack	$5,500,000	91,713
Modjtabai	$7,250,000	120,894
Pelos	$6,500,000	108,388

In determining the Performance Share grants to our named executives, the HRC considered each executive’s role and responsibilities in advancing the Company’s long-term success over the course of the award term. The HRC also took into account the increase to the target and maximum annual incentive award opportunities for our named executives in 2018 (except for Mr. Sloan who did not have a pre-determined opportunity, as described above).

Performance Share Metrics and Vesting. Each Performance Share entitles the holder to receive one share of Company common stock upon vesting plus dividend equivalents on the final number of earned and vested Performance Shares reinvested as additional Performance Shares from the date of grant and subject to the same vesting terms. The 2018 Performance Share awards are scheduled to vest in the first quarter of 2021 based on the average of our Company’s RORCE over the three-year performance period ending December 31, 2020, both relative to the Financial Performance Peer Group and subject to absolute performance levels. The final number of earned and vested Performance Shares can be earned from 0 to a maximum of 150% of the original target number granted, and is further subject to downward adjustments in the event of a net operating loss or less than top quartile relative TSR performance and to forfeiture at the HRC’s discretion, as described below.

•

RORCE, as defined in the LTICP, means the net income of our Company as reported in our consolidated financial statements (and subject to possible adjustments as provided in the LTICP or the applicable form of award agreement), on an annualized basis less dividends accrued on outstanding preferred stock, divided by our Company’s average total common equity excluding average accumulated comprehensive income as reported in our consolidated financial statements for the relevant performance period.

•

We use RORCE because it focuses on the creation of long-term shareholder value; reflects our objective to achieve profitability with strong capital levels, capturing the importance of both performance and risk management; measures the return generated on our shareholders’ investment; and allows profitability benchmarking against our Financial Performance Peer Group.

Absolute RORCE Performance. If our Company’s three-year average RORCE is equal to or greater than the specified maximum absolute performance level, the 2018 Performance Share award would result in vesting at maximum (150% of target), subject to reduction based on the Company’s relative TSR or a net operating loss, as described below. If our Company’s three-year average RORCE is below the threshold absolute performance level, then the award would result in no payout.

If Company RORCE is:	Then, Award % Vesting is:
Average three-year RORCE is greater than or equal to 15%	150%, subject to reduction based on relative TSR or net operating loss (NOL) adjustments, each as described below
Average three-year RORCE is less than 5%	Does not vest

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Relative RORCE Performance. If our Company’s three-year average absolute RORCE is less than 15%, but equal to or greater than 5%, the 2018 Performance Share award would vest based on our Company’s relative performance among the companies in the Financial Performance Peer Group, as follows:

If Company RORCE is:	Then, Award % Vesting is:
Top Quartile Ranking of 75% or more	150% x NOL Adjustment
Second Quartile Ranking of 50% or more	100% to <150%(1) x NOL Adjustment
Third Quartile Ranking of 25% or more	50% to <100%(1) x NOL Adjustment
Bottom Quartile Ranking below 25% (provided not lowest ranked)	0% to <50%(1) x NOL Adjustment

(1)	Award percentage vesting is interpolated on a straight-line basis.

Other Performance-Enhancing and Risk Balancing Features. The final number of earned and vested Performance Shares is subject to following downward adjustments:

•

TSR Adjustment. In 2018, the HRC added a TSR governor to our Performance Share Award design. For an award to pay out above 125% of target based on absolute RORCE performance, the Company’s relative TSR for the performance period must be in the top quartile of the Financial Performance Peer Group. If relative TSR is not in the top quartile, vesting is capped at 125% of target.

•	NOL Adjustment. For any year in the three-year performance period that our Company incurs a net operating loss, the target number of Performance Shares will be reduced by one-third.

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NOL, for purposes of the Performance Share awards, means a loss that results from adjusting a net loss as reported in our consolidated financial statements to eliminate the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) extraordinary losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or infrequent loss that is separately identified and quantified.

•

Forfeiture Conditions. The HRC incorporates additional forfeiture conditions in Performance Share and RSR awards granted to our named executives to further balance risk and to reward our executives for focusing on long-term performance in a manner consistent with appropriate risk management practices and outcomes. The HRC has full discretion to cause the executives to forfeit all or a portion of unpaid Performance Share and RSR awards upon the occurrence of specified conditions, including behavior that may have caused a material financial restatement or material reputation harm to our Company, as discussed under Executive Accountability below.

•

Stock Ownership Policy. Consistent with our stock ownership policy, and as a condition to receiving Performance Share and RSR awards, each named executive has agreed to hold, while employed by our Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise or vesting of equity awards, up to a maximum shareholding requirement of ten times the executive’s base salary. This holding restriction is intended to align our named executives’ interests with our shareholders’ interests over the long-term and to mitigate compensation-related risk.

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Performance Shares Outstanding During 2018

The Performance Shares granted to our named executives in 2015, 2016, and 2017 generally had the same absolute and relative performance measures as the 2018 Performance Shares, as described above under 2018 Long-Term Incentive Compensation, except that for the 2015, 2016, and 2017 Performance Share awards the threshold absolute RORCE performance level for any payout is 2% instead of 5% and there is no reduction in the maximum payout based on relative TSR performance. For these four Performance Share awards that our named executives had outstanding for any part of 2018, any amounts earned are summarized below:

Performance Shares Outstanding During 2018
	2015 Performance Shares (2015-2017 Performance Period)			2016 Performance Shares (2016-2018 Performance Period)		2017 Performance Shares (2017-2019 Performance Period)	2018 Performance Shares (2018-2020 Performance Period)
Name	Potential Payout	Earned	Actual Payout	Potential Payout	Earned and Actual Payout	Potential Payout	Potential Payout
Sloan	0-150%	150%	150%	0-150%	150%	0-150%	0-150% (Max 125%, unless TSR is top quartile)

Shrewsberry	0-150%	150%	150%	0-150%	150%	0-150%	0-150% (Max 125%, unless TSR is top quartile)

Mack	0-125%	125%	125%	0-125%	125%	0-150%	0-150% (Max 125%, unless TSR is top quartile)

Modjtabai	0-150%	150%	150%	0-150%	150%	0-150%	0-150% (Max 125%, unless TSR is top quartile)

Pelos	0-125%	125%	125%	0-125%	125%	0-150%	0-150% (Max 125%, unless TSR is top quartile)

For the Performance Shares granted in February 2015, the maximum payout value (150% of target for Messrs. Sloan and Shrewsberry and Ms. Modjtabai; 125% of target for Ms. Mack and Mr. Pelos) was earned based on the HRC’s certification in February 2018 of our Company’s average RORCE performance of 11.9%, which resulted in a ranking equal to or greater than the 75th percentile compared with peers.

For the Performance Shares granted in February 2016, the maximum payout value (150% of target for Messrs. Sloan and Shrewsberry and Ms. Modjtabai; 125% of target for Ms. Mack and Mr. Pelos) was earned based on the HRC’s certification in February 2019 of our Company’s average RORCE performance of 11.3%, which resulted in a ranking equal to or greater than the 75th percentile compared with peers.

The payout value for the Performance Shares granted in February 2017 and 2018 will be determined in the first quarter following the performance period, based on the HRC’s certification in the first quarter of 2020 and 2021, respectively, of our Company’s average RORCE against the pre-established goals, subject to downward adjustment by one-third for each year our Company incurs a net operating loss, and subject to forfeiture conditions, as described under Executive Accountability below. The payout value for the 2018 Performance Share awards is limited to 125% of target, notwithstanding RORCE performance, if the Company’s TSR for the performance period is not in the top quartile of the Financial Performance Peer Group.

For additional information about the terms of these awards, see the CD&A discussion above, the narrative discussion following the Grants of Plan-Based Awards Table, footnotes (3) and (4) to the Outstanding Equity Awards at Fiscal Year-End Table, and our prior year proxy statements.

2019 Long-Term Incentive Compensation

The HRC determined to pay 2019 long-term incentive compensation to our executives and other senior leaders, other than Mr. Sloan, primarily in the form of Performance Shares with the balance in RSRs that vest over three years. The HRC decided to pay a portion in RSRs to align the Company’s executive compensation structure more closely with the pay practices of our Labor Market Peer Group companies, which generally grant restricted stock in addition to performance awards as long-term incentive compensation. The RSRs, as well as the Performance Shares, contain the forfeiture conditions, described above and in more detail under Executive Accountability below, that give the HRC discretion to forfeit or cancel all or any unpaid portion of an award upon the occurrence of specified conditions, including behavior that may have caused a material

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financial misstatement or material reputation harm to the Company. Mr. Sloan received his 2019 long-term incentive compensation entirely in Performance Shares, reflecting his role as CEO.

Additional Performance Condition Tied to Resolution of Outstanding Regulatory Matters

For 2019, in recognition of the work remaining to resolve outstanding regulatory matters, the HRC incorporated an additional performance condition in the 2019 Performance Share awards, including for Mr. Sloan and the other named executives, that gives the HRC discretion to forfeit or cancel all or any unpaid portion of an award based on the individual’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters. Information about the compensation of our named executives for 2019 will be included in our 2020 proxy statement.

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Executive Accountability

Clawback and Forfeiture Policies and Provisions

Wells Fargo employs multiple clawback and forfeiture policies and provisions that are designed to encourage the creation of long-term, sustainable performance and to discourage our executive officers from taking unnecessary or inappropriate risks that would adversely impact our Company or harm our customers. As described below, these policies and provisions enable the Board to hold executives accountable.

Policy/Provision	Trigger for Clawback or Forfeiture	Applicable Compensation	Applicable Population
Unearned Compensation Recoupment Policy	Misconduct by an executive that contributes to our Company having to restate all or a significant portion of its financial statements	Any bonus or incentive compensation that was based on achievement of financial results that were restated downward	Executive officers

Extended Clawback Policy	Incentive compensation was based on materially inaccurate financial information or other materially inaccurate performance metric criteria, whether or not the executive was responsible	Incentive compensation that was based on materially inaccurate financial information or other materially inaccurate performance metric criteria*	Executive officers and certain other highly compensated employees

Equity Award Clawback Provisions	Our equity award agreements and our LTICP provide that all awards are subject to the terms of any applicable clawback policy maintained by or required by law	Equity awards granted under the LTICP, for which an applicable Company clawback policy or legal requirement is triggered	All team members who receive Wells Fargo equity awards under the LTICP

Equity Award Forfeiture Provisions

•  Misconduct that has or might reasonably be expected to cause reputation or other harm to our Company or any conduct that constitutes “cause,”

•  Misconduct or commission of a material error that causes or might be reasonably expected to cause significant financial or reputation harm to our Company or the executive’s business group,

•  Improper or grossly negligent failure, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to our Company or the executive’s business group,

•  An award was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy, or

•  Our Company or the executive’s business group suffers a material downturn in financial performance or suffers a material failure of risk management

		Unpaid RSR and Performance Share awards are subject to forfeiture if the HRC determines that a trigger event has occurred	Executive officers and other team members who receive Performance Shares

*	Our Board may effect reimbursement or recovery by seeking repayment, or by reducing or canceling amounts otherwise payable (subject to applicable law and the terms of the applicable plan or arrangement).

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Executive Accountability Actions Taken in Recent Years

As described in our 2016, 2017, and 2018 proxy statements, our Board and the HRC took a number of decisive actions to promote executive accountability in response to unacceptable retail banking sales practices, which included:

•

In September 2016, agreeing with our former CEO, John G. Stumpf, that he would forfeit all of his unvested equity awards, worth approximately $41 million at the time, and causing Carrie L. Tolstedt, former head of our Community Bank, to forfeit all of her unvested equity awards, worth approximately $19 million at the time.

•

In April 2017, clawing back compensation of approximately $28 million from Mr. Stumpf, equal to the value at the time of distribution in March 2016 of shares issued to him following vesting of his 2013 Performance Share award, and causing Ms. Tolstedt to forfeit all of her outstanding stock options, worth approximately $47 million based on the closing price of our common stock at the time.

•

To reinforce the collective responsibility of the senior leadership team for the overall operational and reputation risk of our Company, not awarding 2016 annual incentive awards to eight members of our Operating Committee who were in place before the Operating Committee was reconstituted in November 2016, and reducing by approximately $26 million the payout on the 2014 Performance Shares held by the same eight members of our Operating Committee and reducing by 20% to 40% the payout on 2014 Performance Shares held by other senior managers.

Disclosure of Future Clawbacks

In the future, if our Board or the HRC decides to clawback compensation following a determination that a senior executive has engaged in misconduct, including in a supervisory capacity, that results in significant financial or reputation harm to our Company or in a material financial restatement, our Board or the HRC will determine whether and to what extent public disclosure of information regarding such clawback, including the amount of compensation and the executive(s) impacted, is appropriate, subject to applicable legal and contractual restrictions, including privacy laws.

Other Compensation Components

Retirement and Other Benefit Programs

Our named executives are eligible for the same benefits generally available to all team members, including health, disability, and other benefits, and our Company 401(k) Plan (with a Company match and potential discretionary profit sharing contribution). Our Company matched up to 6% of eligible participants’ certified compensation during 2018 and, in January 2019, the HRC authorized a discretionary profit sharing contribution of 1% of each eligible participant’s certified compensation under our Company 401(k) Plan based on our Company’s 2018 financial performance.

Employees hired prior to July 1, 2009 participate in our Company’s qualified Cash Balance Plan, which was frozen in July 2009. Certain of our named executives, together with team members whose covered compensation exceeds Internal Revenue Code limits for qualified plans, also participated in our nonqualified Supplemental 401(k) and Supplemental Cash Balance Plans prior to those plans being frozen in July 2009. Following the freezing of the plans, our Company no longer makes additional contributions for participants in these plans, although additional investment income continues to accrue to participants’ individual accounts at the rates provided for in the plans.

Named executives and certain other highly compensated team members also can participate in our Deferred Compensation Plan. Subject to IRS limitations, this plan also provides for supplemental Company matching and profit sharing contributions for any compensation deferred into the Deferred Compensation Plan by plan participants, including named executives, that otherwise would have been eligible for a matching or profit sharing contribution under our Company’s 401(k) Plan.

The HRC believes these programs are similar to and competitive with those offered by our Labor Market Peer Group. We provide information about the benefits under these plans in the 2018 Pension Benefits table and 2018 Nonqualified Deferred Compensation table and related footnotes and narratives.

Perquisites and Other Compensation

The HRC has intentionally limited perquisites to executive officers. We may pay for relocation-related services for our executives, including temporary housing, moving expenses, and home purchase closing expenses. For security or

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business purposes, we may provide a car and driver to our CEO and from time to time to certain other executives, primarily for business travel and occasionally for commuting. We may pay the cost for a named executive’s spouse to attend a Wells Fargo business-related event where spousal attendance is expected or customary, including allowing an executive’s spouse to travel on our corporate aircraft for a Wells Fargo business purpose. The HRC may approve security measures, including residential security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and other team members.

Post-Retirement Arrangements

We do not have employment or other severance agreements with our named executives. We have a plan that provides salary continuation for team members, including named executives, who are discharged under the circumstances stated in that plan, such as following a reduction in force or other elimination of a team member’s position.

Peer Group Analysis and Independent Compensation Consultant

Peer Group Analysis

As discussed above, the HRC uses peer group data to inform its decisions about the compensation of named executives. For 2018, the HRC continued to use two separate, but overlapping peer groups: (1) the Financial Performance Peer Group, which is a subset of the KBW Bank Sector Index and consists of 11 financial services companies that best match our Company in scope, scale, business model/mix, and geography and with which we most directly compete for financial capital and customers; and (2) the Labor Market Peer Group, which consists of ten companies with which we most directly compete for executive talent based on requisite expertise, knowledge, and experience.

The following tables summarize our peer groups for 2018 and how the HRC used them:

Financial Performance Peer Group

Purposes: Assess our Company’s relative overall financial performance Set and measure RORCE performance for Performance Share awards

Bank of America Corporation

BB&T Corporation

Capital One Corporation

Citigroup Inc.

Fifth Third Bancorp

JPMorgan Chase & Co.

KeyCorp

The PNC Financial Services Group, Inc.

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp, Inc.

For 2018, the HRC compared our Company’s financial performance with the Financial Performance Peer Group based on measures commonly used for analyzing financial services companies, including those relating to:

•  profitability, including EPS, revenue, net interest margin, efficiency ratio, operating leverage, and pre-tax pre-provision income;

•  shareholder returns, including return on average common equity, TSR, and price-earnings ratio;

•  balance sheet size and composition, including average total deposits, retail deposit market share, and average loans;

•  credit quality, including nonperforming assets ratios; and

•  capital ratios, including regulatory capital ratios.

The HRC does not have a pre-established formula for scoring and weighting financial measures in evaluating our Company’s performance. The HRC relies on its judgment in evaluating our Company’s overall performance compared to the Financial Performance Peer Group.

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Labor Market Peer Group

Purpose: Evaluate overall pay levels and practices for our named executives

American Express Company

Bank of America Corporation

The Bank of New York Mellon Corporation

Citigroup Inc.

The Goldman Sachs Group, Inc.

JPMorgan Chase & Co.

Morgan Stanley

The PNC Financial Services Group, Inc.

State Street Corporation

U.S. Bancorp, Inc.

The HRC reviewed compensation data for the Labor Market Peer Group in considering the 2018 compensation actions for our named executives and to track competitive pay levels and trends generally. The Labor Market Peer Group companies provide the basis for our competitive compensation comparisons that the HRC considers in establishing the total compensation opportunities for our named executives. The HRC considers total compensation for competitiveness with total compensation for comparable positions and performance at peer companies.

Independent Compensation Consultant

The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at our Company’s expense without prior permission of management or our Board. As discussed above, the HRC retained FW Cook to provide independent advice on executive compensation matters for 2018. To help maintain the independence of any consultant retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by FW Cook, other than the services performed for the GNC for non-employee director compensation. The HRC annually reviews the services performed by and the fees paid to FW Cook, and FW Cook does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to executive and non-employee director compensation. All services provided to the HRC and our Board in 2018, other than those performed for the GNC for non-employee director compensation, were pre-approved by the HRC. In November 2018, the HRC assessed the independence of FW Cook and its Chairman, George Paulin, who is the lead advisor, and concluded that no conflict of interest exists.

From time to time, FW Cook compiles compensation data for the Labor Market Peer Group, and reviews with the HRC our executive compensation programs generally and compared to those of our Labor Market Peer Group. FW Cook also advises the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group, and the appropriateness of our compensation program structure in supporting our business objectives, including, in 2018, with respect to adjustments to our LTICP. During 2018, the HRC reviewed data compiled by FW Cook, including FW Cook’s calculations of the 50th, 75th, and 90th percentile amounts of annual salary, annual incentive, long-term equity, and total compensation amounts for Labor Market Peer Group named executives. The HRC used this compensation information, together with any reported changes in Labor Market Peer Group compensation, to help develop a framework for evaluating the competitiveness of the 2018 compensation for our named executives. Mr. Paulin participated in all of the regularly scheduled HRC meetings during 2018.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during a year. The exemption from Section 162(m)’s deduction limit for certain performance-based compensation has generally been repealed, effective for years beginning after December 31, 2017, and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to covered executive officers in excess of $1 million in calendar year 2018 and subsequent calendar years generally will not be deductible unless it qualifies for transition relief applicable to certain written binding contracts in effect on November 2, 2017 that are not modified in any material respect on or after such date.

The HRC continues to consider the tax and accounting consequences when determining named executive compensation, including in light of the changes to Section 162(m), although tax deductibility was not the primary factor used by the HRC in setting compensation in 2018. The HRC sets named executive compensation in accordance with our four compensation principles and within the governance framework described in this CD&A and expects that it will grant awards and provide

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for compensation for named executives that will not be deductible under Section 162(m) when it determines that such arrangements are in the best interests of the Company and its shareholders.

Conclusion

The HRC believes that the 2018 compensation decisions for our named executives were consistent with our four compensation principles, reasonable, and appropriate.

Compensation Committee Report

In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the CD&A that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Human Resources Committee:

Ronald L. Sargent, Chair

Wayne M. Hewett

Donald M. James

Maria R. Morris

Karen B. Peetz

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Executive Compensation Tables

2018 Summary Compensation Table

The following table, accompanying footnotes, and narrative provide information about compensation paid, accrued, or awarded to the Company’s named executives for the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1)(2)(3) (e)	Non-Equity Incentive Compensation ($)(4) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)(6) (g)	All Other Compensation ($)(7) (h)	Total ($) (i)
Timothy J. Sloan CEO and President	2018	2,400,000	14,000,056	2,000,000	7,428	19,250	18,426,734
	2017	2,400,000	15,000,007	0	56,749	107,258	17,564,014
	2016	2,329,502	10,500,038	0	166,624	18,550	13,014,714
John R. Shrewsberry Sr. EVP, Chief Financial Officer	2018	2,000,000	9,250,013	1,250,000	9,595	19,250	12,528,858
	2017	1,956,731	9,000,051	950,000	14,708	18,900	11,940,390
	2016	1,741,188	7,500,041	0	16,913	18,550	9,276,692
Mary T. Mack Sr. EVP, Consumer Banking	2018	1,413,793	5,500,029	1,650,000	17,421	19,250	8,600,493
Avid Modjtabai Sr. EVP, Payments, Virtual Solutions, and Innovation	2018	1,750,000	7,250,013	1,350,000	17,983	19,250	10,387,246
	2017	1,750,000	8,000,058	831,250	24,764	18,900	10,624,972
	2016	1,741,188	7,500,041	0	30,269	18,550	9,290,048
Perry G. Pelos Sr. EVP, Wholesale Banking	2018	1,456,896	6,500,028	1,000,000	10,534	19,250	8,986,708
	2017	1,120,192	5,000,022	593,750	18,777	18,900	6,751,641

(1)	For 2018, the stock awards shown in column (e) consist of the 2018 Performance Shares which are scheduled to vest, if at all, in the first quarter of 2021, subject to our achievement of certain financial performance for the three-year period ending December 31, 2020 and the awards’ forfeiture conditions.

(2)	Under the applicable FASB ASC Topic 718 rules, the 2018 Performance Shares’ “grant date” will not be determined until after the conclusion of the performance period, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events. As a result, the total amount reported in column (e) above represents the fair value of the 2018 Performance Share award on its “service inception date” (i.e., the date the HRC approved each award), based upon the then-probable outcome of the RORCE performance condition (i.e., the target value of the awards). See Notes 1 and 20 to our 2018 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, regarding assumptions underlying the valuation of these awards.

Accordingly, the amount shown in column (e) for 2018 for each named executive is the fair value of his or her Performance Share award on February 26, 2018, the service inception date, calculated by multiplying the target number of shares subject to the award by $59.97, the NYSE closing price per share on that date. The target number of Performance Shares, as reflected in the Grants of Plan-Based Awards table, is the number of shares that would be earned for achieving the absolute performance threshold and median performance relative to peers for the performance period, assuming no forfeiture pursuant to the HRC’s exercise of its discretion upon the occurrence of certain trigger events.

(3)	The Performance Shares included in column (e) for 2018 and discussed above are subject to adjustment upward to a maximum of 150% of the target award for each named executive or downward (to zero), depending upon the achievement of certain absolute and relative performance conditions based on the average of our RORCE for the three fiscal years ending on December 31, 2018, 2019, and 2020 and limited to 125% of target unless the Company’s relative TSR for the performance period is in the top quartile, and subject to further downward adjustment by 1/3 in the event our Company incurs a net operating loss for any year in the three-year performance period, and subject to the HRC’s discretion to cause the forfeiture of the awards.

Assuming (1) that our Company’s performance during the measurement period for the 2018 Performance Share awards results in the maximum number of Performance Shares vesting, and (2) the HRC does not exercise its discretion to cause the forfeiture of the Performance Shares, the named executives would be entitled to receive the number of Performance Shares having the related total service inception date fair value shown after his or her name, plus related dividend credits payable in the form of additional Performance Shares: Mr. Sloan–350,176 Performance Shares, $21,000,055; Mr. Shrewsberry–231,366 Performance Shares, $13,875,019; Ms. Mack–137,569, $8,250,013; Ms. Modjtabai–181,341 Performance Shares, $10,875,020; and Mr. Pelos–162,582 Performance Shares, $9,750,043.

Additional information about the Performance Shares appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.

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(4)	Amounts shown in column (f) reflect for 2018, annual incentive awards made to each named executive in February 2019 based on 2018 performance.

(5)	Amounts shown in column (g) for 2018 represent the change in the actuarial present value of each named executive’s pension benefits under our Cash Balance and Supplemental Cash Balance Plans from December 31, 2017, except as described below for Ms. Mack. All benefits under these plans were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our named executives is discussed in Note 1 (Summary of Significant Accounting Policies – Pension Accounting) and Note 22 (Employee Benefits and Other Expenses – Pension and Postretirement Plans) to our 2018 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and under 2018 Pension Benefits below, including in footnotes (2) and (3) to the 2018 Pension Benefits table. The amount shown for Ms. Mack in column (g) represents above-market interest earned on compensation previously deferred under the frozen Wachovia Deferred Compensation Plan I (the Wachovia Deferred Compensation Plan), but pursuant to SEC rules, does not reflect a negative $37,920 change in pension value for 2018. See footnote (6) below and the table, footnotes, and related narrative under 2018 Nonqualified Deferred Compensation for additional information regarding Ms. Mack’s deferred compensation.

(6)	Except as described in this footnote for Ms. Mack, none of the named executives received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules, other than for Ms. Mack. The amount shown for Ms. Mack consists of above-market interest of $17,421 earned on amounts deferred by her under the Wachovia Deferred Compensation Plan calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. The Wachovia Deferred Compensation Plan was frozen prior to the Wachovia merger, and neither Ms. Mack nor any other participants may make additional deferrals under, nor may any new team members participate in this plan, although interest will continue to accrue on previously deferred amounts.

(7)	For each named executive, “All Other Compensation” for 2018 includes a Company matching contribution of $16,500 under our Company’s 401(k) Plan, and a discretionary profit sharing contribution of $2,750 approved in January 2019 for all eligible participants based on our 2018 performance. The HRC has intentionally limited perquisites to our named executives; however, each of the named executives was eligible to receive the following perquisites in 2018, none of which individually exceeded the greater of $25,000 or ten percent of the named executive’s total perquisites: a residential security assessment, including regular maintenance of previously installed home security systems or new systems for certain executive officers, and the cost, if any, for a named executive’s spouse to attend a business-related event where spousal attendance is expected or customary. Additionally, for security and business reasons, the Company provided Mr. Sloan with a car and driver, primarily for business travel and occasionally for commuting. Perquisites for each of our named executives during 2018 did not exceed $10,000 and, as a result, the amounts shown under “All Other Compensation” in column (h) for 2018 for each of these named executives do not include any perquisite amounts, as permitted under SEC rules. See Perquisites and Other Compensation in our CD&A for additional information.

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2018 Grants of Plan-Based Awards

The following table provides additional information about the named executives’ target and maximum 2018 annual incentive awards and 2018 Performance Share awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock or Units (#) (i)	Closing Price of Stock on Date of Grant ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards ($)(3) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)(2)	Maximum (#) (h)(2)
Sloan	2/26/2018	—	—	—	—	—	—	—	—	—
	2/26/2018	—	—	—	—	233,451	350,176	—	59.97	14,000,056
Shrewsberry	2/26/2018	—	2,000,000	3,000,000	—	—	—	—	—	—
	2/26/2018	—	—	—	—	154,244	231,366	—	59.97	9,250,013
Mack	2/26/2018	—	1,500,000	2,250,000	—	—	—	—	—	—
	2/26/2018	—	—	—	—	91,713	137,569	—	59.97	5,500,029
Modjtabai	2/26/2018	—	1,750,000	2,625,000	—	—	—	—	—	—
	2/26/2018	—	—	—	—	120,894	181,341	—	59.97	7,250,013
Pelos	2/26/2018	—	1,500,000	2,250,000	—	—	—	—	—	—
	2/26/2018	—	—	—	—	108,388	162,582	—	59.97	6,500,028

(1)	Our Performance Policy under which we make annual incentive compensation awards to named executives is a “non-equity” incentive plan under SEC rules. The amounts shown in columns (d) and (e) represent the 2018 estimated future payment of awards to the named executives upon satisfaction of performance conditions established pursuant to the Performance Policy, except in the case of Mr. Sloan. The HRC did not establish a pre-determined target and maximum incentive award opportunity below the overall limit for Mr. Sloan for 2018 to retain greater discretion in determining his annual incentive award.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent the target and maximum number of Performance Share awards granted during 2018, with the value described in footnote (2) included in column (e) of the Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A.

(3)	Under the applicable FASB ASC Topic 718 rules, the 2018 Performance Shares’ “grant date” will not be determined until after the conclusion of the performance period, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events. As a result, the total amount reported in column (k) above represents the fair value of each Performance Share award on its “service inception date” (i.e., the date the HRC approved each award), based upon the then-probable outcome of the RORCE performance condition (i.e., the target value of the awards) of the award. See Notes 1 and 20 to our 2018 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, regarding assumptions underlying the valuation of these awards, and footnote (2) to the Summary Compensation Table for additional information.

Additional Information About Grants of Plan-Based Awards Table

Performance Shares

The HRC granted the named executives Performance Shares in February 2018. The potential target and maximum share amounts of these awards are shown in columns (g) and (h) in the table above. Each Performance Share represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and also includes the right to receive dividend equivalents in the form of additional Performance Shares. These additional Performance Shares will be distributed in shares of our common stock when and if the underlying Performance Shares vest and are distributed.

The 2018 Performance Share awards will vest after three years in the first quarter of 2021, with the target number of Performance Shares for each named executive subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s RORCE performance over the three-year period ending December 31, 2020, and additional net operating loss, TSR, and forfeiture conditions. Additional information about the terms of these awards appears in the CD&A and in footnotes (1), (2), and (3) to the Summary Compensation Table.

The HRC, in its discretion, may clawback or cause the forfeiture of these awards upon the occurrence of certain trigger events under our Company’s clawback policies and the forfeiture provisions contained in each equity award. More information regarding these policies and provisions is provided under Executive Accountability in the CD&A.

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In addition to the HRC’s discretion to cause the awards’ forfeiture upon certain trigger events, named executives who received an award of 2018 Performance Shares will forfeit their award if their employment terminates prior to the vesting date, other than due to death, disability, displacement, divestiture, a change-in-control of any Company affiliate that employs the named executive, or retirement. Upon the named executive’s retirement prior to the vesting date for the Performance Shares, an award generally will continue to vest in accordance with its terms (subject to satisfying the RORCE and net operating loss conditions, and subject to the award’s forfeiture conditions) on the scheduled vesting date, provided the executive meets certain additional vesting conditions following termination of employment through that vesting date. These additional conditions are (1) complying with the terms of an agreement with our Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers, (2) complying with specified non-disparagement requirements, and (3) to the extent enforceable by our Company under applicable state law, not performing services as an officer, director, employee, consultant, or otherwise for any business which is in competition with any line of business of our Company or its affiliates for which the named executive had executive responsibilities while employed by our Company or its affiliates, and which does business in any location in the geographic footprint of our Company in which the executive had executive responsibilities. In addition, we may be required to obtain regulatory approval prior to payment of an award held by a named executive who has terminated employment with our Company. The HRC may reduce, delay vesting, revoke, cancel, or impose additional conditions and restrictions on these awards to comply with any applicable law or regulation.

Stock Ownership Policy

As a condition to receiving any Performance Share award, the named executives have agreed to hold, while employed by our Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares, subject to a maximum shareholding requirement of ten times the named executive’s base salary.

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Outstanding Equity Awards at Fiscal Year-End 2018

The following table shows information about the number and value of outstanding RSRs and Performance Share awards, including related accrued dividend equivalents, as of December 31, 2018. None of our named executives had outstanding stock options as of December 31, 2018.

	Stock Awards
Name (a)	Number of Units of Stock That Have Not Vested (#) (b)(2)(4)		Market Value of Shares of Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Sloan	7,226	A	332,987	—	—
	354,416	D	16,331,472	—	—
	—		—	409,039	18,848,516
	—		—	238,721	11,000,255
Shrewsberry	4,817	A	221,974	—	—
	253,154	D	11,665,359	—	—
	—		—	245,424	11,309,159
	—		—	157,726	7,268,006
Mack	2,155	B	99,302	—	—
	2,677	C	123,350	—	—
	49,224	D	2,268,246	—	—
	—		—	95,443	4,397,995
	—		—	93,783	4,321,534
Modjtabai	4,817	A	221,974	—	—
	253,154	D	11,665,359	—	—
	—		—	218,156	10,052,622
	—		—	123,623	5,696,548
Pelos	2,475	B	114,066	—	—
	4,041	C	186,189	—	—
	61,882	D	2,851,542	—	—
	—		—	136,347	6,282,871
	—		—	110,835	5,107,263

(1)	In accordance with SEC rules, this table does not include stock awards granted in February 2019. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $46.08 on December 31, 2018.

(2)	The unvested units of stock shown for the named executives in column (b) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) Performance Shares granted in 2016 and dividend equivalents credited in the form of additional Performance Shares. All unvested units of stock shown are subject to the awards’ forfeiture conditions.

The Performance Shares, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:

A.	In four equal installments – one-fourth of the award vested on each of July 28, 2016, 2017; and 2018; the indicated balance of the award will vest on July 28, 2019;

B.	In three equal installments – one third of the award vested on each of March 15, 2017 and 2018; the indicated balance of the award will vest on March 15, 2019;

C.	In three equal installments – one third of the award vested on March 15, 2018; the indicated balance of the award will vest on each of March 15, 2019 and 2020;

D.	The 2016 Performance Shares’ performance period was completed on December 31, 2018. Based on our Company’s relative RORCE performance, the awards vested at their maximum payout of 150% of target (other than the awards for Ms. Mack and Mr. Pelos which vested at their maximum of 125% of target). The 2016 Performance Shares shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2018, payable in March 2019.

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(3)	For each named executive, the number of shares shown opposite his or her name: (1) in the third line of column (d), represents the maximum number, including dividend equivalents, of Performance Shares granted in 2017 that will vest in full, if at all, in the first quarter of 2020 after completion of the three-year performance period ending December 31, 2019; and (2) in the fourth line of column (d), represents the target number of Performance Shares granted in 2018 that will vest in full, if at all, in the first quarter of 2021 after completion of the three-year performance period ending December 31, 2020, in each case, subject to the HRC’s determination that our Company has met RORCE performance criteria for the applicable three-year performance periods, as well as the net operating loss and forfeiture conditions specified in each award. The performance criteria and forfeiture conditions for the 2018 Performance Shares are discussed in our CD&A and following the Grants of Plan-Based Awards table above. As required by SEC rules, we are reporting the number of Performance Shares (including dividend equivalents, as described in footnote (4) below) at maximum payout (150% of target) for the 2017 Performance Shares, and at target payout for the 2018 Performance Shares, in each case based on our Company’s performance through December 31, 2018.

(4)	The number of RSRs (including the 2016 Performance Shares) shown in column (b) and the number of Performance Shares shown in column (d) include dividend equivalents. These dividend equivalent RSRs and Performance Shares will vest in each case when and as the related RSR or Performance Share award vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2018, our named executives were credited with the following respective numbers of dividend equivalents (rounded to the nearest whole share): Mr. Sloan – 27,665 RSRs (includes 2016 Performance Shares) and 25,574 Performance Shares; Mr. Shrewsberry – 19,728 RSRs (includes 2016 Performance Shares) and 15,664 Performance Shares; Ms. Mack – 4,043 RSRs (includes 2016 Performance Shares) and 6,808 Performance Shares; Ms. Modjtabai – 19,728 RSRs (includes 2016 Performance Shares) and 13,558 Performance Shares; and Mr. Pelos – 5,098 RSRs (includes 2016 Performance Shares) and 9,215 Performance Shares.

2018 Option Exercises and Stock Vested

The following table shows information about the value of options exercised, RSRs vested, and Performance Share awards vested based on the Company’s performance over the applicable three-year performance period, during 2018.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Sloan	205,790	5,875,305	—	—
	—	—	7,117	417,278
	—	—	8,168	460,758
	—	—	1,311	74,509
	—	—	191,750	10,897,164
Shrewsberry	—	—	4,744	278,164
	—	—	10,890	614,322
	—	—	1,311	74,509
	—	—	162,250	9,220,653
Mack	—	—	1,871	106,317
	—	—	2,108	119,825
	—	—	1,309	74,384
	—	—	36,875	2,095,592
Modjtabai	—	—	4,744	278,164
	—	—	5,445	307,130
	—	—	656	37,254
	—	—	162,250	9,220,653
Pelos	—	—	1,885	107,122
	—	—	2,421	137,570
	—	—	1,976	112,278
	—	—	49,167	2,794,143

(1)	For purposes of column (c), the “value realized” on exercise of an option means the amount equal to the difference between the option exercise price and the NYSE closing share price of our common stock on each applicable date of exercise, times the number of options exercised.

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(2)	The number of shares shown in column (d) represents Performance Share awards and RSRs and related dividend equivalents in the form of additional Performance Shares and RSRs, respectively, that vested on various dates during 2018. The “value realized” upon the vesting of these Performance Share awards and RSRs and related dividend equivalents is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

2018 Pension Benefits

The following table provides information about retirement benefits with respect to each of our named executives under the pension plans in which the named executive participates. The terms of the plans are described below the table. No payments to our named executives were made from the pension plans in 2018.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2)(3) (d)
Sloan	Cash Balance Plan	21	170,096
	Supplemental Cash Balance Plan	21	1,308,636
Shrewsberry	Cash Balance Plan	8	92,449
	Supplemental Cash Balance Plan	8	258,694
Mack	Cash Balance Plan	25	699,984
Modjtabai	Cash Balance Plan	16	170,593
	Supplemental Cash Balance Plan	16	438,681
Pelos	Cash Balance Plan	23	298,720
	Supplemental Cash Balance Plan	23	236,337

(1)	Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (the Cash Balance Plan) and the Wells Fargo Supplemental Cash Balance Plan (the Supplemental Cash Balance Plan) (together with the Cash Balance Plan, the Combined Plans), and also froze and merged the Wachovia Corporation Pension Plan (the “Wachovia Pension Plan”) in which Ms. Mack participated, into the Cash Balance Plan.

(2)	The amounts shown in column (d) are determined as of December 31, 2018 and represent the present value of the named executives’ respective accrued retirement benefits under the Combined Plans as of December 31, 2018, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under these plans and arrangements in our financial statements, except that (1) we made no assumption for death or termination of employment of named executives prior to normal retirement age, and (2) we used 65 as the “normal retirement age” for Messrs. Sloan, Shrewsberry, and Pelos and Ms. Modjtabai. Because Ms. Mack participated in the frozen Wachiova Pension Plan, and has more than 20 years of credited service, she would be entitled to receive her full retirement benefit under that plan at age 62. We therefore used 62 as Ms. Mack’s assumed retirement age for purposes of computing the pension benefit for her shown in the above table. Additional information about Ms. Mack’s pension benefit is provided below under Description of Pension Plans.

(3)	A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under Note 1 and Note 22 to our 2018 financial statements. See also the information under footnote (5) to the Summary Compensation Table.

Description of Pension Plans

Cash Balance Plan and Supplemental Cash Balance Plan

On July 1, 2009, the Combined Plans were frozen. As a result of this freeze, and except for investment credits as described below, no additional retirement benefits or additional years of credited service have accrued for our named executives since this date. Ms. Mack participated in the Wachovia Pension Plan until it was frozen and merged into the Cash Balance Plan in July 2009. As the result of this merger, all benefits accrued by Ms. Mack under the Wachovia Pension Plan were also frozen. No additional benefits have accrued to her since that date, and her benefits will be paid to her on retirement from the Cash Balance Plan.

Under the Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account. Prior to the freeze of the Cash Balance Plan in July 2009, we credited a team member’s account with compensation credits and investment credits each quarter. The credits were based on a percentage of the team member’s certified compensation, as defined in the Cash Balance Plan, for the quarter, calculated using the team member’s age and years of credited service as of the end of each quarter.

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As permitted by ERISA and the IRC, team members who participated in the Cash Balance Plan whose benefits under the Cash Balance Plan were limited due to IRC imposed limits or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan (defined below), also participated in the Supplemental Cash Balance Plan. Under the Supplemental Cash Balance Plan, participants received compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age.

We continue to credit each account, on the last day of each quarter, with investment credits. For 2018, we determined each quarterly investment credit by multiplying the amount of the account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). Under the Cash Balance Plan, the investment credit for each calendar quarter beginning on or after January 1, 2009 is required to be not less than 25% of 2.83%. This minimum rate does not apply to the Supplemental Cash Balance Plan.

“Normal retirement age” under the Combined Plans is defined as age 65. We pay the value of the team member’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the team member elects. We pay the value of a team member’s account balance in the Supplemental Cash Balance Plan in either a lump sum or an actuarially equivalent monthly annuity in the year following the team member’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A and the terms of the Supplemental Cash Balance Plan, all team members who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. If no election was made, the Cash Balance Plan provides for a lump sum distribution of benefits. Mr. Sloan elected to receive his benefit as an annuity; Ms. Modjtabai elected to receive her benefit as a lump sum. Because Messrs. Shrewsberry and Pelos, made no elections, they will receive their respective benefits as lump sum distributions. Ms. Mack did not participate in the Supplemental Cash Balance Plan.

2018 Nonqualified Deferred Compensation

The following table provides information about the participation by each named executive in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(2) ($) (f)
Sloan
Deferred Compensation Plan	—	—	(1,033,275)	312,017	11,639,472
Supplemental 401(k) Plan	—	—	(558,788)	—	2,003,536
Shrewsberry
Deferred Compensation Plan	—	—	(369,015)	—	1,803,503
Supplemental 401(k) Plan	—	—	(133,485)	—	539,136
Mack
Wachovia Deferred Compensation Plan	—	—	39,468	—	593,406
Modjtabai
Deferred Compensation Plan	—	—	(13,880)	—	93,738
Supplemental 401(k) Plan	—	—	(217,697)	—	780,553
Pelos
Deferred Compensation Plan	—	—	(698,889)	89,049	2,489,087
Supplemental 401(k) Plan	—	—	(100,639)	—	386,156

(1)	Except as noted for Ms. Mack, none of the earnings shown in column (d) for Messrs. Sloan, Shrewsberry, or Pelos or for Ms. Modjtabai have been included in the Summary Compensation Table because none are “preferential” or “above-market.” As discussed in footnotes (5) and (6) to the Summary Compensation Table, $17,421 of the earnings shown for Ms. Mack in column (d) above represents earnings on deferred compensation under the frozen Wachovia Deferred Compensation Plan discussed below at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Ms. Mack in column (g) to the Summary Compensation Table.

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(2)	Amounts earned as salary or cash incentive and deferred by the named executives are included in column (f), and have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive. Except as noted in footnote (1) for Ms. Mack, earnings on these amounts for named executives were not considered “preferential” as discussed in footnote (1), and therefore not disclosed. The aggregate amount of (i) all cash annual incentive compensation awards deferred under the Deferred Compensation Plan and (ii) contributions credited under the Supplemental 401(k) Plan until the plan was frozen on July 1, 2009, that we disclosed for Messrs. Shrewsberry and Pelos in Summary Compensation Tables in prior years’ proxy statements, and the years in which each of them appeared in those prior years’ proxy statements, were: for Mr. Shrewsberry, $2,318,667 in cash annual incentive award deferrals (2014-2017); and for Mr. Pelos, $500,000 in a cash annual incentive award deferral (2018).

Description of Nonqualified Deferred Compensation Plans

Deferred Compensation Plan

Each of our named executives is eligible to participate in the Deferred Compensation Plan, which allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the team member. For 2018, compensation eligible for deferral includes salaries, incentives, commissions, and bonuses earned during 2018 and payable no later than March 15, 2019, subject to any limitations on the compensation amount or type determined by the plan administrator. The Deferred Compensation Plan also provides for supplemental Company matching contributions and supplemental Company discretionary profit sharing contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral for a matching contribution or discretionary profit sharing contribution under the 401(k) Plan.

The Deferred Compensation Plan currently offers the following three broad categories of earnings options, which generally mirror the investment options offered in the 401(k) Plan:

•

CD Investment Option. Under the CD investment option, deferred compensation will earn the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by the Bank available in Minnesota.

•

Funds Investment Option. Under the funds investment option, deferred compensation will earn the same return as if invested in one or more fund investments selected by the participant. The table below shows the funds investments selected by one or more named executives during 2018, and the “total return” for each such option, as that term is defined in footnote (2) to the table. The funds investment options available to all plan participants during 2018, including the named executives, are listed in footnote (3) to the table.

•

Common Stock Investment Option. Under the Company common stock investment option, deferred compensation will earn the same return as if invested in our common stock, including reinvestment of dividends.

A team member may allocate deferred compensation among the earnings options in increments of 1% and may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in that investment option and may not be reallocated.

Information about the options offered under the Deferred Compensation Plan in which one or more of the named executive’s accounts was invested during 2018, including each option’s rate of return during 2018, is as follows:

Investment Options	Description	2018 Return
CD Option	Interest rate available in Minnesota on WFBNA $10,000 certificate of deposit	(1)
Funds Options(2)(3)	U.S. Bond Index Fund	0.00%
	Global Bond Fund	-1.93%
	Standard and Poor’s 500 Index Fund	-4.41%
	Standard and Poor’s MidCap Index Fund	-11.12%
	Russell Small Cap Index Fund	-11.02%
	International Equity Fund	-16.21%
	Emerging Markets Equity Fund	-17.70%
Common Stock Option	Total Shareholder Return (TSR) on Wells Fargo common stock with dividends reinvested	-21.72%

(1)	During 2018, the return on the CD Option ranged from 1.14% to 0.05%, with an average return of 0.17%.

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(2)	For each listed funds investment option, the indicated return is the total return for each fund for 2018. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the indicated calendar year, and dividing the result by the starting net asset value. Total return does not reflect sales charges (if applicable), but does account for management, administrative and Rule 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

(3)	In addition to the funds listed in the table and twelve Wells Fargo/State Street Bank-sponsored target funds, the fund investment options during 2018 included the following: Wells Fargo 100% Treasury Money Market Fund, Wells Fargo Stable Value Fund, Diversified Real Asset Fund, Large Cap Value Fund, Large Cap Growth Fund, Small Cap Fund, NASDAQ 100 Index Fund. Global ESG Equity Index Fund, International Index Fund, and the Emerging Markets Index Fund.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. A team member may not make an early withdrawal of any portion of a deferral account for amounts deferred for 2004 or later, but may withdraw all or a portion of a deferral account for amounts deferred on or after January 1, 2013 due to an unforeseen emergency, as defined in the Deferred Compensation Plan. Early withdrawal of amounts deferred for 2003 or earlier are governed by the terms of the Deferred Compensation Plan in effect at the time of the deferral.

Once selected, the team member cannot change the method of distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. The Deferred Compensation Plan specifies certain timing for distributions after a separation from service, as defined in the plan and IRC Section 409A, depending on whether the separation from service occurs before or after the originally scheduled distribution date.

Supplemental 401(k) Plan

Our named executives were eligible for, and were automatically enrolled in, the Supplemental 401(k) Plan until it was frozen on July 1, 2009. The Supplemental 401(k) Plan is an unfunded, nonqualified deferred compensation plan subject to IRC Section 409A and designed to restore certain benefits under the Wells Fargo 401(k) Plan lost due to IRC-imposed limits on contributions and/or eligible compensation. Prior to the freeze, the Supplemental 401(k) Plan provided for Company contributions equal to the team member’s deferral election in the Wells Fargo 401(k) Plan as of January 1 for the relevant year up to 6% of certified compensation. No team member contributions were accepted in the Supplemental 401(k) Plan.

Supplemental 401(k) Plan account contributions are treated as if invested in our common stock, and are credited to reflect dividends paid. Prior to January 1, 2015, all dividend allocations were treated as if reinvested in our common stock; after January 1, 2015, dividend allocations are credited to the CD investment option unless the team member elects before the dividend payment date to have the dividend treated as if reinvested in our common stock. Information regarding the CD investment option and our common stock, including the applicable dividend rate per share is shown under Deferred Compensation Plan above. As of December 31, 2018, each named executive participating in the Supplemental 401(k) Plan had the following number of shares of common stock credited to his or her account: Mr. Sloan, 43,480 shares; Mr. Shrewsberry, 10,316 shares; Ms. Modjtabai, 16,939 shares; and Mr. Pelos, 7,832 shares.

We will distribute a team member’s vested Supplemental 401(k) Plan account balance following a separation in service as defined in the plan, either in a lump sum or in installment as previously elected by the team member, in the form of (a) shares of our common stock, with cash for any fractional shares and for dividend allocations after January 1, 2015, or (b) cash, depending on the investment allocations (common stock or the CD investment option) made by the team member.

Wachovia Deferred Compensation Plan

As a former Wachovia executive, Ms. Mack participated in the Wachovia Deferred Compensation Plan. Participation in this plan was frozen and contributions to the plan ceased, effective December 31, 2001.

The Wachovia Deferred Compensation Plan was an unfunded, nonqualified deferred compensation plan that allowed certain highly compensated and management team members to defer base salary and/or incentive payments until a future date (generally retirement, death, or separation from service). Participants’ account balances are credited on December 31 each year with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. The plan specifies the form and term of payment for participants’ account balance and permits early withdrawal of account balances in certain circumstances, including periodic early voluntary withdrawals (subject to a 6% early withdrawal penalty) and in the case of an emergency resulting in severe financial hardship.

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Potential Post-Employment Payments

We do not have employment or other severance agreements with our named executives. The table below shows estimated post-employment payments for our named executives serving as of December 31, 2018, assuming they had terminated employment on that day. To estimate the payment amounts for each named executive, we used the closing price of our common stock on December 31, 2018 of $46.08.

The following items are not included in the table below:

•	Retirement benefits under our Cash Balance Plan and Supplemental Cash Balance Plan, which are described above under 2018 Pension Benefits.

•	Distributions of balances under our deferred compensation plans and Supplemental 401(k) Plan, which balances are shown in the Nonqualified Deferred Compensation table above.

•

Payments and benefits provided on a non-discriminatory basis to team members upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Salary Continuation Pay Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance.

•

Retiree medical insurance subsidies, which are available to certain of our team members based on their service histories with Wells Fargo or legacy organizations. The estimated value of these retiree medical insurance subsidies are as follows: Mr. Sloan – $40,026 and Mr. Pelos – $70,834, based on the following assumptions: (a) each named executive retired and began receiving benefits on December 31, 2018 and elected to cover his spouse; (b) a discount rate of 4.25%; and (c) the same assumptions used for our 2018 year-end financial disclosures.

Estimated Post-Employment Payments(1)

		Type of Termination(2)(3)(4)
Name	Type of Payment	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)
Sloan	Restricted Stock Rights	11,220,635	16,664,459
	Performance Shares	23,565,948	35,348,875
Shrewsberry	Restricted Stock Rights	7,998,880	11,887,333
	Performance Shares	14,807,461	22,211,168
Mack	Restricted Stock Rights	2,037,277	2,490,899
	Performance Shares	7,253,530	10,880,272
Modjtabai	Restricted Stock Rights	7,998,880	11,887,333
	Performance Shares	12,398,296	18,597,444
Pelos	Restricted Stock Rights	2,581,516	3,151,797
	Performance Shares	9,295,843	13,943,765

(1)	The amounts in the table represent potential payments to each named executive based on a termination assumed to occur on December 31, 2018.

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(2)	None of the outstanding equity awards granted under the LTICP have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested Performance Shares and RSRs are treated as follows upon termination of employment:

Reason for Termination	Impact on Vesting
Death

•   Immediate vesting of Performance Shares (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions

•   Immediate vesting of RSRs, subject to forfeiture provisions

Disability or involuntary due to displacement, divestiture, or an affiliate change in control

•   Continued vesting on schedule of Performance Shares, subject to (i) RORCE and net operating loss performance, (ii) forfeiture provisions, and (iii) compliance with covenants. Covenants may include (a) non-competition, (b) non-solicitation of team members and customers, (c) non-disclosure of trade secrets and other confidential information, and (d) non-disparagement, subject to applicable laws and regulations

•   Immediate vesting of RSRs, subject to forfeiture provisions

Retirement (unless terminated for cause)

•   Continued vesting on schedule of Performance Shares, subject to RORCE performance, forfeiture provisions, and compliance with covenants noted above

•   Continued vesting on schedule of RSRs, subject to forfeiture provisions

Other voluntary or involuntary termination (if not retirement eligible)	• Performance Shares and RSRs forfeit immediately

See Executive Accountability in our CD&A for a description of our equity award forfeiture provisions and clawback policies.

(3)	The values shown in the table for the RSRs include the value of the 2016 Performance Shares, for which the performance period was completed on December 31, 2018. For the 2017 and 2018 Performance Shares, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the maximum level of performance achievement as of December 31, 2018. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2017 and 2018 Performance Shares earned will depend on our Company’s relative level of RORCE performance over the performance period for each award and the satisfaction of the net operating loss performance condition. Each award may also be credited additional dividend equivalents, as described in footnote (4) the Outstanding Equity Awards at Fiscal Year-End 2018 table.

(4)	Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when a named executive has reached the earliest of (a) age 55 with ten completed years of service, (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (c) age 65. As of December 31, 2018, each of our named executives, other than Mr. Shrewsberry, met this definition of retirement.

We are currently required to receive regulatory approval before we agree to, or make a post-employment payment to a named executive, unless an exception applies. Accordingly, if a named executive terminates employment when this requirement is in place, then any of the post-employment payments described above will require regulatory approval unless an exception applies.

Management Chairman or CEO Post-Retirement Policy

Our Chairman/CEO Post-Retirement Policy, as previously adopted by our Board, applies to any management Chairman or CEO of our Company elected on or after January 1, 2005. Mr. Sloan is covered under this policy, and, subject to approval of our Board and HRC, he would be provided with office space, an administrative assistant, and a part-time driver at our expense for two years following his retirement if he remains available for management consultation and continues to represent us with our customers, community, and team members during this period. Assuming that Mr. Sloan retired on December 31, 2018, our Board and HRC approved such benefits, and Mr. Sloan began providing services under this policy on January 1, 2019, he would be entitled to receive an estimated annual benefit under this policy of approximately $200,000.

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Equity Compensation Plan Information

The following table provides information about our equity compensation plans in effect on December 31, 2018, separately aggregated for plans approved by shareholders and for plans not approved by shareholders. A description of the material features of each equity compensation plan not approved by shareholders follows the table. All outstanding awards relate to shares of our common stock. Information is as of December 31, 2018, unless otherwise indicated.

Equity Compensation Plan Information

	(a)		(b)	(c)

Plan Category	# of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	# of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	62,999,913	(2)	$13.58	94,323,206	(3)
Equity compensation plans not approved by security holders	6,859,967	(4)	$13.05	1,922,872	(5)

Total	69,859,880		$13.46	96,246,078

(1)	Does not reflect RSRs, restricted share units (RSUs), or performance share awards or deferred compensation benefits because they have no exercise price.

(2)	For the LTICP, consists of 6,549,431 shares subject to options, 45,571,308 shares subject to RSRs, and a maximum of 8,178,600 performance shares. For the Supplemental 401(k) Plan, consists of 2,220,449 shares issuable upon distribution of benefits. For the Directors Stock Compensation and Deferral Plan (Directors Plan), consists of 243,367 shares issuable upon distribution of deferred stock awards and 236,758 shares issuable upon distribution of deferred compensation benefits.

(3)	We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. Each share of common stock issued under the LTICP pursuant to awards other than options or stock appreciation rights (SARs) counts as two shares.

Plan	# of Shares	Award Types

LTICP	92,007,920	Stock options, stock, SARs, restricted stock, RSRs, performance shares, performance units
Supplemental 401(k) Plan	1,867,760	Deferral distribution
Directors Plan	447,526	Stock options, deferral distribution

(4)	For the amended and restated Wachovia Corporation 2003 Stock Incentive Plan (2003 SIP), consists of 1,793,726 shares subject to options granted in February 2009 to legacy Wachovia team members, which used substantially all remaining available shares. No awards have been granted since February 2009, and no future awards will be granted under the 2003 SIP. For the other plans, consists of 5,066,241 shares of common stock issuable upon distribution of deferred compensation benefits.

(5)	We could have issued the number of shares of our common stock indicated in the following table pursuant to distributions of deferred compensation benefits. No information is provided for the 2003 SIP, the Norwest Corporation Directors’ Formula Stock Award Plan, or the Norwest Corporation Directors’ Stock Deferral Plan because no future awards or deferrals will be made under these plans and because column (a) reflects all shares issuable under those plans upon exercise or distribution of outstanding awards or deferred compensation benefits.

Plan	# of Shares	Award Types

Deferred Compensation Plan	1,732,967	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	189,905	Deferral distribution

Material Features of Equity Compensation Plans Not Approved by Shareholders

The 2003 SIP. The amended and restated Wachovia Corporation 2003 Stock Incentive Plan (2003 SIP) was originally approved by Wachovia’s shareholders in 2003 and prior to the merger had been used for equity awards to Wachovia’s

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executive officers and other key employees. We assumed the 2003 SIP in the merger and in February 2009 used substantially all remaining available shares for stock option grants to legacy Wachovia team members. No awards have been granted since then, and no future awards will be granted under the 2003 SIP.

At December 31, 2018, only options were outstanding under the 2003 SIP. The options generally expire on the tenth anniversary of the grant date and vest ratably over a three-year period from the grant date. The option price is payable to us in full by methods the HRC designates, including, but not limited to, in cash or its equivalent, by tendering or withholding shares of our common stock having a fair market value at the time of exercise equal to the total option price, or by a combination of the foregoing. Unless the HRC determines otherwise or except as prohibited by applicable law, options may also be exercised by a “cashless exercise” where the participant gives irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds from the shares covered by the option exercised, together with any withholding taxes due to the Company. The proceeds from any cash payments upon option exercise are added to our general funds and used for general corporate purposes.

Deferred Compensation Plan. Under the Deferred Compensation Plan eligible team members may defer receipt of salary, bonuses, and certain other compensation subject to the terms of the plan. Deferral elections are irrevocable once made except for limited re-deferral opportunities. We treat amounts deferred by a participant as if invested in the earnings options selected by the participant, and determine the deferred compensation benefit payable to the participant based on the performance of those earnings options. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors. Under the Non-Qualified Deferred Compensation Plan for Independent Contractors participants who performed qualifying investment or other financial services for participating affiliates as independent contractors were able to defer all or part of their eligible compensation payable to them by the affiliate subject to the terms of the plan. Deferral elections were irrevocable once made. Amounts deferred by a participant were treated as if invested in the earnings options selected by the participant, which determine the deferred compensation benefit payable to the participant. The plan offered a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. No future deferrals may be made under this plan and participants may no longer reallocate their existing account balances under the plan among different investment options. Shares remaining available for issuance under the plan consist of shares issuable as a result of amounts credited to participant accounts denominated in our common stock to reflect cash dividends paid on the common stock. The plan is sponsored by a wholly owned subsidiary, WF Deferred Compensation Holdings, Inc. We have guaranteed its obligations under the plan. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan. Under the Norwest Corporation Directors’ Formula Stock Award Plan we awarded shares of common stock to non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards, with dividends reinvested, until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals may be made under this plan.

Norwest Corporation Directors’ Stock Deferral Plan. Under the Norwest Corporation Directors’ Stock Deferral Plan a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. A participant can elect one time to defer commencement of distribution of his or her deferral account if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. No future deferrals may be made under this plan.

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Item 3 – Approve the Company’s Amended and Restated

Long-Term Incentive Compensation Plan

Introduction

On February 26, 2019, the Board approved an amendment and restatement (Plan Amendment) of our Long-Term Incentive Compensation Plan (LTICP). The primary purposes of the Plan Amendment are to (i) increase the number of shares of our common stock available for awards under the LTICP by an additional 200 million shares and (ii) provide that subject to the share limitations within the LTICP, awards may be granted under the LTICP through the tenth anniversary of the 2019 annual meeting. The Plan Amendment also provides (i) that dividends and dividend equivalents may be accumulated but will not be paid with respect to unvested awards unless and until such awards vest and (ii) for at least 95% of awards to have at least a one year vesting period. In addition, the Plan Amendment makes certain additional clarifying and other changes to the terms of the LTICP. The Plan Amendment will not take effect unless shareholders approve it at the annual meeting.

Share Increase 200 million shares Estimated to allow for the grant of equity awards over the next four to five years	Plan Extension 10 years subject to share limitations	Other Best Practice Changes Accumulated dividends and dividend equivalents will not be paid on unvested awards At least 95% of awards must have at least a one year vesting period

Shares Available Under the LTICP

If shareholders approve the Plan Amendment, the maximum number of shares that may be issued under the LTICP on or after January 1, 2019, assuming no cancellation or forfeiture of outstanding awards, will be 352,307,259 shares. Assuming the maximum number of performance shares and including dividend equivalents through December 31, 2018 on RSRs and on the maximum number of performance shares, this number represents 60,299,339 shares subject to outstanding awards as of January 1, 2019 and 92,007,920 shares available for but not yet subject to a grant or award as of January 1, 2019, plus the additional 200 million shares authorized by the Plan Amendment.

Potential Dilution

Based on 4,581,253,608 shares of our common stock outstanding as of December 31, 2018, if all 60,299,339 shares subject to outstanding awards and all 92,007,920 shares available for future awards are ultimately issued, the shareholder dilution would be approximately 3.3%. If all of the additional 200 million shares authorized by the Plan Amendment are also ultimately issued, the shareholder dilution would be approximately 7.7%. Both dilution percentages assume that shares subject to awards will be issued on a one-for-one basis even though since March 1, 2009 each share issued under awards other than options or stock appreciation rights (SARs) counts as two shares against the LTICP share reserve. On March 1, 2019, the closing market price of our common stock was $50.03.

Purpose of the LTICP

The Board believes that the LTICP is an important way to attract, retain, and motivate key team members and directors to produce growth in shareholder value and provide incentive compensation. Participation in the LTICP rewards key team members and directors for superior performance by giving them an opportunity to participate in this growth. In addition, in 2018, we used approximately 23,703,940 shares of our LTICP share reserve (taking into account that RSRs count as two shares against the LTICP share reserve) as a broad-based incentive grant to each of approximately 250,000 employees. These employees were each granted RSRs with respect to 50 shares (with respect to 30 shares for part-time U.S. employees) vesting after two years of continued service after the grant, subject to earlier vesting in full or in part in the case of the employee’s death or disability or in other limited circumstances. This grant was given to team members for the important role they play in the Company’s efforts to rebuild trust and to show team members that we value their contributions to our long-term success.

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Share Usage

We are asking shareholders to approve the LTICP in the form included at the end of this proxy statement as Appendix A. The Board believes the additional 200 million shares for which we are requesting approval will provide a reasonable pool of equity awards that will allow us to continue using equity awards as a fundamental part of our compensation framework in alignment with our compensation principles. Based on our current grant practices and possible business growth, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately four to five years. The actual number of years could be influenced by a number of factors, including business growth, stock price, competitive pay practices, regulatory requirements, and our continued use of performance-based awards. Shareholders last approved an amendment and restatement of the LTICP in 2013.

Description of the LTICP

The following is a summary description of the LTICP reflecting the Plan Amendment. The full text of the LTICP reflecting the Plan Amendment is included at the end of this proxy statement as Appendix A. Shareholders are urged to read the LTICP, as the summary of the material terms is qualified in its entirety by reference to the text of the LTICP set forth in Appendix A.

LTICP Term

The Plan Amendment will become effective upon approval by the Company’s shareholders if the shareholders approve the Plan Amendment at the 2019 annual meeting. Under the Plan Amendment, no awards may be granted under the LTICP after the tenth anniversary of the date the Plan Amendment becomes effective, but any award granted prior to the tenth anniversary of the effective date may extend beyond that date.

Shares Authorized

If shareholders approve the Plan Amendment, a total of 352,307,259 shares will be issuable on or after January 1, 2019. If shareholders do not approve the Plan Amendment, a total of 152,307,259 shares will be issuable on or after January 1, 2019. The number of shares available for issuance under the LTICP is not reduced by shares counted with respect to awards that have been canceled, expired, forfeited or settled in cash or substitute awards granted in connection with a transaction.

Share Formula

Each share issued under awards other than stock options or SARs will count against the number of shares available under the LTICP as two (2) shares. Shares issued under stock options or SARs count against the shares available under the LTICP on a share-for-share basis.

Committee

The LTICP is administered by the HRC with respect to awards to employees and by the GNC with respect to non-employee directors or is administered by such other committee of two or more directors established by the Board from time to time (Committee).

Eligibility

Members of our Board, and employees and certain former employees (with respect to certain compensation earned while employed) selected by the Committee, are eligible to become participants in the LTICP. As of March 1, 2019, we had 12 non-employee directors and approximately 260,000 employees.

Director Awards

The Committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the Committee will set the amount and the type of award that will be granted to non-employee directors on a periodic, nondiscriminatory basis. The Committee may also set additional awards to be granted to non-employee directors also on a periodic, nondiscriminatory basis based on one or more of the following criteria: (i) service as the chair of a Board committee; (ii) service as the Board Chair or Lead Director; (iii) the number or type of Board committees on which a director serves; or (iv) the first selection or appointment of an individual to the Board.

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Award Types

The Committee may grant awards in the form of stock options, SARs, restricted stock, RSRs, performance shares, performance units, stock awards, or performance-based cash awards.

Individual Award Limits

Subject to certain anti-dilution and other adjustments, no participant may be granted in any calendar year (i) stock options or SARs covering more than 14,000,000 shares; or (ii) awards other than stock options or SARs covering more than 4,000,000 shares.

The maximum cash award under the Performance Policy portion of the LTICP payable in any calendar year to a participant may not exceed two-tenths of one percent (0.2%) of the Company’s “net income.” In addition, pursuant to an award of performance units granted under the LTICP that is intended to satisfy the requirements for “performance-based compensation” under prior IRC Section 162(m), the maximum cash amount payable in any calendar year to any participant may not exceed a dollar amount equal to two-tenths of one percent (0.2%) of the Company’s “net income” for that calendar year. For the purposes of the LTICP, the term “net income” means our net income for the applicable performance period as reported in our consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations; (ii) extraordinary gains or losses; (iii) the cumulative effect of changes in generally accepted accounting principles; and (iv) any other unusual or infrequently occurring gain or loss which is separately identified and quantified.

Administration

Subject to the provisions of the LTICP, the Committee has the power to:

•	Prescribe, amend, and rescind rules and regulations relating to the LTICP and to define terms not otherwise defined therein;

•	Determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards;

•

Grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	Establish and certify the extent of satisfaction of any performance criteria or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any award;

•

Prescribe and amend the terms of the agreements or other communications evidencing awards made under the LTICP (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the LTICP;

•

Determine the appropriate adjustment, if any, as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, stock dividend, or similar transactions or changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged;

•

Determine whether, in connection with certain changes in shares or a change in control, to accelerate the exercisability of awards and provide for the cancellation of such accelerated awards not exercised within a period determined by the Committee or to terminate any awards for an equitable cash amount;

•

Subject to the LTICP’s prohibitions on re-pricing, make adjustments in recognition of unusual or infrequently occurring events or changes in applicable laws (including non-U.S. laws), regulations, or accounting principles in order to prevent dilution or enlargement of the benefits;

•

Interpret and construe the LTICP, any rules and regulations under the LTICP, and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	Make all other determinations deemed necessary or advisable for the administration of the LTICP.

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Stock Options

Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. However, non-employee directors and former employees are not eligible for incentive stock options. Stock options may be exercised during a period of time fixed by the Committee, except that (i) stock options may not become fully vested until at least one year after the date of grant (except upon a change in control or termination of employment due to death, disability, or retirement); and (ii) no stock option may be exercised more than ten years after the day it is granted. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the LTICP’s stated limits), the vesting, expiration, and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the LTICP. The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or, to the extent allowed by the Committee, by delivering (either physically or by attestation) previously owned shares or by delivering to us the proceeds of shares of our common stock issuable under an option or by other methods approved by the Committee. The LTICP prohibits re-pricing stock options without shareholder approval.

Stock Appreciation Rights

A stock appreciation right (SAR) entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of our common stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of our common stock on the day of grant. SARs may be exercised during a period of time of up to ten years after the grant date, as fixed by the Committee. SARs may be granted either in tandem with, or as a component of, other awards granted under the LTICP, or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. SARs cannot be re-priced without shareholder approval.

Restricted Stock, Restricted Share Rights and Stock Awards

An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Prior to the termination of the restrictions, a participant may vote the restricted stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares. Dividends or distributions paid with respect to unvested restricted stock are subject to the same restrictions and vesting schedule as the underlying restricted stock. Dividends or distributions may be accumulated but shall not be paid with respect to unvested restricted stock unless and until the vesting conditions are satisfied. The Committee may also make stock awards of common stock without restrictions except that such awards to team members can be made only if in lieu of salary, cash bonus, or other cash compensation.

An award of RSRs entitles a participant to receive a specified number of shares of our common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, to the extent provided by the Committee but shall not be paid with respect to unvested RSRs unless and until the vesting conditions are satisfied although they may be accumulated until such time. Dividend equivalents with respect to unvested RSRs are subject to the same restrictions and vesting schedule as the RSRs to which the dividend equivalents relate. Unless the Committee determines otherwise, after a RSR vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded RSRs may not vote the shares of common stock subject to the RSRs until the shares are issued. Until the vesting period applicable to a RSR award expires and the shares are issued, the participant also may not transfer or encumber any interest in the RSRs or in any related dividend equivalents.

The Committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award (subject to the LTICP’s stated limits), and the minimum period over which the award may vest; provided that, subject to acceleration due to the participant’s death, disability, or retirement or a change in control of the Company and subject to a limited pool of awards (up to 5% of the aggregate number of shares under the LTICP) not subject to these restrictions, referred to as “shorter vesting awards,” (i) in no event may the grant, issuance, retention, vesting, and/or settlement of shares under an award of RSRs that is based on the level of achievement versus performance criteria be subject to a performance period of less than one year; and (ii) no condition that is based solely upon continued employment or the passage of time may provide for vesting or settlement in full of an award of RSRs over a term of less than one year from the date of grant. These limitations do not apply to either shorter vesting awards or awards of RSRs granted in lieu of salary, cash bonus, or other cash compensation.

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Performance Shares, Performance Units and Performance Cash Awards

A grant of performance shares, performance units or performance cash awards entitles a participant to receive cash, common stock (which may be in the form of restricted stock or RSRs), or a combination of both, based on the degree of achievement of pre-established performance criteria over a performance period of one to five years, as determined by the Committee. The Committee has discretion to determine the terms of any award of performance shares, performance units or performance cash awards, including the maximum amount payable (subject to the LTICP’s stated limits), the performance period, which must be a period of between one and five years, performance criteria (which may be based on Company, group, unit, individual or other performance), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the LTICP. The Committee may specify that all or a portion of an award of performance shares, performance units or performance cash awards is intended to satisfy the requirements for “performance-based compensation” under prior Section 162(m) of the IRC using “qualifying performance criteria” described below.

Performance Criteria

The Committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other criteria based on Company, group, unit, individual or other performance. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under prior Section 162(m) of the IRC, provided that the performance criteria for any portion of an award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under prior Section 162(m) of the IRC shall be a measure based on one or more qualifying performance criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Qualifying performance criteria for “performance-based compensation” under prior Section 162(m) of the IRC may be any one or more of the following performance criteria, in each case as specified by the Committee in the award: (i) earnings per share; (ii) business unit net earnings; (iii) return on realized common equity; (iv) total shareholder return; (v) return on assets; (vi) return on equity; or (vii) capital ratios (including, but not limited to, tier 1 and regulatory capital ratios).

The qualifying performance criteria may be applied either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group. In addition, the Committee may provide that qualifying performance criteria be adjusted as determined appropriate by the Committee to the extent consistent with prior Section 162(m) of the IRC including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances. The maximum cash incentive compensation award for awards designed as “performance-based compensation” under prior Section 162(m) of the IRC payable in any calendar year to any covered executive officer may not exceed two-tenths of one percent (0.2%) of the Company’s “net income” as defined in the LTICP.

Tax Withholding

In connection with awards under the LTICP, the Company may withhold from any cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance share, or stock award, or the payment of a RSR, performance unit, or performance-based cash award, or by delivery to the Company of previously-owned shares of common stock.

Transferability

Awards are not transferable or assignable unless provided otherwise by the Committee with respect to certain specified family-related transfers.

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Amendment and Termination

The Board or the HRC or the GNC may modify, suspend, or terminate the LTICP but may not, without the prior approval of our shareholders, make any change to the LTICP that reduces the exercise price of or reprices outstanding stock options or SARs or otherwise amends the LTICP in any manner requiring shareholder approval by law or under the NYSE listing requirements.

Grants

Additional information about the LTICP and other plans pursuant to which awards in the form of shares of our common stock may be made to directors and employees in exchange for goods or services is provided under Equity Compensation Plan Information.

Since the initial approval of the LTICP in 1984 through March 1, 2019, the following number of stock options have been granted under the LTICP to the individuals and groups set forth below. Although the LTICP permits the grant of stock options, we have not granted stock options since 2013.

Timothy J. Sloan, CEO and President	3,839,368
John R. Shrewsberry, Sr. EVP, Chief Financial Officer	420,730
Mary T. Mack, Sr. EVP, Consumer Banking	—
Avid Modjtabai, Sr. EVP, Payments, Virtual Solutions and Innovations	1,344,562
Perry G. Pelos, Sr. EVP, Wholesale Banking	523,052
Current Executive Officers (Group)	7,029,560
John D. Baker II, Non-Employee Director	22,570
Donald M. James, Non-Employee Director	22,570
Current Non-Employee Directors (Group)	45,140
Non-Executive Officer Employees (Group)	696,640,323

No individual other than Richard M. Kovacevich, a former Chairman, President and Chief Executive Officer of the Company, has received 5% or more of the stock options granted since initial approval of the LTICP in 1984 through March 1, 2019. Mr. Kovacevich received 39,418,719 stock options.

Future Grants

No grants have been made that are contingent on the approval of the Plan Amendment by stockholders. Options or awards that may be granted in the future under the LTICP, as amended by the Plan Amendment, are within the discretion of the Committee. Under the directors equity compensation program currently in effect, unless otherwise determined by the Committee, each non-employee director elected at our 2019 annual meeting of shareholders will receive, under the LTICP, an award of our common stock having an award value of $180,000. A non-employee director who joins the Board as of any other date will receive, under the LTICP, as of such other date, a stock award based on the full-year award value prorated to reflect the number of months (rounded up to the next whole month) remaining until the next annual meeting of shareholders. The number of shares of our common stock subject to a stock award will be determined by dividing the award value by the NYSE-only closing price of our common stock on the date of grant (rounded up to the nearest whole share).

Certain Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences of the LTICP is intended to be a general summary of applicable U.S. federal law as currently in effect. Foreign, state, and local tax consequences may differ and may be amended or interpreted differently during the term of the LTICP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

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Executive Compensation

Non-Qualified Stock Options

A participant who is granted a non-qualified stock option will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (stock option gains) will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to Wells Fargo. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options

A participant who is granted an incentive stock option also will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by us or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods, referred to as a “disqualifying disposition,” generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a disqualifying disposition occurs, we will generally be entitled to a federal tax deduction for a similar amount.

Stock Appreciation Rights

The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.

Restricted Stock, Restricted Share Rights, Performance Shares and Stock Awards

Grantees of restricted stock, RSRs, performance shares, or stock awards (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, when the award vests or is paid, as applicable, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time, and we will receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock, performance shares or stock awards (but not an award of RSRs), elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

Performance Units and Cash

A participant will not have taxable income upon the grant of a contingent right to a performance unit or cash. Rather, taxation will be postponed until the performance unit or cash becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

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Tax Withholding

In connection with awards under the LTICP, we may withhold from any cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance share, or stock award, or the payment of a RSR or performance unit or by delivery to us of previously owned shares of common stock.

Company Deduction and Section 162(m)

IRC Section 162(m) limits the otherwise allowable deduction for compensation during a calendar year paid to certain executive officers. Section 162(m) generally limits the otherwise allowable deduction to $1,000,000 for such executive officers unless payments are grandfathered as “performance-based” under prior IRC 162(m) pursuant to written binding contracts in effect on November 2, 2017.

Section 280G and Parachute Payment Treatment

Acceleration of vesting or payment of awards under the LTICP in the event of a change in control of the Company may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the IRC. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by the Company.

Section 409A and Deferred Compensation Treatment

Under Section 409A of the IRC, certain awards granted under the LTICP could be determined to be nonqualified deferred compensation. Section 409A imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the Company intends that awards granted under the LTICP be exempt from or comply with Section 409A.

 Item 3 – Approve the Company’s Amended and Restated Long- Term Incentive Compensation Plan

 Our Board recommends that you vote FOR the approval of the Amended and  Restated Long-Term Incentive Compensation Plan.

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Audit Matters

Item 4 – Ratify Appointment of Independent Registered Public Accounting Firm for 2019

The Audit and Examination Committee (AEC) is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (independent auditors) retained to audit our Company’s financial statements. The AEC has appointed KPMG LLP as our independent auditors for the year ending December 31, 2019, and shareholders will vote at the annual meeting to ratify this appointment. KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931.

Although we are not required to seek shareholder ratification of KPMG’s appointment, our Board believes it is sound corporate governance to do so. If shareholders do not ratify the appointment of KPMG, the AEC will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditors for 2020.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Audit and Examination Committee Report, which is provided below, shall not be deemed to be soliciting material or to be filed with the SEC and is not incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

Annual Evaluation Process for Selection of Independent Auditors

The AEC conducts a comprehensive annual review process to select and retain the Company’s independent auditors. In connection with its annual review and as described in the AEC Report below, the AEC considered various factors as part of its assessment of the qualifications, performance, and independence of KPMG and its selection of KPMG as the Company’s independent auditors for 2019. These factors included:

•

Expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and expertise with issues specific to global systemically important financial institutions (G-SIFIs) both as a firm and compared to other major accounting firms, and KPMG’s institutional knowledge of the breadth and complexity of our businesses, significant accounting practices, and system of internal controls;

•

Audit effectiveness, including historical and recent performance, quality and service on the Company’s audit; and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team (as described below, the AEC’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with KPMG and management, and meetings with the AEC Chair and KPMG in between AEC meetings);

•

External data on audit quality and performance, including the results of Public Company Accounting Oversight Board (PCAOB) inspection reports on KPMG and KPMG’s Peer Review Reports on the Firm’s System of Quality Control, which involved the AEC’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting firms as well as actions by KPMG to continue to enhance the quality of its audit practice;

•	Analysis of KPMG’s known legal risks, including a discussion of significant legal or regulatory proceedings that may impair KPMG’s ability to perform our audit;

•	Reasonableness of fees, including KPMG’s aggregate and competitive fees as compared with peer accounting firms and financial institutions; and

•

Independence and auditor tenure, including KPMG’s tenure as the Company’s independent auditors; the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team; KPMG’s policies regarding its independence and processes for maintaining its independence; and the other items regarding KPMG’s tenure, independence, and engagement as described below.

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Auditor Independence Controls

Consideration of Regular Rotation of Independent Auditors and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement

As part of its review process, the AEC considers whether there should be regular rotation of the independent auditors in order to help promote continuing auditor independence, including the advisability and potential issues involved with selecting a different independent auditor. In evaluating KPMG’s independence, the AEC takes carefully into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every five years and the rotation of other key audit partners as required under applicable SEC rules and regulations. The AEC is involved in the selection of, and reviews and evaluates the lead audit partner as part of its oversight activities. The AEC bases its selection of the lead partner on the AEC’s interactions with prospective candidates, assessment of their professional experiences, and input received from KPMG and management. The AEC believes this level of rotation within the audit engagement team is a key factor to help ensure the independence of perspective in connection with the audit engagement.

The AEC recognizes the significant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefitting from KPMG’s extensive experience in the financial services industry and with the Company and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment involved with onboarding a new independent auditor.

Active Audit and Examination Committee Oversight	The AEC meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The AEC Chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services	The AEC exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the AEC also has a strict policy in place which prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC.

KPMG’s Internal Processes and Procedures to Safeguard Independence	KPMG maintains its own internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The AEC receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Based on the assessment described above and in the AEC Report, the AEC and our Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of our Company and its shareholders.

 Item 4 – Ratify Appointment of Independent Registered Public  Accounting Firm for 2019

 Our Board recommends that you vote FOR the proposal to ratify the  appointment of KPMG as our independent registered public accounting firm  for 2019.

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Audit Matters

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2018 and 2017:

	2018	2017
Audit Fees(1)	$44,577,000	$44,802,000
Audit-Related Fees(2)	5,639,000	4,240,000
Tax Fees(3)	6,350,000	5,772,000
All Other Fees(4)	1,083,000	110,000
Total	$57,649,000	$54,924,000

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (i.e., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees our independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed the amount pre-approved for these services in the preceding calendar year, and changes to these fee levels as a result of changes in the scope of services will be submitted to the AEC for pre-approval on an annual basis. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC prior to such additional services being provided by KPMG. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

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Audit and Examination Committee Report

The AEC’s charter sets forth the AEC’s purposes and responsibilities. The four members of the AEC who participated in the review, discussion, and recommendation of this report are named below. Each such member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each such member of the AEC is financially literate as required by NYSE rules and each qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to shareholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2018. The AEC’s responsibility is to monitor and oversee these processes.

In connection with its monitoring and oversight responsibilities, the AEC assessed the qualifications, activities and performance of the Company’s independent auditor. In conducting its assessment, the AEC considered, among other things: information relating to (1) KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and issues specific to global systemically important financial institutions (G-SIFIs), and its institutional knowledge of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; (2) audit effectiveness, including the quality of KPMG’s audit work and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team; (3) external data on audit quality and performance and legal and regulatory matters involving KPMG, including the results of PCAOB inspection reports and KPMG’s Peer Review Reports and actions by KPMG to continue to enhance the quality of its audit practice; (4) the reasonableness of KPMG fees, including peer comparisons; and (5) KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence.

The AEC has reviewed and discussed our 2018 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The AEC has discussed with KPMG the matters required to be discussed by applicable PCAOB standards, including matters relating to the conduct of the audit of our financial statements, as well as the quality of the Company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG has provided to the AEC the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the AEC concerning independence, and the AEC has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Members of the Audit and Examination Committee:

James H. Quigley, Chair John D. Baker II
Theodore F. Craver, Jr. Ronald L. Sargent

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Shareholder Proposals

Publication of our Business Standards Report – “Learning from the Past, Transforming for the Future”

Wells Fargo issued its Business Standards Report in January 2019 as part of our commitment to transparency and our ongoing work to rebuild trust with stakeholders. A copy of the Company’s press release and webpage where the report can be found are included below.

The document summarizes much of what we’ve done over the past two years to address past issues and provides updates on our businesses, practices, and progress on our six goals as we transform our company. It is titled “Learning from the past, transforming for the future,” and addresses actions the company has taken — and continues to take — to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls.

The report is divided into chapters representing key focus areas for our company, including culture, company goals, leadership/corporate governance, risk management, and stakeholder relationships. Case studies throughout the report provide specific examples of business practices, including many that were informed by lessons learned from Wells Fargo’s recent past.

This report’s development – in response to a shareholder proposal received for inclusion in the Company’s 2018 proxy statement from a group of shareholders* lead by the Interfaith Center on Corporate Responsibility (ICCR) – involved more than 175 leaders and team members and was guided and overseen by our Board, our CEO, and our Operating Committee, which is comprised of executives reporting directly to our CEO. We thank ICCR and other key stakeholders, including team members, customers, and our external Stakeholder Advisory Council, for their contributions to this report.

Press Release

https://newsroom.wf.com/press-release/corporate-and-financial/wells-fargo-issues-business-standards-report

Business Standards Report Webpage

https://www.wellsfargo.com/about/corporate/governance/business-standards-report/

 Items 5 through 6

 Our Board recommends that you vote AGAINST each shareholder proposal  for the reasons set forth below each proposal.

Shareholders will vote on the following shareholder proposals (Items 5 and through 6), if they are properly presented at our annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.

We provide the name and address of the lead proponent for each shareholder proposal, as well as the number of shares held (if available). We will supply the name, address, and number of shares held (if available) by any co-filer upon oral or written request to our Corporate Secretary.

*	AFL-CIO Reserve Fund; American Baptist Home Mission Society; Benedictine Sisters of Baltimore; Board of Pensions of the Presbyterian Church (USA); Connecticut Retirement Plans and Trust Funds; Dominican Sisters of Hope; Franciscan Sisters of Perpetual Adoration; Friends Fiduciary Corporation; Maryknoll Sisters of St. Dominic, Inc.; Missionary Oblates of Mary Immaculate; Northwest & Ethical Investments, L.P.; Religious of the Sacred Heart of Mary, Western American Province; Rockefeller Asset Management; Sisters of Saint Joseph of Chestnut Hill, Philadelphia; Sisters of St. Dominic Congregation of the Most Holy Name; Sisters of St. Francis Charitable Trust; Sisters of St. Joseph of Orange; Sisters of the Holy Names of Jesus and Mary U.S.-Ontario; Society of the Holy Child Jesus; The Employees’ Retirement System of Rhode Island; Unitarian Universalist Association; United Church Funds; and Walden Equity Fund

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Shareholder Proposals

Item 5 – Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses

The Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 59 Maiden Lane, 30th Floor, New York, NY 10038, the holder of 12,960,123 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

A lesson from the financial crisis was that employees at large banks, not just top executives, can make decisions that may affect the stability of companies and the economy. In response, Congress directed federal regulators to examine the financial incentives of all bank employees–not just executives–whose actions can threaten the safety of individual banks or the banking system itself.

Section 956 of the Dodd-Frank Act requires regulation of “the structures of all incentive-based compensation arrangements ... that could lead to material financial loss.” A 2016 SEC Notice of Proposed Rule Making and Request for Comment states, “Well-structured incentive-based compensation arrangements can promote the health of a financial institution by aligning the interests of executives and employees with those of the institution’s shareholders and other stakeholders. At the same time, poorly structured incentive-based compensation arrangements can provide executives and employees with incentives to take inappropriate risks that are not consistent with the long-term health of the institution and, in turn, the long-term health of the U.S. economy.” Basel III, the global banking regulatory reform standard, urges banks to identify material risk takers other than executives and disclose their fixed and variable remuneration.

Wells Fargo discloses the compensation of named executive officers but does not disclose information regarding the compensation of other employees who receive incentive-based compensation, and who could expose our company to material losses. Because investors, like regulators, have significant interests in understanding risks that could expose Wells Fargo to material losses, Wells Fargo should disclose this information to shareholders.

RESOLVED,

Shareholders request that the Board prepare a report, at reasonable cost, disclosing to the extent permitted under applicable law and Wells Fargo’s contractual, fiduciary or other obligations (1) whether the Company has identified employees or positions, individually or as part of a group, who are eligible to receive incentive-based compensation that is tied to metrics that could have the ability to expose Wells Fargo to possible material losses, as determined in accordance with generally accepted accounting principles; (2) if the Company has not made such an identification, an explanation of why it has not done so; and (3) if the Company has made such an identification, the:

(a)	methodology and criteria used to make such identification;

(b)	number of those employees/positions, broken down by division;

(c)	aggregate percentage of compensation, broken down by division, paid to those employees/positions that constitutes incentive-based compensation; and

(d)	aggregate percentage of such incentive-based compensation that is dependent on (i) short-term, and (ii) long-term performance metrics, in each case as may be defined by Wells Fargo and with an explanation of such metrics.

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•	Our Company already undertakes incentive compensation risk reviews responsive to the proposal’s concerns through its Incentive Compensation Risk Management (ICRM) program;

•	The Board’s Human Resources Committee oversees the ICRM program, which we have significantly expanded and strengthened in recent years;

•

Through the ICRM program, we review the incentive compensation arrangements of all incentive-eligible roles across our Company for a broad range of actual and potential financial, reputation, and regulatory risks; and

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Shareholder Proposals

•

We have continued to enhance and expand the disclosure in our proxy materials each year about our incentive compensation risk management, including relating to the team members and incentive plans covered by our ICRM program, and changes to our compensation programs.

Wells Fargo is committed to developing and executing incentive compensation arrangements that align with and reinforce our Vision, Values & Goals, comply with applicable laws and regulations, and balance risk and financial rewards. Wells Fargo’s ICRM program supports this goal.

As highlighted earlier in the Performance Management and Compensation section of this proxy statement, we continue to strengthen our ICRM program. We have enhanced the analyses and reporting processes within our ICRM program, which strengthens our ability to manage incentive compensation risk. Notably, we have expanded our data driven analysis to identify team members who have the ability to expose Wells Fargo to possible material losses though aggregation and/or concentration of risk by assessing every active job in the organization. For risk-adjusted compensation decisions, we have implemented a formal monitoring and validation program, which includes robust documentation and governance reporting. We have also enhanced our performance management governance process to strengthen the connection between performance management and incentive compensation.

Wells Fargo’s ICRM program provides the governance framework, policies, risk management standards, and processes under which we manage incentive compensation risk. The ICRM program accounts for risks related to misconduct and reputation harm, in addition to financial risks, such as credit, market, and liquidity risk. Under the overarching ICRM governance process described below, our ICRM program framework has three main components: (i) identification of the roles covered by the ICRM program, (ii) incentive compensation risk balancing, and (iii) governance, including monitoring and validation.

Roles

Our ICRM program covers all team members who are eligible to participate in an incentive compensation plan. The program provides for heightened oversight of team members in roles that may be able, individually or as a group, to expose Wells Fargo to material risk, and roles that are subject to specific regulatory requirements, including:

•	Executive officers;

•	Senior roles with significant responsibility for taking, identifying, managing, or controlling risk within a line of business or corporate function; and

•	Groups of team members who, taken together, may expose the organization to material risk or are subject to specific regulatory requirements.

For roles subject to heightened oversight, risk management is considered in developing team members’ annual performance objectives, during the review of their compensation plans, and in conducting their annual performance evaluation. This helps make sure that incentive award payouts reflect risk outcomes.

For executives and select other members of senior management, the ICRM program includes balancing features that account for current and longer-term risk horizons. For these team members, we provide a combination of annual and long-term incentive awards that are subject to performance and forfeiture provisions, clawback policies, consideration of qualitative aspects of performance, and/or the discretionary ability to reduce payouts.

We are also developing and implementing processes where misconduct will affect performance management and incentives more consistently across Wells Fargo.

Incentive Compensation Risk Balancing

Wells Fargo’s incentive design process is intended to make sure that all incentive plans are designed and risk-assessed so that balancing features and risk adjustments are incorporated into the plans. During this process, we assess risk balancing, compliance with laws and regulations, and any potential to encourage our team members to take unnecessary or inappropriate risks. We consider and use a number of risk balancing features in our incentive compensation arrangements, including annual and long-term incentive awards that are subject to performance objectives. Across the incentive design process, we have enhanced structure around the risk adjustment processes to address potential compensation impacts in the event of a risk issue.

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Shareholder Proposals

Governance

Our ICRM program governance takes place at all levels of Wells Fargo, including the Board. The Board has delegated primary oversight of culture, ethics, human capital management, and compensation to its Human Resources Committee. The Human Resources Committee establishes our overall incentive compensation strategy and oversees the effectiveness of our risk management practices relating to incentive compensation plans and programs for senior executives and those who are able, individually or as a group, to expose Wells Fargo to material financial or reputation risk.

Management’s Incentive Compensation Committee (which is chaired by the Company’s Head of Human Resources) also partners closely with our management-level Enterprise Risk and Control Committee (which is co-chaired by our Chief Executive Officer and Chief Risk Officer), in order to oversee our compensation programs and make sure that risk management and accountability are addressed within the Company’s risk, incentive compensation, and performance management programs. The Board’s Human Resources Committee also oversees the Incentive Compensation Committee and reviews the Incentive Compensation Committee charter to make sure that it is in alignment with key expectations.

Our centralized Human Resources group, collaborating with representatives from our lines of business, independent risk management (our Corporate Risk function), Finance, and the Legal Department, is responsible for managing the ICRM program and providing independent oversight. Each business line or group is responsible for understanding the risks associated with each role covered by an incentive compensation arrangement and for making sure that incentive compensation arrangements are balanced appropriately and do not encourage unnecessary or inappropriate risk-taking.

In addition to our efforts to continue to strengthen our ICRM program and practices and consistent with our commitment to transparency, we continue to enhance and expand our proxy disclosure each year about our incentive compensation risk management and the changes to our compensation programs, including in response to the issues raised by this proposal and similar proposals we received in prior years. Below are highlights of certain of those disclosure enhancements, including from the Performance Management and Compensation section of this proxy statement:

•

2017: We disclosed our elimination of product sales goals for retail banking team members in our branches and call centers on October 1, 2016, the introduction of new compensation and performance management programs in our Community Bank focused on the customer experience within our branches, and enhancements made to our ICRM program and practices;

•

2018: We expanded our disclosure about the ICRM program to include additional information on risks beyond financial risks, including reputation risk, that are taken into account, roles and incentive plans that are covered, enhancements to our ICRM program governance, and our expansion of risk-balancing practices for incentive compensation; and

•

2019: We continued to expand our disclosure about our enterprise performance management framework and expectations for team members, how performance expectations are incorporated into our ICRM program and can affect incentive compensation, risk assessments that serve as an input to overall performance, the number of team members covered by our ICRM program, information on our incentive compensation design process, and enhanced governance that applies to material risk takers identified through our ICRM program.

Our Board and our Company believe that Wells Fargo’s ICRM program combined with the disclosure in our proxy statements about enhancements we have made to our ICRM program and changes to our compensation plans are responsive to the incentive compensation risk concerns raised in this proposal without providing an extensive level of detail that might be sensitive for competitive, privacy, and other reasons.

 Item 5 – Shareholder Proposal – Report on Incentive-Based  Compensation and Risks of Material Losses

 Our Board recommends that you vote AGAINST this proposal.

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Shareholder Proposals

Item 6 – Shareholder Proposal – Report on Global Median Gender Pay Gap

Arjuna Capital, on behalf of Julia Bamburg and Judith Bamburg, as trustees of the Harold B. Bamburg Revocable Trust, 49 Union Street, Manchester, MA 01944, the holder of 116 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent of that of their male counterparts. This disparity can equal nearly half a million dollars over a career. The gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women will not reach pay parity until 2059.

United States companies have begun reporting statistically adjusted equal pay for equal work numbers, assessing the pay of men and women performing similar jobs, but mostly ignore median pay gaps. The United Kingdom now mandates disclosure of median gender pay gaps, where the median pay gap for financial services companies is 22 percent. Wells Fargo has not published median pay gap information for its global operations.

Wells Fargo reports women earn 99 percent of the compensation received by men on a statistically adjusted equal pay basis. Yet, that statistically adjusted number alone fails to consider how discrimination affects differences in opportunity. In contrast, median pay gap disclosures address the structural bias that affects the jobs women hold, particularly when men hold most higher paying jobs.

Women account for 57 percent of our company’s global workforce, but only 27 percent of executive leadership. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers.

Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests gender diverse leadership leads to superior stock price performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Public policy risk is of concern, not only in the United Kingdom, but in the United States as well. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened equal pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Wells Fargo report on the company’s global median gender pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining female talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

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Shareholder Proposals

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	Consistent with our core values, we promote diversity and inclusion in every aspect of our business and strive to attract, develop, and retain team members by paying them fairly and competitively;

•

We apply our pay practices consistently regardless of gender, race, or ethnicity and take appropriate actions so that our compensation is fair, equitable, and market-competitive, as reflected by our continued disclosure of the results of our annual pay equity analysis reflecting that Wells Fargo female team members earn more than 99 cents for every $1 earned by their male peers after accounting for factors such as role, tenure, and geography;

•

In addition to our commitment to deliver equal pay for equal work, we recognize the importance of the additional issue raised by this proposal and the gap that exists in diversity (women and people of color) representation in various levels of Wells Fargo’s and other companies’ workforces and are committed to increasing team member diversity and inclusion through inclusive policies and programs that attract, develop, engage, and retain the best talent;

•

The proposed median pay gap does not reflect how our Company measures and monitors our progress in advancing women and increasing their representation in leadership roles within our Company. The median pay gap metric conflates two important, but different issues – pay equity (i.e., equal pay for equal work) and the representation of females in senior levels of an organization. In addition, the metric does not account for a company’s structure, such as geographic location, distribution of businesses, and female or male dominated employee populations; and

•

We believe that other metrics, including the actual percentage representation of females in senior roles at our Company and trending of that number over time, provide the most relevant information for Wells Fargo and investors to track our progress addressing the representation of females in our workforce in addition to our pay equity analysis disclosure that reflects our commitment to deliver equal pay for equal work.

Wells Fargo has five core values that serve as the foundation of our culture and guide every action we take. Two of our core values, which are shown below, reflect the importance we place on matters raised by this proposal:

People as a competitive advantage We strive to attract, develop, motivate, and retain the best team members — and collaborate across businesses and functions to serve customers.	Diversity and inclusion We value and promote diversity and inclusion in all aspects of business and at all levels. Success comes from inviting and incorporating diverse perspectives.

Consistent with our core values, we promote diversity and inclusion in every aspect of our business and strive to attract, develop, and retain team members by paying them fairly and competitively. We also increase team member diversity and inclusion by our continuing efforts to support the recruitment, development, engagement, and retention of diverse talent.

Commitment to Pay Equity and Our Annual Pay Equity Review Process

One way we demonstrate our values is by continuing to invest in our team members by paying our team members fairly and competitively. Wells Fargo is committed to fair and equitable compensation practices and we regularly review our compensation programs and practices for pay equity. Our Board’s Human Resources Committee oversees our annual pay equity analysis and our other human capital management practices, including performance management, talent management, succession planning, and diversity and inclusion initiatives.

Each year, we engage a third-party consultant to conduct a thorough pay equity analysis of team member compensation, which considers gender, race, and ethnicity. We originally published the results of our annual pay equity analysis in 2017. For 2018, we expanded our analysis to include other elements of pay, including base pay, discretionary cash incentives, and long-term incentive awards. We also expanded our analysis to include certain of our global locations. The results of our 2018 analysis, after accounting for factors such as role, tenure, and geography, show that female team members earn more than 99 cents for every $1 earned by their male peers. In addition, our team members who are people of color in the U.S. earn more than 99 cents for every $1 earned by white peers.

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Shareholder Proposals

We publicly disclosed the results of our annual pay equity analysis as a way for our Company to demonstrate that our pay practices are designed to deliver equal pay for equal work, including for 2018 through our Business Standards Report (available at: https://www.wellsfargo.com/about/corporate/governance/business-standards-report/).

We take appropriate actions as needed to make sure that our compensation is fair and equitable and that we apply our pay practices consistently regardless of gender, race, or ethnicity. We invest significantly in increases in annual base salary and promotional and other types of pay for roles at all levels across Wells Fargo. We also maintain appropriate pay differentials and combine market-competitive pay with a broad array of benefits and career development opportunities for team members.

Promoting Diversity and Inclusion (including Advancement of Women and People of Color) in our Workforce

In addition to our commitment to deliver equal pay for equal work, we recognize the importance of the structural issue raised by this proposal and the gap that exists in diversity (women and people of color) representation in various levels of Wells Fargo’s and other companies’ workforces and we are committed to enhancing the diversity of leadership across the Company and preparing these leaders for success through career development, training, and mentoring. Wells Fargo also is dedicated to recruitment and career development practices that support our team members and promote diversity in our workforce at all levels of our Company, including leadership roles. We have a strong record of recruiting, promoting, and rewarding female and ethnically diverse team members at all levels of our Company, which reflects our commitment to increasing representation of females and people of color in leadership roles. However, we recognize that we have work to do and are committed to increasing the representation of females and people of color in leadership roles.

We take a number of actions to help us reach our goal, including the following:

•

Sourcing Diverse Talent. We collaborate with multiple diversity organizations to source and attract diverse talent. Our talent acquisition strategies include our diversity recruiting, job fairs, college relationships, internship programs, apprenticeships, Veteran hiring strategy, persons with disabilities hiring strategy, and active engagement with external membership organizations. For example, we believe it is important that our team members reflect the clients we serve so our Wealth and Investment Management (WIM) business has developed recruiting strategies to hire diverse team members. In fact, as of December 31, 2018, 40 percent of WIM’s next-generation financial advisors are female or ethnically diverse.

•	Building a Diverse Pipeline of Talent. We are committed to building a diverse pipeline of candidates with representation from all diversity dimensions, including gender.

¡	Talent Development. Through our succession planning processes we identify emerging and top talent and support appropriate development planning efforts.

¡	Mentoring. We provide an executive-level and other mentoring programs and mentoring tools and resources to support team member development.

•

Providing Leadership Opportunities for Women and People of Color. We are committed to enhancing the diversity in leadership roles across the Company and preparing these leaders for success through leadership development opportunities, training, mentoring, succession planning processes, talent development, development plans, and all of the leadership and learning courses and programs that are available to team members. These are in addition to our diverse leadership programs and gender acumen matters program, which engages both women and men in an immersive experience to appreciate complementary gender strengths and hold courageous conversations around gender.

¡

Hiring Strategies. Our hiring guidelines provide that we should have both diverse candidate interview slates and diverse interview teams in connection with hiring for roles one through six levels down from our CEO.

¡

Leadership Development. We provide many learning and leadership training opportunities and programs to our team members, including through our Learning Center on Teamworks (Wells Fargo’s intranet), as well as the following programs: Transformational Leadership program, Accelerated Development Experience program, and several Diverse Leaders programs.

¡

Diversity and Inclusion Councils and Teams. Our priorities and goals are set by the Enterprise Diversity and Inclusion Council led by our CEO and President Timothy J. Sloan, and comprised of leaders across the Company. Diversity and inclusion councils and teams are established at the business, regional, and local levels of the organization to help implement programs and initiatives.

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Shareholder Proposals

¡

Team Member Networks. Team Member Networks align with our strategy and are devoted to professional growth and education, community outreach, recruiting and retention, business development, and customer insight. Each network is organized by individuals connected by a shared background, experience, or other affinity. For example, our Women’s Team Member Network provides female team members with tools, access and resources for career development and growth. The Women’s Team Member Network provides our female team members with the opportunity to participate in a mentoring program and to serve in leadership roles within the Women’s Team Member Network, helping female team members stay competitive and ready for leadership.

To effectively implement diversity and inclusion in every aspect of our business requires strong leadership and collaboration among our businesses and Human Resources, Community Relations, Government Relations, Marketing, Procurement, and Corporate Communications functions. Diversity and inclusion leaders across the Company help to strategically implement inclusive practices, policies, and behaviors. We assess engaged and inclusive workforce information, including through responses received to four new diversity and inclusion questions added to the enterprise-wide team member experience survey beginning in 2018. To create accountability and measure progress, our senior leaders receive a diversity scorecard and dashboard on a quarterly basis.

How We Measure Our Progress and Opportunities — Enhancing Diversity at All Levels of our Company, including in Leadership Roles

We monitor our progress enhancing diversity at all levels of our Company using various internal and external metrics, including the actual percentage representation of females in leadership levels at Wells Fargo, that we find the most meaningful for identifying our areas of improvement and opportunity in promoting the advancement and increasing the representation of women and people of color in our workforce. We believe that these measures are more meaningful than a median pay analysis.

The proposed median pay gap does not reflect how our Company measures and monitors our progress in advancing women and increasing their representation in leadership roles within our Company. The median pay gap metric conflates two important, but different issues – pay equity (i.e., equal pay for equal work) and the representation of females in senior levels of an organization. In addition, the metric does not account for a company’s structure, such as geographic location, distribution of businesses, and female or male dominated employee populations. For example, a company with a high representation of female employees overall and equal representation of women and men in leadership roles would have a higher median pay gap than an otherwise equivalent company with equal representation at every level.

We believe the following metrics, including the actual percentage representation of females in leadership roles at our Company and its trend over time, provide the most relevant information for Wells Fargo and investors to track our progress addressing the representation of females in our workforce in addition to our pay equity analysis disclosure that reflects our commitment to deliver equal pay for equal work.

•	Internal Metrics:

¡	The representation of females and people of color in leadership levels of our organization, including by business, and the year-over-year change in that representation. For example,

•	Our Board of Directors is chaired by Elizabeth A. (“Betsy”) Duke, the first woman to lead the Board of a major U.S. bank;

•	One-third of our director nominees for election to our Board of Directors at our 2019 annual meeting of shareholders are women, and 25 percent of our director nominees are ethnically diverse;

•

Forty percent (4 of 10) of the members of our Operating Committee (direct reports to our CEO, inclusive of our incoming Chief Auditor and Head of Technology) are women (our Head of Consumer Banking, Head of Payments, Virtual Solutions, and Innovation, Chief Risk Officer, and Chief Auditor are women); and

•

As of December 31, 2018, the following are the percentages of female and racial/ethnic diverse representation within leadership levels (levels down from our CEO) at Wells Fargo (the same as the leadership levels and representation information used in diversity scorecards to monitor our progress on a quarterly basis) and percentage improvement of that representation over the last five years:

	Females		Racial/Ethnic Diversity
Organization Hierarchy	Levels 2-4	Levels 5-6	Levels 2-4	Levels 5-6
Current representation (as of 12/31/2018)	41.0%	42.1%	19.1%	21.3%
% Improvement over last 5 years	+6.2%	+5.2%	+36.6%	+23.8%

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Shareholder Proposals

•	As of December 31, 2018, more than 57 percent of our U.S. workforce is female and more than 44 percent of our U.S. workforce is racially/ethnically diverse.

¡

We are proud of these women and people of color who are leading the company, but we know we have work to do to increase our representation of women and people of color in leadership roles, and the strategies, practices, programs and policies discussed above demonstrate our commitment to continued progress.

•	External Metrics:

¡	In 2017, our CEO and President Timothy J. Sloan signed onto the CEO Action for Diversity and Inclusion pledge committing to three strategies:

•	Creating and maintaining environments in their workplaces that allow for conversations about diversity and inclusion;

•	Implementing and expanding “unconscious bias” education to help employees recognize, acknowledge, and minimize any potential blind spots they may have; and

•	Sharing successful and unsuccessful programs and initiatives they have established around diversity and inclusion.

Wells Fargo also monitors various external indices and ratings as part of our own assessment of our progress. For example, we believe that Wells Fargo’s commitment to advancing females in leadership roles is demonstrated by the Company’s inclusion in Bloomberg’s 2019 Gender Equality Index by scoring above a globally-established threshold required to earn index membership. This sector-neutral index distinguishes companies that are tracking their commitment to advancing females in the workplace. Among other recognition, we also are proud to have been named the 14th Top Company For Diversity; Top Company For LGBT; 16th Top Company For Veterans; and 18th Top Company For Diversity Councils (2018) by DiversityInc.

Our Board and our Company believe that our public disclosures, including the results of our annual pay equity analysis and disclosure of female representation in leadership levels and in our global workforce in this proxy statement, in our Corporate Social Responsibility Report (available at https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/2017-social-responsibility-report.pdf), and on our website are responsive and will continue to be responsive to the issues and risks raised in this proposal. We continue to review and enhance our disclosures relating to pay equity and the advancement of women and people of color in our workforce, including to provide our shareholders and other stakeholders with meaningful information about our programs and certain metrics we believe allow them to appropriately and more accurately monitor our progress in this area.

Item 6 – Shareholder Proposal – Report on Global Median Gender Pay Gap

Our Board recommends that you vote AGAINST this proposal.

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Voting and Other Meeting Information

Voting Information

Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date are entitled to notice of and to vote at the meeting. The record date for the annual meeting is February 26, 2019. On the record date, we had 4,541,951,820 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 12 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How many votes must be present to hold the annual meeting?

We will have a quorum and can conduct business at the annual meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.

How do I vote my shares?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. If you vote by proxy, you will be designating Amanda G. Norton, C. Allen Parker, and John R. Shrewsberry, each of whom is a Company executive officer, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet, by mobile device, or telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. The proxies also have discretionary authority to vote to adjourn our annual meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.

The chart below provides general information on how to vote your shares before the meeting if you are:

•	A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares in person or by proxy at the annual meeting;

•

A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the annual meeting. You have the right to direct the brokerage firm, bank, or other entity how to vote the shares in your account, but you may not vote your account shares in person at the annual meeting without obtaining a legal proxy from this entity giving you the right to vote these shares at the meeting; or

•

A current or former Wells Fargo team member who holds shares in one or both of our Company Plans — you have the right to instruct the 401(k) Plan trustee or direct the Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares

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Voting and Other Meeting Information

held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting directions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”

Voting Method	Record Holder	Street Name Holder	Company Plans Participant
Internet*	Go to www.proxypush.com/wfc and follow the online instructions	Got to www.proxyvote.com and follow the online instructions

See email sent to your current Company email address for instructions on how to access online proxy materials and vote over the internet

If proxy materials received by mail, see mailed voting instruction form/proxy card for internet voting instructions

Mobile device*	Scan QR Barcode on your notice of internet availability of proxy materials or proxy card	Scan QR Barcode on your notice of internet availability of proxy materials or voting instruction form	Scan QR Barcode on your voting instruction form or proxy card
Telephone*	Call 1-866-883-3382 and follow the recorded instructions	See notice of internet availability of proxy materials or voting instruction form for any telephone voting instructions	See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions
Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card	Complete, sign, date, and return voting instruction form	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares)

*	If you vote by internet, by mobile device using the applicable QR Barcode, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card or voting instruction form. If you vote over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.

Can I vote in person at the annual meeting?

If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. Participants in the Company Plans must vote their shares before the annual meeting by the deadline provided below. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by mobile device, by telephone, or by mail. Even if you currently plan to attend the meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

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Voting and Other Meeting Information

What are my voting options? What vote is required and how is my vote counted?

The table below shows your possible voting options on the items to be considered at the meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes**
Our Board recommends that you vote FOR each of the director nominees.
Election of Directors	For, Against, or Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee.*	No effect	No effect
Our Board recommends that you vote FOR the advisory resolution.
Advisory Resolution to Approve Executive Compensation	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	No effect
Our Board recommends that you vote FOR the proposal to approve the Amended and Restated Long-Term Incentive Compensation Plan.
Approval of Amended and Restated Long-Term Incentive Compensation Plan	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	No effect
Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG.
Ratification of KPMG	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	Not applicable
Our Board recommends that you vote AGAINST each shareholder proposal.
Shareholder Proposals	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on each item vote FOR that item.	Vote against	No effect

*	As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on these director resignation provisions, see the information under Director Election Standard and Nomination Process.

**	Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. Only the proposal to ratify KPMG as independent auditors is considered routine, and a broker may vote customer shares in its discretion on this item if the customer does not instruct the broker how to vote. All of the remaining items listed above are considered non-routine, and thus a broker will return a proxy card without voting on these non-routine items if a customer does not give voting instructions on these matters.

What is the deadline for voting before the meeting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Central Daylight Time (CDT), on April 22, 2019
A street name holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Eastern Daylight Time (EDT), on April 22, 2019
A participant in the Company Plans	• Mail • Internet, mobile device, or telephone	• By April 19, 2019 • By 11:59 p.m., EDT, on April 21, 2019

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Voting and Other Meeting Information

May I change my vote?

Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:

•

Submitting timely written notice of revocation to our Corporate Secretary at MAC #D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet, by mobile device, or by telephone, voting again over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

Is my vote confidential?

It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the annual meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

Meeting Admission Information

Are there any rules for admission to the annual meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, you must present a valid photo ID and a printed admission ticket, or provide one of the form(s) of alternative meeting admission documentation applicable to you also listed in the chart below.

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Voting and Other Meeting Information

Meeting Admission Documents

Record Shareholder	One of the following: A printed admission ticket available online at www.proxypush.com/wfc Notice of Internet Availability of Proxy Materials Proxy card

Street Name Holder

One of the following:

A printed admission ticket available online at www.proxyvote.com

Notice of Internet Availability of Proxy Materials

Voting instruction form from your bank or broker

A letter from your bank or broker confirming you owned Wells Fargo common stock on February 26, 2019

Company Plans Participant

One of the following:

A printed admission ticket available online at www.proxyvote.com

A Company Plans voting instruction form/proxy card

A recent Company Plans statement showing that you owned Wells Fargo common stock on February 26, 2019

Proxy for Record Shareholder	You have a valid, written legal proxy naming you, signed by a record shareholder AND Either Notice of Internet Availability of Proxy Materials Or Proxy card

Proxy for Street Name Holder

You have a valid and assignable written legal proxy naming you, signed by the street name holder’s bank or brokerage firm

AND

Either

Notice of Internet Availability of Proxy Materials

Voting instruction form from the street name holder’s bank or broker

Or

A letter from the street name holder’s bank or broker confirming the street name holder owned Wells Fargo common stock on February 26, 2019

If you do not have a valid photo ID and an admission ticket, or one of the other forms of proof listed in the table above showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on February 26, 2019, you will not be admitted to the meeting. For purposes of admission to the annual meeting, we will accept a “Request for Admittance” issued by Broadridge Financial Solutions, which confirms ownership of our common stock on February 26, 2019. However, we will not accept other documents or a brokerage or bank statement that does not confirm ownership of our common stock on February 26, 2019.

At the entrance to the meeting, we will inspect your photo ID and admission ticket or one of the acceptable forms of admission documentation listed in the table above. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. We will not be able to accommodate guests at the annual meeting. The annual meeting will begin at 10:00 a.m. CDT. Please allow ample time for the admission procedures described above.

If you need help at the meeting because of a disability, please call us at 1-866-878-5865 prior to the meeting.

The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

If I don’t attend in person, will I be able to listen to the meeting?

Yes. Please visit our “Investor Relations” page under “About Wells Fargo” on www.wellsfargo.com several days before the annual meeting for information on how to listen to the live annual meeting. You will not be able to vote your shares or ask questions while you are listening to the meeting.

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Voting and Other Meeting Information

Shareholder Information for Future Annual Meetings

Shareholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2020 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2020 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received at our principal executive offices at 420 Montgomery Street, San Francisco, CA 94104 (Attention: Timothy J. Sloan, CEO), or by our Corporate Secretary, Anthony R. Augliera, at MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, NC 28282, no later than the close of business on November 14, 2019.

Under our By-Laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than October 15, 2019 and no later than the close of business on November 14, 2019.

Other Proposals and Nominations for Presentation at the 2020 Annual Meeting

Under our By-Laws, a shareholder who wishes to nominate an individual for election to the Board or to propose any business to be considered at an annual meeting directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2020 annual meeting is currently scheduled to be held on April 28, 2020, and to be timely, the notice must be delivered not earlier than the close of business on December 25, 2019 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than the close of business on January 24, 2020 (the 90th day prior to the first anniversary of this year’s annual meeting) to our CEO and Corporate Secretary as follows: Timothy J. Sloan, CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Anthony R. Augliera, Corporate Secretary, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. However, if the Company’s 2020 annual meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s annual meeting, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2020 annual meeting or, if the first public announcement of the date of the 2020 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Chair or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the Governance and Nominating Commitee for election as a director as described under Director Election Standard and Nomination Process and from the requirements that a shareholder must meet in order to have a shareholder proposal pursuant to SEC Rule 14a-8 or a proxy access director nominee under our By-laws included in our proxy statement.

142	Wells Fargo & Company

Voting and Other Meeting Information

Other Information

Cost of Soliciting Proxies

We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help the Board solicit proxies. We expect to pay approximately $30,000 plus out-of-pocket expenses for its help. Members of the Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

Electronic Delivery of Proxy Materials

We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 13, 2019, we sent to most of our shareholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How to Receive Future Proxy Materials Electronically

Shareholders can sign up to receive proxy materials electronically, and will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, follow the instructions described below or on the notice.

Record Holders	If you are the record holder of your shares, you may either go to www.proxydocs.com/wfc and follow the instructions for requesting meeting materials or call 1-866-870-3684.
Street Name Holders

If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Householding

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

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Voting and Other Meeting Information

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #D1130-117

301 South Tryon Street, 11th Floor

Charlotte, North Carolina 28282

Attention: Corporate Secretary

1-866-870-3684

Directions to the 2019 Annual Meeting

From Downtown Dallas

Take I-35E north bound (US-77 N, Stemmons Frwy) approximately 4.7 miles, exit onto TX-183 west bound (John W. Carpenter Frwy) at exit 433A. Travel west on TX-183 for approximately 12.5 miles; bear right onto International Parkway (DFW Airport Exit). Travel North on International Parkway to Terminal D exit. Exit Terminal D, follow the Terminal D Departures signage to access both Grand Hyatt Valet Parking and Terminal D Garage Parking.

From Fort Worth

Take I-35W North (US-81 North, US-287 North, North-South Frwy) to TX-121 North. Continue on TX-121 North, bear right on to TX-183 East. Look for the DFW Airport Exit. Exit onto International Parkway. Travel North on International Parkway to Terminal D exit. Exit Terminal D, follow the Terminal D Departures signage to access both Grand Hyatt Valet Parking and Terminal D Garage Parking.

From North Dallas

Take I-35E South to I-635 West. Travel west on I-635 for approximately 13.5 miles, exit onto TX-121 South at exit 36A. Follow DFW Airport signage into airport. Travel south on International Parkway to Terminal D exit. Exit Terminal D; follow the Terminal D Departures signage to access both Grand Hyatt Valet Parking and Terminal D Garage Parking.

From South Dallas

Take TX-360 North to TX-183 East, follow DFW Airport Exit Signage. Exit onto International Parkway. Travel North on International Parkway to Terminal D exit. Exit Terminal D; follow the Terminal D Departures signage to access both Grand Hyatt Valet Parking and Terminal D Garage Parking.

Parking Instructions

•	Enter Airport through Public Access to obtain a ticket.
•	Exit at Terminal D, follow signs to parking, this will require you to be in the far left of the three lanes.
•	Enter the parking garage and proceed to Level 3 and park in the Gate 22 area. Please avoid parking in the 2-hour parking.
•	If you park on another level, park in the Gate 22 area, again do not park in 2-hour parking. Take the elevator to Level 3.
•	Once on Level 3, take the walkway to the hotel entrance. You will see the Grand Hyatt sign above the revolving door.
•	Upon entering the terminal, take a right to the elevators.

144	Wells Fargo & Company

Appendix A – Amended and Restated Long-Term Incentive Compensation Plan

Long-Term Incentive Compensation Plan

(as amended and restated April 23, 2019)

1.	Purpose. The purpose of Wells Fargo & Company’s Long-Term Incentive Compensation Plan (the “Plan”) is to motivate key employees and directors to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan also contains within it a Performance-Based Compensation Policy with the purpose of establishing one or more performance goals for payment of incentive compensation to certain executive officers. The Plan is also intended to facilitate recruiting and retaining both talented executives for key positions and directors with outstanding abilities and skills by providing an attractive capital accumulation opportunity. The Plan was originally adopted on September 25, 1984, last amended and restated effective April 23, 2013 and subsequently amended effective January 1, 2016. This amendment and restatement of the Plan has been approved by the Board (as defined below) subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 23, 2019.

2.	Definitions.

2.1	The following terms, whenever used in this Plan, shall have the meanings set forth below:

(a)	“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, Options, Performance Units, Stock Appreciation Rights, Stock Awards or Performance-Based Compensation Policy Cash Awards.

(c)	“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 13.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit Net Earnings” means the net earnings of the business unit of the Company managed by a Participant, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the relevant Performance Period, and as further adjusted in the same manner provided below for Net Income.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee,” unless otherwise specified or another committee consisting of two or more members is selected by the Board, means with respect to the Awards to Employees, the Human Resources Committee of the Board and with respect to the Awards to Directors, the Governance and Nominating Committee of the Board.

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Appendix A

(i)	“Company” means Wells Fargo & Company, a Delaware corporation. “Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(j)	“Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(k)	“Earnings Per Share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable Performance Period, adjusted in the same manner as provided below for Net Income.

(l)	“Employee” means (i) an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate, and (ii) an individual (a) who is no longer employed by the Company or an Affiliate due to Retirement or otherwise, (b) who is eligible to receive a cash bonus or other cash compensation earned while in the employment of the Company or an Affiliate, and (c) whose cash bonus or other cash compensation the Committee, in its discretion, determines that all or a portion thereof be paid in the form of an Award under the Plan.

(m)	“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, that day’s closing sales price of a Share on the New York Stock Exchange.

(n)	“Incentive Stock Option” means any Option designated as such and which is intended to meet the requirements of Section 422 of the Code.

(o)	“Net Income” shall mean the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations, (ii) extraordinary gains or losses, (iii) the cumulative effect of changes in generally accepted accounting principles, and (iv) any other unusual or infrequently occurring gain or loss which is separately identified and quantified.

(p)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(q)	“Option” means a right to purchase Shares, and includes an Incentive Stock Option or a Non-Qualified Stock Option.

(r)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(s)	“Performance-Based Compensation Policy” means the policy contained in Section 16.

(t)	“Performance-Based Compensation Policy Award” means an Award pursuant to Section 16.

(u)	“Performance-Based Compensation Policy Cash Award” means a Performance-Based Compensation Policy Award granted to a Participant pursuant to Section 16 which is denominated and payable in cash.

(v)	“Performance Period” means the performance period specified by the Committee for the relevant Award. Unless otherwise designated by the Committee, the Performance Period for any Performance-Based Compensation Policy Award shall be the calendar year, commencing January 1 and ending December 31.

(w)	“Performance Shares” means an Award granted under Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.

(x)	“Performance Units” means an Award granted under Section 6 which entitles a Participant to receive cash, Shares, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.

(y)	“Plan” means this Long-Term Incentive Compensation Plan, as amended from time to time.

(z)	“Qualifying Performance Criteria” has the meaning set forth in Section 15.2.

(aa)	“Restricted Share Right” means an Award granted under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such right to receive a Share if and as so determined by the Committee.

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Appendix A

(bb)	“Restricted Stock” means a Share granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

(cc)	“Retirement” means, unless otherwise determined by the Committee at the time the Committee approves the Award, termination of employment after reaching the earliest of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

(dd)	“Return on Realized Common Equity” means the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant Performance Period.

(ee)	“Share” means a share of the common stock, $1-2/3 par value per share, of the Company.

(ff)	“Shorter Vesting Awards” has the meaning set forth in Section 7.2.

(gg)	“Specified Employee” means a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), as determined in a uniform manner by the Company or its duly authorized representative for purposes of this Plan and all other nonqualified deferred compensation plans maintained by the Company and its Affiliates.

(hh)	“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Shares or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the Award is granted.

(ii)	“Stock Award” means an Award of Shares granted to a Participant pursuant to Section 8.

(jj)	“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

(kk)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2.2	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

3.1	Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause an Award intended to qualify for treatment as “performance-based compensation” under Section 162(m) of the Code not to qualify for treatment as “performance-based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2

Powers of the Committee. Subject to the express provisions of this Plan, including, without limitation, Section 27, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares

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Appendix A

subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance criteria or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 25; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3	Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	Shares Available Under the Plan; Limitation on Awards.

4.1	Aggregate Limits. Subject to adjustment as provided in Section 25, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after January 1, 2019 shall not exceed 352,307,259 Shares; provided that each Share issued pursuant to Awards of Performance Shares, Restricted Stock, Restricted Share Rights, Performance Units or Stock Awards shall be counted against this limit as two (2) Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Shares or treasury Shares not reserved for any other purpose. For purposes of this Section 4.1, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares (the number determined consistent with the applicable Share counting provisions of this Section 4.1) attributable to Awards that have been canceled, expired, forfeited or settled in cash. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.

4.2	Tax Code Limits. No Participant may be awarded in any calendar year (i) Options or Stock Appreciation Rights covering an aggregate of more than 14,000,000 Shares or (ii) Awards other than Options or Stock Appreciation Rights covering an aggregate of more than 4,000,000 Shares, which limits shall be calculated and adjusted pursuant to Section 25 only to the extent that such calculation or adjustment will not affect the status of any Award theretofore issued or that may thereafter be issued as “performance-based compensation” under Section 162(m) of the Code. Pursuant to a Performance Unit granted under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the maximum cash amount payable in any calendar year to any Participant shall be a dollar amount not to exceed two-tenths of one percent (0.2%) of the Company’s Net Income for that calendar year.

5.	Participation. Participation in the Plan shall be limited to Employees of the Company or an Affiliate selected by the Committee and to Directors. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.	Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for one or more Performance Periods. The Performance Period over which Performance Shares or Performance Units are earned shall not be less than one year nor more than five years as specified by the Committee.

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Appendix A

6.1	Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

6.2	Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the Performance Period over which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned based on performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3	Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit, individual or other performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance criteria may be used and the components of multiple performance criteria may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4	Discretionary Adjustments. Notwithstanding satisfaction of any performance criteria, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or individual performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

6.5	Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made on such date(s) after the end of the applicable Performance Period as the Committee establishes at the time the Award is granted in a single lump sum unless the Committee provides otherwise, subject to such terms and conditions and in such form as may be prescribed by the Committee. Unless the Committee provides otherwise, the payment date so established by the Committee shall not be later than March 1 of the year after the year in which the Performance Period ends. Payment in Stock may be in Restricted Stock as determined by the Committee at the time the Award is granted.

6.6	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee before the end of a Performance Period by reason of the Participant’s death or permanent disability, the Performance Period for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Period, and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Period during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Period.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment of a Participant during a Performance Period, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.

Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and

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Appendix A

terms as the Committee deems appropriate. Awards of Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.

7.1	Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) any restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth below, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Stock over a Term of less than one year from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything herein to the contrary, the Committee may grant Awards of Restricted Stock and Restricted Share Rights which fully vest prior to three years (including without limitation, prior to one year in the case of Awards of Restricted Stock or Restricted Share Rights whether or not subject to performance criteria) from the date of grant (“Shorter Vesting Awards”) as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted on or after the Effective Date under the Plan shall not exceed 5% of the aggregate number of Shares set forth in Section 4.1, as adjusted pursuant to Section 25.

7.3	Rights as a Stockholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Shares provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4 and the limitation on dividends set forth in this Section 7.3. Any dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate. Dividends or distributions may be accumulated but shall not be paid with respect to unvested Restricted Stock unless and until the vesting conditions are satisfied.

7.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee prior to the lapse of restrictions on Shares of Restricted Stock by reason of the Participant’s death or permanent disability, all restrictions on Shares of Restricted Stock held for the Participant’s benefit shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, prior to the lapse of restrictions, all Shares of Restricted Stock held for the benefit of a Participant, all rights to receive dividends thereon and other stockholder rights therewith shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

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7.5	Other Restrictions. The Company may retain any Shares of Restricted Stock in the Company’s possession or held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions and/or conditions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Any certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear a legend considered appropriate by the Committee.

8.	Stock Awards.

8.1	Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award to an Employee is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

9.	Restricted Share Rights. Restricted Share Rights are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Restricted Share Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Share Rights must contain and be subject to the terms and conditions set forth below.

9.1	Award Agreement. Each Award of Restricted Share Rights shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Restricted Share Rights subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Share Rights as may be determined from time to time by the Committee, (iv) any restrictions on the transferability of the Award and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Share Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Share Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Share Rights that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year, and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Rights over a Term of less than one year from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to an Award of Restricted Share Rights that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything to the contrary herein, the Committee may grant Shorter Vesting Awards as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted on or after the Effective Date under the Plan shall not exceed 5% of the aggregate number of Shares set forth in Section 4.1, as adjusted pursuant to Section 25. Notwithstanding anything in this Section 9.2 to the contrary, settlement of Restricted Share Rights shall be completed not later than March 1 of the year after the year in which the vesting restrictions lapse on such Restricted Share Rights unless the Committee provides otherwise.

9.3

Rights as a Stockholder. Participants shall have no voting rights with respect to Shares underlying Restricted Share Rights unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger. Shares underlying Restricted Share Rights shall be entitled to dividend equivalents only to the extent provided by the Committee but shall not be paid with respect to unvested Restricted Stock Rights

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unless and until the vesting conditions are satisfied although they may be accumulated until such time. Any dividend equivalents with respect to unvested Restricted Share Rights shall be subject to the same restrictions and vesting schedule as Restricted Share Rights to which such dividend equivalents relate.

9.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee by reason of the Participant’s death or permanent disability, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

10.	Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance criteria (which may include Qualifying Performance Criteria). Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

10.1	Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

10.2	Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any Substitute Award are intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

10.3	Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Option awarded to a Participant provide for full vesting in a period of less than one year, other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company.

10.4	Exercise Term. Each Option shall have a Term established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant.

10.5	Payment for Shares. The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously-owned Shares, or a combination thereof or any other method approved by the Committee.

10.6	No Repricing. Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 25), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price, canceling outstanding Options with an exercise price less than Fair Market Value in exchange for cash or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

10.7

Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option

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as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 10, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the common stock of the Company on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries and (c) the number of Shares that may be issued upon exercise of Incentive Stock Options shall not exceed the aggregate Share number stated in Section 4.1 (including adjustment as provided in Section 25). Notwithstanding anything in this Section 10 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

10.8	Termination of Employment.

(a)	Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than the Participant’s death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind except for any post-employment exercise period set forth in the Award Agreement with respect to the vested portion of an Option.

11.	Stock Appreciation Rights.

11.1	General. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with, or as a component of, an Option granted under Section 10, other Awards granted under the Plan or Options granted under any other Company equity compensation plan (“tandem SARs”) or without reference to other Awards or Options (“freestanding SARs”). Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may provide that the exercise of a tandem SAR will be in lieu of the exercise of the Option or Award in connection with which the tandem SAR was granted. A Stock Appreciation Right may not be exercised at any time when the per Share Fair Market Value of the Shares to which it relates does not exceed the exercise price of the Option associated with those Shares. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 10, and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Award or Option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.2

Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a Substitute Award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted. The terms and conditions of any Substitute Award are

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intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

11.3	No Repricing. Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 25), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price, canceling outstanding Stock Appreciation Rights with an exercise price less than Fair Market Value in exchange for cash or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

11.4	Termination of Employment.

(a)	Due to Death, Disability, or Retirement

(i)	If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding freestanding SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

(ii)	If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding tandem SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all tandem SARs, the outstanding tandem SARs shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than the Employee’s death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11.5	Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash, Shares or a combination thereof as determined by the Committee at the time the Award is granted. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Shares) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares subject to the Stock Appreciation Right at the time of grant.

12.	Director Awards. The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 12 and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chairman of the Board or Lead Director, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Committee shall pursuant to the Plan grant such Awards to Directors, as it shall from time to time determine. If a Director subsequently becomes an Employee, the service requirement of the Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.

13.

Nontransferability of Rights. Unless the Committee provides otherwise with respect to transfers to a Participant’s family members or to trusts or partnerships for the benefit of a Participant or the Participant’s family members, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative. The Participant may, by completing and executing a beneficiary designation in the form prescribed by the Company, which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death to

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the extent such designations are permitted and enforceable under applicable law as determined by the Company. If at the time of the Participant’s death there is not on file a fully effective designation of beneficiary, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards, share and share alike:

(a)	The Participant’s spouse or domestic partner.

(b)	The Participant’s biological and adopted children, except that if any of his or her children predecease the Participant but leave descendants surviving the Participant, such descendants shall take by right of representation the share their parent would have taken if living.

(c)	The Participant’s parents.

(d)	The Participant’s brothers and sisters.

(e)	The Participant’s estate.

If a beneficiary survives the Participant but dies before receiving any payment and/or exercising any rights with respect to outstanding Awards (or the beneficiary’s share of any payment and/or rights in case of more than one beneficiary), that beneficiary’s share of any payment and/or rights with respect to outstanding Awards will be payable to or exercisable by the beneficiary’s estate.

For all purposes under this Plan, the following terms have the meanings assigned to them below:

(1)	The term “spouse” means a person to whom the Participant is legally married at the relevant time under the laws of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common-law spouse of a Participant in a legally recognized common-law marriage. The term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with a Participant recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law.

(2)	The term “domestic partner” means a person who is not the spouse of the Participant as defined in subsection (1) of this section, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender as the Participant or of opposite gender. A person will be considered a domestic partner of the Participant if the person and the Participant are joined in a civil union (or other similar formal relationship) that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the union was created, but which is not denominated or recognized as marriage under the laws of that state or country. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Plan Administrator from a city, county, state or country which offers the ability to register a domestic partnership. A person who is not joined in civil union (or similar formal relationship) and is not registered in a domestic partnership with the Participant will not be considered a domestic partner unless the Participant and/or domestic partner provide sufficient evidence to the Plan Administrator that all of the following requirements are satisfied:

(a)	The partners have shared a single, intimate, and committed relationship of mutual caring for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners reside together in the same residence and have lived in a spouse-like relationship for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under federal, state, or common law, and neither has another domestic partner or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

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(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(i)	Joint ownership of real property or a common leasehold interest in real property.

(ii)	Common ownership of an automobile.

(iii)	Joint bank or credit accounts.

(iv)	A will which designates the other as primary beneficiary.

(v)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(vi)	Designation of one partner as holding power of attorney for health care decisions for the other.

14.	Termination of Employment.

14.1	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

14.2	The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.3	Notwithstanding anything in this Section 14 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment (including but not limited to a termination of employment that qualifies as a Retirement), the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

15.	Qualifying Performance-Based Compensation.

15.1	General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria, and for Performance-Based Compensation Policy Awards shall be a measure based on one or more performance goals specified under Section 16.4 below, selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria or performance goal specified under Section 16.4 below has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance criteria, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

15.2	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances: (a) Earnings Per Share; (b) Business Unit Net Earnings; (c) Return on Realized Common Equity; (d) total stockholder return; (e) return on assets; (f) return on equity; or (g) capital ratios (including, but not limited to, tier 1 and Basel capital ratios).

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16.	Performance-Based Compensation Policy.

16.1	General. It is the intention of the Committee that Performance-Based Compensation Policy Awards pursuant to this Section 16 may apply to each Covered Executive Officer (as defined below).

16.2	Covered Executive Officers. This Policy may apply to any individual (a “Covered Executive Officer”) who on the last day of the taxable year is (a) the principal executive officer of the Company or is acting in such capacity, (b) an executive officer and whose name and total compensation for the taxable year is required to be disclosed in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) by reason of the individual being among the Company’s three highest compensated executive officers for the taxable year (other than by reason of being the principal executive officer or principal financial officer), (c) an executive officer and whose name and total compensation for the taxable year is included in the Summary Compensation Table for the taxable year included in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Exchange Act or (d) any other individual determined on or before the latest date permitted under Section 162(m) of the Code by the Committee to be eligible for a Performance-Based Compensation Policy Award under this Section 16. Whether an individual is the principal executive officer or among the three highest compensated executive officers other than the principal executive officer or principal financial officer shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act. To the extent “covered employee” under Section 162(m) of the Code (including, without limitation, by subsequent interpretation or amendment) includes additional individuals with respect to the Company, such additional individuals shall also be Covered Executive Officers for purposes of this Policy.

16.3	Performance-Based Compensation Policy Award/Establishment of Performance Goals. A Performance-Based Compensation Policy Award to a Covered Executive Officer may be paid in the form of cash, Shares, Restricted Share Rights, or Restricted Stock, or any combination thereof. Payment of a Performance-Based Compensation Policy Award to a Covered Executive Officer will be contingent upon the attainment of one or more performance goals for the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall retain the discretion to reduce the Performance-Based Compensation Policy Award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal. The Performance-Based Compensation Policy Award determined and approved by the Committee to be payable to the principal executive officer of the Company shall be submitted to the Board of Directors for ratification.

16.4	Performance Goals. The Committee shall establish in writing one or more performance goals to be attained for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code. Performance goals shall mean any one or more of the following performance goals, either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances: (a) Earnings Per Share; (b) Business Unit Net Earnings; (c) Return on Realized Common Equity; (d) total stockholder return; (e) return on assets; (f) return on equity; or (g) capital ratios (including, but not limited to, tier 1 and Basel capital ratios).

The maximum amount of a Performance-Based Compensation Policy Cash Award payable in any calendar year to any Covered Executive Officer shall be a dollar amount not to exceed two-tenths of one percent (0.2%) of the Company’s Net Income.

17.	Effective Date of the Plan.

17.1

Effective Date. The Plan was originally effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company. This amendment and restatement of the Plan has been approved by the Board, but it will only become effective

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(the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on April 23, 2019 or any adjournment thereof (the “2019 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2019 Annual Meeting in accordance with the laws of the State of Delaware and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern. This amendment and restatement of the Plan which has been approved by the Board subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 23, 2019 shall not apply (and instead the terms of the Plan existing immediately prior to the amendment and restatement that would be deemed a “material modification” of such Award within the meaning of Section 409A of the Code shall apply) to Awards under the Plan that were both outstanding and vested as of December 31, 2004 if and to the extent that the application of the April 26, 2005 amendment and restatement or any subsequent amendment or amendment and restatement would be deemed a “material modification” of such Awards within the meaning of Section 409A of the Code.

17.2	Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

18.	Right to Terminate Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

19.	Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Shares or other securities or cash under the Plan) shall be subject to all applicable laws, rules, regulations and orders, including compliance with the requirements of 12 C.F.R. Part 359 and orders issued under 12 U.S.C § 1818(b), and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If the exercise of an Option would be prohibited solely because the issuance of Shares would violate the registration requirements of the Securities Act of 1933, as amended, the Option shall remain exercisable until the earlier of (i) the expiration of its Term (without regard to any shortening of the Term because of termination of employment or service) and (ii) the expiration of a period of three months after the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of the Securities Act of 1933, as amended.

Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

20.

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without

A-14	Wells Fargo & Company

Appendix A

limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

21.	Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

22.	Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Shares received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Shares to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Shares. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

23.	No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

24.	Amendment, Modification and Termination of the Plan. The Board, the Human Resources Committee of the Board or the Governance and Nominating Committee of the Board may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 25) which will reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 10.6 or Section 11.3 or otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No termination, suspension, or modification of the Plan will adversely affect in any material manner any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 25 does not adversely affect any right.

25.	Adjustments.

(a)	In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or stock dividend, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 4, shall be adjusted by the Committee to reflect such increase or decrease, as it determines appropriate, in its sole discretion. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events or similar transactions as the Committee determines appropriate, in its sole discretion.

(b)

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment. In addition, in the event of such change described in the preceding sentence or such other change

2019 Proxy Statement	A-15

Appendix A

determined by the Committee, in its sole discretion, to be a change in control for purposes of the Plan, the Committee existing prior to such change may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Subject to Section 27, in the event of any change described in this paragraph, the Committee existing prior to such change, in its sole discretion, may provide that any Award shall terminate and an equitable cash amount as determined by the Committee in its sole discretion be paid. Without limitation on the foregoing, an amount equal to the excess (if there is an excess and zero if there is no excess) by which the Fair Market Value of the Shares subject to the Option exceeds the aggregate exercise price with respect to such Option shall constitute an equitable cash amount.

(c)	No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 25. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(d)	Any adjustment to Options or Stock Appreciation Rights made pursuant to this Section 25 is intended to satisfy all requirements necessary to prevent the adjusted Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

(e)	Subject to Section 27 and with respect to Awards intended to be “performance-based compensation” under Section 162(m) of the Code, to the extent such adjustments are not intended to affect the status of any Award, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or infrequently occurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

26.	Severability. If any provision of this Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Plan Administrator cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.

27.	Interpretation. This Plan, as amended, is intended to satisfy the requirements of Code §409A and applicable guidance thereunder with respect to compensation payable pursuant to this Plan that was not outstanding and vested prior to January 1, 2005. It is not intended to materially modify the terms and conditions applicable to any other amounts payable pursuant to this Plan. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition, to the extent an Award is subject to Code §409A and payment or distribution is provided for upon termination or cessation of employment or a comparable event, such event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

Notwithstanding anything in this Plan to the contrary, to the extent required by Code §409A, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to Section 25 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Share Rights is accelerated pursuant to Section 25 because of a qualifying event or a qualifying event and termination of employment, such payment shall be made 30 days after the qualifying event or termination of employment, respectively.

To the extent required by Code §409A, the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A and becomes payable to an Employee pursuant to a termination of employment shall be paid six months after the date of such termination of employment if the Employee is a Specified Employee.

A-16	Wells Fargo & Company

Appendix A

Notwithstanding any other provision in the Plan, the Plan is not intended to modify in any material respect any Award pursuant to a written binding contract in effect on November 2, 2017 that is intended to be “performance-based compensation” under Section 162(m) of the Code.

28.	No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.

29.	Governing Law. This Plan, all Awards granted hereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

2019 Proxy Statement	A-17

THE VISION, VALUES & GOALS OF WELLS FARGO Our Vision We want to satisfy our customers’ financial needs and help them succeed financially. Our Goals We want to become the financial services leader in these areas: Our Values What’s right for customers People as a competitive advantage Ethics Diversity and inclusion Leadership Customer service Team member and advice engagement Innovation Risk management Corporate Shareholder citizenship value WELLS FARGO & COMPANY 420 MONTGOMERY STREET | SAN FRANCISCO, CA | 94104 1-866-878-5865 | WELLSFARGO.COM © 2019 Wells Fargo & Company. All rights reserved. Deposit products offered through Wells Fargo Bank, N.A. Member FDIC. CCM9383 (Rev 00, 1 each)

WELLS FARGO & COMPANY

WELLS FARGO & COMPANY EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ☐

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 2019, at 10:00 a.m., Central Daylight Time (CDT), at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MOBILE DEVICE, SCAN THE QR BARCODE BELOW AND SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Amanda G. Norton, C. Allen Parker, and John R. Shrewsberry, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 26, 2019, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournment or postponement thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5 through 6, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

¾	Please fold here – Do not separate	½

The Board of Directors recommends you vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:		For	Against	Abstain

	1(a)	John D. Baker II	☐	☐	☐

	1(b)	Celeste A. Clark	☐	☐	☐

	1(c)	Theodore F. Craver, Jr.	☐	☐	☐

	1(d)	Elizabeth A. Duke	☐	☐	☐

	1(e)	Wayne M. Hewett	☐	☐	☐

	1(f)	Donald M. James	☐	☐	☐

		For	Against	Abstain

1(g)	Maria R. Morris	☐	☐	☐

1(h)	Juan A. Pujadas	☐	☐	☐

1(i)	James H. Quigley	☐	☐	☐

1(j)	Ronald L. Sargent	☐	☐	☐

1(k)	Timothy J. Sloan	☐	☐	☐

1(l)	Suzanne M. Vautrinot	☐	☐	☐

		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan.
		☐	☐	☐

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.
		☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 5 through 6

		For	Against	Abstain

5.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses	☐	☐	☐

		For	Against	Abstain

6.	Shareholder Proposal – Report on Global Median Gender Pay Gap	☐	☐	☐

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual Meeting, please check the box: ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY
GRAND HYATT DFW
2337 SOUTH INTERNATIONAL PARKWAY
DALLAS, TEXAS 75261

2019 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 23, 2019
10:00 a.m., Central Daylight Time (CDT)

ACCESS PROXY MATERIALS BY INTERNET OR MOBILE DEVICE

You can access our proxy materials over the internet or using your mobile device. Please have this proxy card available and go to the following internet address: www.proxydocs.com/wfc or, using your mobile device, scan the QR Barcode on the reverse side of this card to access the materials.

Please help the environment by signing up at the following internet address: www.investorelections.com/wfc to receive all your future annual meeting materials electronically.

¾	Please fold here – Do not separate	½

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

TO VOTE BY INTERNET OR MOBILE DEVICE:     GO TO THE INTERNET ADDRESS: www.proxypush.com/wfc, OR SCAN THE QR BARCODE ON THE REVERSE SIDE OF THIS CARD

•	Use the internet or your mobile device to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 22, 2019.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE:     CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-866-883-3382

•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 22, 2019.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY MAIL:     PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD. DO NOT SEPARATE IT.

ATTENDING THE ANNUAL MEETING

You may choose to attend the annual meeting and vote in person at the meeting. If you wish to attend the annual meeting, you must follow the requirements for meeting admission contained in the 2019 proxy statement. You must present a valid photo ID and proof of stock ownership or an admission ticket, which you can obtain and print by following the admission ticket link at www.proxypush.com/wfc, to be admitted to the annual meeting.

WELLS FARGO & COMPANY N9777-113 PROXY1 PO BOX 5191 SIOUX FALLS, SD 57117-5191

VOTE BY INTERNET OR BY MOBILE DEVICE - www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 21, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT, on April 21, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or obtain an admission ticket to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                         E61162-P17599-Z74027-Z74028-Z74029                  KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) John D. Baker II		☐	☐	☐

1b) Celeste A. Clark		☐	☐	☐

1c) Theodore F. Craver, Jr.		☐	☐	☐

1d) Elizabeth A. Duke		☐	☐	☐

1e) Wayne M. Hewett		☐	☐	☐

1f) Donald M. James		☐	☐	☐

1g) Maria R. Morris		☐	☐	☐

1h) Juan A. Pujadas		☐	☐	☐

1i) James H. Quigley		☐	☐	☐

1j) Ronald L. Sargent		☐	☐	☐

1k) Timothy J. Sloan		☐	☐	☐

1l) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following shareholder proposals:		For	Against	Abstain

5.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses.	☐	☐	☐

6.	Shareholder Proposal – Report on Global Median Gender Pay Gap.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2019 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 23, 2019

10:00 A.M., Central Daylight Time (CDT)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Amanda G. Norton, C. Allen Parker, and John R. Shrewsberry, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting To Be Held

on April 23, 2019:

The 2019 Notice and Proxy Statement, 2018 Annual Report, and other proxy materials are available at https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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E61163-P17599-Z74027-Z74028-Z74029

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 2019, at 10:00 a.m., CDT, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 26, 2019 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs Equiniti Trust Company (“ETC”), the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 26, 2019 at the Annual Meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5 through 6, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 19, 2019, and by internet, mobile device, and telephone before 11:59 p.m., EDT, on April 21, 2019. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB, which will then determine the ratio of votes received for and against each item. WFB will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to ETC, which will then vote such shares as directed by the participants at the Annual Meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE